Execution Version 509265-2307-47742390 FIRST AMENDMENT TO ABL CREDIT AGREEMENT THIS FIRST AMENDMENT TO ABL CREDIT AGREEMENT (this “First Amendment”), dated as of August 10, 2022, is among RENT-A-CENTER, INC. (the “Borrower”), JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and each of the Lenders party hereto. RECITALS: WHEREAS, the Borrower, the Administrative Agent and each of the lenders from time to time party thereto (each a “Lender” and collectively, the “Lenders”) are parties to that certain ABL Credit Agreement, dated as of February 17, 2021 (as the same may have been amended, restated, amended and restated, supplemented or otherwise modified to date, the “Existing Credit Agreement” and as so amended by this First Amendment, the “Credit Agreement”) pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower; WHEREAS, the Borrower, the Administrative Agent and the Lenders party hereto have determined in accordance with the Credit Agreement that the LIBO Rate should be replaced with Term SOFR for all purposes under the Credit Agreement and any Loan Document, and the parties to this Agreement hereby agree that such changes shall become effective on the First Amendment Effective Date (as defined below); WHEREAS, the Borrower, the Administrative Agent and the Lenders party hereto desire to amend the Existing Credit Agreement as further set forth in this First Amendment; NOW, THEREFORE, in consideration of the foregoing and the agreements, promises and covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: SECTION 1: Definitions. Capitalized terms used in this First Amendment, to the extent not otherwise defined herein, shall have the same meaning as in the Credit Agreement. The principles of interpretation set forth in the Credit Agreement shall apply to this First Amendment in all respects. Unless otherwise indicated herein, section references in this First Amendment refer to sections in the Existing Credit Agreement. SECTION 2: Amendments to Existing Credit Agreement. On, and subject to the occurrence of, the First Amendment Effective Date, the Existing Credit Agreement (excluding the Annexes, Schedules and Exhibits thereto) is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double- underlined text (indicated textually in the same manner as the following example: double- underlined text) as set forth on Exhibit A hereto; provided that, notwithstanding the foregoing, the parties hereto acknowledge and agree that (a) (i) any Eurodollar Loans (as defined in the Existing Credit Agreement) outstanding as of or immediately prior to the First Amendment Effective Date shall remain outstanding, bearing interest at the Adjusted LIBO Rate (as defined in the Existing Credit Agreement) plus the Applicable Margin applicable to Eurodollar Loans under the Existing Credit Agreement, until the expiration of the Interest Period (as defined in the Existing Credit Agreement) applicable thereto, and (ii) the related provisions of the Existing Credit Agreement shall continue in effect solely with respect to such Eurodollar Loans until such time for the limited

2 509265-2307-47742390 purposes set forth in this clause (a) and (b) no Loans may be continued as or converted to Eurodollar Loans, and no new Eurodollar Loans may be requested, after such time. SECTION 3: Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that (a) the representations and warranties set forth in each Loan Document are true and correct in all material respects (or, if qualified by materiality, in all respects) on and as of the date hereof, except to the extent expressly made as of an earlier date, in which case they are true and correct in all material respects (or, if qualified by materiality, in all respects) as of such earlier date and (b) no Default or Event of Default has occurred and is continuing as of the date hereof. SECTION 4: Conditions Precedent. This First Amendment shall be effective on the date (such date, “First Amendment Effective Date”) when each of the following conditions precedent is satisfied (or waived in accordance with Section 10.1 of the Existing Credit Agreement): (a) First Amendment. The Administrative Agent shall have received duly executed counterparts to this First Amendment from the Borrower and each Lender. (b) Representations and Warranties. At the time of and immediately after giving effect to this First Amendment, (a) no Default or Event of Default shall have occurred and be continuing and (b) the representations and warranties contained in Section 4 of the Credit Agreement shall be true and correct in all material respects (or, if qualified by materiality, in all respects) on and as of the First Amendment Effective Date, except to the extent expressly made as of an earlier date, in which case they are true and correct in all material respects (or, if qualified by materiality, in all respects) as of such earlier date. (c) Payment of Fees and Expenses. The Administrative Agent shall have received all fees due and payable on or prior to the First Amendment Effective Date and reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder, including all reasonable and documented out-of-pocket costs and expenses of counsel for the Administrative Agent. Each party hereto hereby authorizes and directs the Administrative Agent to declare this First Amendment to be effective (and the First Amendment Effective Date shall occur) when it has received documents confirming or certifying, to the reasonable satisfaction of the Administrative Agent, compliance with the conditions set forth in this Section 4. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes. SECTION 5: No Waiver. Nothing contained in this First Amendment shall be construed as a waiver by Administrative Agent or any Lender of any covenant or provision of the Existing Credit Agreement, the other Loan Documents, this First Amendment, or of any other contract or instrument between any Loan Party and the Administrative Agent and any Lender, and the failure of the Administrative Agent or Lenders at any time or times hereafter to require strict performance by any Loan Party of any provision thereof shall not waive, affect or diminish any rights of the Administrative Agent or Lenders to thereafter demand strict compliance therewith. The Administrative Agent and Lenders hereby reserve all rights granted under the Credit Agreement,

3 509265-2307-47742390 the other Loan Documents, this First Amendment and any other contract or instrument between any Loan Party and the Administrative Agent or any Lender. SECTION 6: Ratification; Reference to and Effect on Loan Documents. (a) Ratification. Except as specifically amended above, the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect. Notwithstanding anything contained herein, the terms of this First Amendment are not intended to and do not effect a novation of the Existing Credit Agreement or any other Loan Document. The Borrower, on behalf of itself and each of the other Loan Parties, hereby acknowledges and agrees to the terms of this First Amendment and ratifies and reaffirms each of the terms and conditions of the Loan Documents to which it is a party and all of its obligations thereunder. The Borrower, on behalf of itself and each of the other Loan Parties, confirms that all of its obligations under the Loan Documents (as amended by this First Amendment) are in full force and effect and are performable in accordance with their respective terms without setoff, defense, counter-claim or claims in recoupment. The Borrower, on behalf of itself and each of the other Loan Parties, hereby agrees that all liens and security interests securing payment of the Obligations under the Credit Agreement and each of the other Loan Documents are hereby collectively renewed, ratified and brought forward as security for the payment and performance of the Obligations. (b) References. Upon the First Amendment Effective Date, each of the Loan Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Existing Credit Agreement are hereby amended so that any reference in such Loan Documents to the Existing Credit Agreement shall mean a reference to the Credit Agreement. SECTION 7: Miscellaneous. (a) Successors and Assigns. This First Amendment shall be binding on and shall inure to the benefit of Loan Parties, the Administrative Agent, the Lenders and their respective successors and assigns permitted by the terms of the Credit Agreement. (b) Integration; Loan Document. This First Amendment and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. This First Amendment is a Loan Document. (c) Severability. Any provision of this First Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. (d) Payment of Expenses. Pursuant to Section 10.05 of the Credit Agreement, the Borrower agrees to pay all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with the development, preparation and

4 509265-2307-47742390 execution of this First Amendment and any other documents prepared in connection herewith, and the consummation and administration of the transactions contemplated hereby, including the reasonable and documented fees, disbursements and other charges of one primary counsel to the Administrative Agent. (e) Counterparts. This First Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this First Amendment, and/or any Ancillary Document that is an Electronic Signature transmitted by telecopy, emailed pdf or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this First Amendment or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this First Amendment and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent. (f) GOVERNING LAW. THIS FIRST AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. (g) Incorporation of Credit Agreement Provisions. The provisions contained in Section 10.12 (Submission to Jurisdiction; Waivers) and Section 10.16 (WAIVERS OF JURY TRIAL) of the Credit Agreement are hereby incorporated by reference, mutatis mutandis. [Remainder of Page Intentionally Left Blank]

[Signature Page to First Amendment] IN WITNESS WHEREOF, this First Amendment has been executed on the date first written above, to be effective upon satisfaction of the conditions set forth herein. RENT-A-CENTER, INC., as Borrower By: Name: Title: Maureen Short Executive Vice President - Chief Financial Officer

[Signature Page to First Amendment] JPMORGAN CHASE BANK, N.A., as Administrative Agent and Lender By: Name: Title: Jon Eckhouse Authorized Officer

[Signature Page to First Amendment] HSBC Bank USA, N.A., as Lender By: Name: Andrew Laughlin Title: Senior Vice President

[Signature Page to First Amendment] CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as Lender By: Name: Komal Shah Title: Authorized Signatory By: Name: Jessica Gavarkovs Title: Authorized Signatory

[Signature Page to First Amendment] TRUIST BANK, as Lender By: Name: Tesha Winslow Title: Director

[Signature Page to First Amendment] TEXAS CAPITAL BANK, as Lender By: Name: Megan Perkins Title: Vice President

[Signature Page to First Amendment] Santander Bank, N.A. as Lender By: Name: Jennifer Baydian Title: Senior Vice President

Exhibit A [Attached.]

Execution Version ABL CREDIT AGREEMENT among RENT-A-CENTER, INC. as Borrower, The Several Lenders from Time to Time Parties Hereto, and JPMORGAN CHASE BANK, N.A. as Administrative Agent, Dated as of February 17, 2021 ______________________________________________________________ JPMORGAN CHASE BANK, N.A., CREDIT SUISSE LOAN FUNDING LLC, HSBC SECURITIES (USA) INC., CITIZENS BANK, N.A. and TRUIST SECURITIES, INC. as Joint Lead Arrangers and Joint Bookrunners CREDIT SUISSE LOAN FUNDING LLC and HSBC SECURITIES (USA) INC., as Co-Syndication Agents CITIZENS BANK, N.A. and TRUIST BANK, as Co-Documentation Agents 509265-2307-Active.38519635ACTIVE.47742706

TABLE OF CONTENTS Page SECTION 1. DEFINITIONS 1 1.1 Defined Terms 1 1.2 Classification of Loans and Borrowings 6362 1.3 Other Definitional Provisions 6362 1.4 Interest Rate; LIBORBenchmark Notification 6463 1.5 Letter of Credit Amounts 6563 1.6 Divisions 6563 1.7 Limited Condition Transactions 6564 1.8 Calculations 6665 1.9 Discontinued Operations 6766 1.10 Bridge Loans and Escrow Indebtedness 6766 SECTION 2. AMOUNT AND TERMS OF COMMITMENTS 6866 2.1 Commitments 6866 2.2 Procedure for Revolving Loan Borrowing 6867 2.3 Protective Advances 6967 2.4 [Reserved] 7068 2.5 [Reserved] 7068 2.6 [Reserved] 7068 2.7 [Reserved] 7068 2.8 Fees, etc. 7068 2.9 Termination or Reduction of Commitments 7069 2.10 Optional Prepayments 7069 2.11 Mandatory Prepayment of Loans 7169 2.12 Conversion and Continuation Options 7170 2.13 Limitations on EurodollarTerm SOFR Borrowings 7270 2.14 Interest Rates and Payment Dates 7271 2.15 Computation of Interest and Fees 7271 2.16 Alternate Rate of Interest 7371 2.17 Pro Rata Treatment and Payments 7574 2.18 Requirements of Law 7776 2.19 Taxes 7978 2.20 Indemnity 8382 2.21 Change of Lending Office 8482 2.22 Replacement of Lenders 8483 2.23 Defaulting Lenders 8483 2.24 Incremental Facilities 8685 SECTION 3. LETTERS OF CREDIT 8786 3.1 L/C Commitment 8786 3.2 Procedure for Issuance of Letter of Credit 8887 3.3 Fees and Other Charges 8887 3.4 L/C Participations 8987 i

3.5 Reimbursement Obligation of the Borrower 9088 3.6 Obligations Absolute 9089 3.7 Letter of Credit Payments 9189 3.8 Applications 9190 3.9 Replacement and Resignation of Issuing Lenders 9190 SECTION 4. REPRESENTATIONS AND WARRANTIES 9290 4.1 Financial Condition 9290 4.2 No Change 9291 4.3 Existence; Compliance with Law 9291 4.4 Power; Authorization; Enforceable Obligations 9391 4.5 No Legal Bar 9392 4.6 Litigation 9392 4.7 No Default 9492 4.8 Ownership of Property; Liens 9492 4.9 Intellectual Property 9492 4.10 Taxes 9493 4.11 Federal Regulations 9493 4.12 Labor Matters 9493 4.13 ERISA 9593 4.14 Investment Company Act; Other Regulations 9694 4.15 Subsidiaries; Capital Stock 9694 4.16 Use of Proceeds 9694 4.17 Environmental Matters 9695 4.18 Accuracy of Information, etc. 9795 4.19 Security Documents 9796 4.20 Solvency 9796 4.21 Senior Indebtedness 9796 4.22 [Reserved]. 9896 4.23 Anti-Corruption Laws, Anti-Money Laundering and Sanctions 9896 4.24 Affected Financial Institutions. 9896 4.25 Subject Agreements 9896 SECTION 5. CONDITIONS PRECEDENT 9897 5.1 Conditions to Initial Extension of Credit 9897 5.2 Conditions to Each Extension of Credit 102101 SECTION 6. AFFIRMATIVE COVENANTS 103101 6.1 Financial Statements 103101 6.2 Certificates; Borrowing Base; Other Information 104103 6.3 Payment of Taxes 106105 6.4 Maintenance of Existence; Compliance 106105 6.5 Maintenance of Insurance 107105 6.6 Books and Records; Inspection of Property; Discussions; Appraisals; Field Examinations 107106 6.7 Notices 108107 6.8 Environmental Laws 109107 ii

6.9 Post-Closing Actions 109108 6.10 Additional Collateral, etc. 110108 6.11 Designation of Subsidiaries 111110 6.12 Deposit Account Control Agreements; Controlled Accounts 112110 6.13 Rental and Sales Agreements 112111 6.14 Electronic Chattel Paper Control System Implementation Date 113112 SECTION 7. NEGATIVE COVENANTS 114112 7.1 Consolidated Fixed Charge Coverage Ratio 114112 7.2 Indebtedness 114113 7.3 Liens 118116 7.4 Fundamental Changes 122121 7.5 Disposition of Property 123121 7.6 Restricted Payments 125124 7.7 Investments 127125 7.8 Optional Payments and Modifications of Certain Debt Instruments 131129 7.9 Transactions with Affiliates 131130 7.10 Sales and Leasebacks 132131 7.11 Swap Agreements 133131 7.12 Changes in Fiscal Periods 133131 7.13 Negative Pledge Clauses 133131 7.14 Clauses Restricting Subsidiary Distributions 134132 7.15 Lines of Business 135133 7.16 Use of Proceeds 135133 7.17 Subject Agreements 135134 SECTION 8. EVENTS OF DEFAULT 135134 SECTION 9. THE AGENTS 139138 9.1 Appointment 139138 9.2 Administrative Agent’s Reliance, Indemnification, Etc. 142140 9.3 Posting of Communications 143141 9.4 The Administrative Agent Individually 144142 9.5 Successor Administrative Agent 144143 9.6 Acknowledgements of Lenders and Issuing Lenders 145144 9.7 Collateral Matters 146144 9.8 Credit Bidding 146145 9.9 Certain ERISA Matters 147146 SECTION 10. MISCELLANEOUS 148147 10.1 Amendments and Waivers 148147 10.2 Notices 150148 10.3 No Waiver; Cumulative Remedies 150149 10.4 Survival of Representations and Warranties 151149 10.5 Payment of Expenses and Taxes; Indemnification; Limitation of Liability 151149 10.6 Successors and Assigns; Participations and Assignments 153151 10.7 Adjustments; Set-off 158156 iii

10.8 Counterparts; Electronic Execution 158157 10.9 Severability 159158 10.10 Integration 160158 10.11 GOVERNING LAW 160158 10.12 Submission To Jurisdiction; Waivers 160158 10.13 Acknowledgements 160159 10.14 Releases of Guarantees and Liens 161160 10.15 Confidentiality 162160 10.16 WAIVERS OF JURY TRIAL 163162 10.17 USA Patriot Act 163162 10.18 Intercreditor Agreement 163162 10.19 Acknowledgement and Consent to Bail-In of Affected Financial Institutions164162 10.20 Acknowledgement Regarding Any Supported QFCs 164163 iv

SCHEDULES: 1.1 Commitments 3.1 Existing Letters of Credit 4.13 Pension Plans 4.15 Subsidiaries 4.19 UCC Filing Jurisdictions 7.2(e) Existing Indebtedness 7.2(s) Acquired Indebtedness 7.3(f) Existing Liens 7.5(l) Scheduled Dispositions 7.7(k) Existing Investments 7.13 Negative Pledge Clauses 7.14 Clauses Restricting Subsidiary Distributions EXHIBITS: A Form of Borrowing Request B Form of Interest Election Request C Form of Officer’s Certificate D Form of Guarantee and Collateral Agreement E Form of Assignment and Assumption F Form of Compliance Certificate G Form of Collateral Monitoring Template H-1 U.S. Tax Compliance Certificate (For Non-U.S. Lenders that are not Partnerships for U.S. Federal Income Tax Purposes) H-2 U.S. Tax Compliance Certificate (For Non-U.S. Participants that are not Partnerships for U.S. Federal Income Tax Purposes) H-3 U.S. Tax Compliance Certificate (For Non-U.S. Participants that are Partnerships for U.S. Federal Income Tax Purposes) H-4 U.S. Tax Compliance Certificate (For Non-U.S. Lenders that are Partnerships for U.S. Federal Income Tax Purposes) I-1 Form of Increased Facility Activation Notice—Incremental Revolving Commitments I-2 Form of New Lender Supplement J Form of Borrowing Base Certificate K Form of Intercreditor Agreement L Form of Solvency Certificate i

ABL CREDIT AGREEMENT (this “Agreement”), dated as of February 17, 2021, among Rent-A-Center, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents from time to time parties hereto. The parties hereto hereby agree as follows: SECTION 1. DEFINITIONS 1.1 Defined Terms. As used in this Agreement, the terms listed in this Section 1.1 shall have the respective meanings set forth in this Section 1.1. “ABL Priority Collateral” has the meaning set forth in the Intercreditor Agreement. “ABR” means, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, bear interest at a rate determined by reference to the Alternate Base Rate. “Acima” means Acima Holdings, LLC. “Acima Acquisition” means the Borrower’s direct or indirect acquisition of the Acquired Business from the existing equityholders of Acima in all material respects in accordance with the terms of the Acquisition Agreement, pursuant to which Merger Sub (as defined in the Acquisition Agreement) will merge with and into Acima, with Acima continuing as the surviving person. “Acquired Business” means Acima, together with its Subsidiaries. “Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of December 20, 2020, by and among the Borrower, Merger Sub (as defined therein), Acima and Aaron Allred, as the Member Representative (as defined therein). “Account” has the meaning set forth in the Guarantee and Collateral Agreement. “Account Debtor” has the meaning set forth in the Guarantee and Collateral Agreement. “Additional Permitted Amount” has the meaning set forth in the definition of Permitted Refinancing Indebtedness. “Adjusted Daily Simple SOFR” means, for any Interest Period, an interest rate per annum equal to (a) Daily Simple SOFR, plus (b) a percentage per annum equal to 0.10%; provided that if Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. 509265-2307-Active.38519635ACTIVE.47742706

“Adjusted LIBO RateTerm SOFR” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.Term SOFR, plus (b) a percentage per annum equal to 0.10%; provided that if Adjusted Term SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement. “Adjustment Date” has the meaning set forth in the definition of Applicable Pricing Grid. “Administrative Agent” means JPMorgan Chase Bank, N.A., together with its affiliates, as the administrative agent for the Lenders under this Agreement and the other Loan Documents, together with any of its successors. “Advisory Fees” has the meaning set forth in the definition of Consolidated EBITDA. “Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution. “Affiliate” means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. “Agents” means the collective reference to the Administrative Agent and any other agent identified on the cover page of this Agreement. “Agreement” has the meaning set forth in the preamble hereto. “Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO RateTerm SOFR for a one month Interest Period onas published two (2) U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted LIBO RateTerm SOFR for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate)Term SOFR Reference Rate at approximately 11:00 a.m. London5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO RateTerm SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO RateTerm SOFR, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.16 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.16(b)), then the Alternate Base Rate shall be the greater of clauses (a) and (b) above 2 and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate as determined pursuant to the foregoing would be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.

"Ancillary Document" has the meaning set forth in Section 10.8.

"Anti-Corruption Laws" means all laws, rules and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

"Applicable Margin" means, initially, 1.00% in the case of ABR Loans and 2.00% in the case of ~~Eurodollar~~Term SOFR Loans and, thereafter, subject to adjustment on each Adjustment Date in accordance with the Applicable Pricing Grids.

"Applicable Parties" has the meaning set forth in Section 9.3(c).

"Applicable Pricing Grids" means the tables set forth below:

Consolidated Leverage Ratio	Applicable Margin for ABR Loans	Applicable Margin for ~~Eurodollar~~Term SOFR Loans
< 1.00:1.00	0.50%	1.50%
≥ 1.00:1.00 but < 2.00:1.00	0.75%	1.75%
≥ 2.00:1.00	1.00%	2.00%

Average Utilization for the Prior Month	Commitment Fee Rate
<50%	0.3750%
≥50%	0.250%

For the purposes of the Applicable Pricing Grids, (a) the Consolidated Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower (beginning with the first full fiscal quarter of the Borrower ending after the Closing Date) based upon the Borrower's consolidated financial statements delivered pursuant to Section 6.1(a) or (b), (b) Average Utilization shall be determined as of the first day of each calendar month (beginning with the calendar month that is immediately after the first full fiscal quarter of the Borrower ending after the Closing Date) of the Borrower using the previous calendar month as the applicable period, (c) changes in the Applicable Margin resulting from changes in the Consolidated Leverage Ratio shall become effective on the next first calendar day of a month (the "Adjustment Date") after the date on which the Borrower's consolidated financial statements are delivered to the Administrative Agent pursuant to Section 6.1(a) or (b) and shall remain in effect until the next change to be effected pursuant to this paragraph and (d) changes to the Commitment Fee Rate shall become effective on the first day of each calendar month based upon the Average Utilization during the previous calendar month and shall remain in effect until the next change to

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be effected pursuant to this paragraph. If, as of any date that the Borrower’s consolidated financial statements are scheduled to be delivered pursuant to Section 6.1(a) or (b), such consolidated financial statements shall not have been delivered by such date, then, until the Adjustment Date occurring after the date on which such consolidated financial statements are delivered, the highest rate set forth in each column of the Applicable Pricing Grid shall apply. Automatically, upon the occurrence and continuance of an Event of Default pursuant to Section 8(f), the highest rate set forth in each column of the Applicable Pricing Grid shall apply. “Applicable Reference Period” means as of any date of determination, the most recently ended Reference Period for which financial statements with respect to each fiscal quarter included in such Reference Period have been delivered pursuant to Section 6.1(a) or 6.1(b) (or, prior to the delivery of any such financial statements, the Reference Period ended September 30, 2020). “Application” means an application, in such form as the Issuing Lender may specify from time to time, requesting the Issuing Lender to open a Letter of Credit, specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day) and the date on which such Letter of Credit is to expire and such other information as the Issuing Lender may request. “Approved Electronic Platform” has the meaning set forth in Section 9.3(a). “Approved Fund” has the meaning set forth in Section 10.6(b). “Arrangers” means JPMorgan Chase Bank, N.A., Credit Suisse Loan Funding LLC, HSBC Securities (USA) Inc., Citizens Bank, N.A. and Truist Securities, Inc. “Assignee” has the meaning set forth in Section 10.6(b)(i). “Assignment and Assumption” means an Assignment and Assumption, substantially in the form of Exhibit E or any other form (including electronic records generated by the use of an electronic Platform) approved by the Administrative Agent. “Attributable Indebtedness” means in respect of any sale and leaseback transaction, as at the time of determination, the present value (discounted at the implied interest rate in such transaction compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended). “Availability” means at any time, an amount equal to (a) the Line Cap minus (b) the Total Revolving Extensions of Credit then outstanding (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Revolving Percentage of all outstanding Revolving Loans). 4

“Available Commitment” means as to any Revolving Lender at any time, an amount equal to the excess, if any, of (a) such Lender’s Commitment then in effect over (b) such Lender’s Revolving Extensions of Credit then outstanding. “Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to clause Section 2.16(f) of Section 2.16. “Average Utilization” means, for any period, an amount, expressed as a percentage, equal to (a) the daily average Total Revolving Extensions of Credit for such period divided by (b) the daily average Total Commitments for such period. “Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution. “Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings). “Bank Products” means any of the following bank: (a) commercial credit cards and merchant cards, (b) stored value cards, (c) purchasing cards and (d) treasury, depositary or cash management services (including operations, collections, payroll, trust, e-payable, electronic funds transfer, wire transfer, information reporting, lockbox, stop payment, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services) or any other banking products or services as may be requested by the Loan Parties. “Banking Services” means Bank Products provided to the Borrower or any of its Restricted Subsidiaries by (a) the Administrative Agent or any of its Affiliates or (b) any Lender or any of its Affiliates, in each case whether in existence on the Closing Date or provided after the Closing Date. “Banking Services Obligations” means with respect to the Loan Parties, any and all obligations of the Loan Parties, whether absolute or contingent and howsoever and 5 whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services. “Banking Services Reserves” means all Reserves that the Administrative Agent from time to time establishes in its Permitted Discretion for Banking Services then provided or outstanding. “Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as now and hereafter in effect, or any successor statute. “Bankruptcy Event” means with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person. “Bankruptcy Plan” means a reorganization or plan of liquidation pursuant to any Debtor Relief Laws. “Base Incremental Amount” means as of any date, an amount equal to (i) the greater of (A) $500,000,000 and (B) 100% of Consolidated EBITDA calculated on a Pro Forma Basis for the Applicable Reference Period less (ii) the aggregate principal amount of Indebtedness established pursuant to Section 7.2(b) or Section 7.2(t) after the Closing Date and prior to such date in reliance on the Base Incremental Amount. “Benchmark” means, initially, the LIBO RateTerm SOFR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its and the related Benchmark Replacement Date have occurred with respect to the LIBO Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (b) or clause (c) of Section 2.16. “Benchmark Replacement” shall means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date: (1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment; (2) the sum of: (a) Adjusted Daily Simple SOFR and (b) the related 6

Benchmark Replacement Adjustment; (3b) the sum of: (ai) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (ix) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (iiy) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time in the United States and (bii) the related Benchmark Replacement Adjustment; provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion; provided further that, notwithstanding anything to the contrary in this Agreement or in any other Loan Document, upon the occurrence of a Term SOFR Transition Event, and the delivery of a Term SOFR Notice, on the applicable Benchmark Replacement Date the “Benchmark Replacement” shall revert to and shall be deemed to be the sum of (a) Term SOFR and (b) the related Benchmark Replacement Adjustment, as set forth in clause (1) of this definition (subject to the first proviso above). If the Benchmark Replacement as determined pursuant to clause (1), (2a) or (3b) above would be less than zerothe Floor, the Benchmark Replacement will be deemed to be zerothe Floor for the purposes of this Agreement and the other Loan Documents. “Benchmark Replacement Adjustment” means, with respect to any replacement of the then currentthen-current Benchmark with an Unadjusted Benchmark Replacement under clause (b) of the definition of “Benchmark Replacement” for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement: (1) for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent: (a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and (2) for purposes of clause (3) of the definition of “Benchmark Replacement,”, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the 7

Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (ia) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (iib) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar Dollar-denominated syndicated credit facilities; at such time. provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). “Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to thesuch then-current Benchmark: (1a) in the case of clause (1a) or (2b) of the definition of “Benchmark Transition Event,” the later of (ai) the date of the public statement or publication of information referenced therein and (bii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided, that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and 8 even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. (2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or (3) in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the date a Term SOFR Notice is provided to the Lenders and the Borrower pursuant to Section 2.14(c); or (4) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1a) or (2b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). “Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to thesuch then-current Benchmark: (1a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely;, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (2b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such 9

Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or (3c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer or as of a specified future date will no longer be, representative. For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). “Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1a) or (2b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced thesuch then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16 and (y) ending at the time that a Benchmark Replacement has replaced thesuch then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.16. “Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”. “Benefitted Lender” has the meaning set forth in Section 10.7(a). “BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. “Board” means the Board of Governors of the Federal Reserve System of the United States (or any successor). “Borrower” has the meaning set forth in the preamble hereto. “Borrower Debt Repayment” means the repayment of, termination of all commitments under and the discharge of and release of all security and guarantees in respect of (i) the Existing Term Loan Facility and (ii) the Existing ABL Facility, in each case, as amended, supplemented or otherwise modified. “Borrower Materials” has the meaning set forth in Section 10.15. 10

“Borrowing” means Revolving Loans of the same Facility and Type, made, converted or continued on the same date and, in the case of EurodollarTerm SOFR Loans, as to which a single Interest Period is in effect. “Borrowing Base” means at any time, the sum of: (a) (i) 65% of the book value of the Loan Parties’ Eligible Installment Sales Accounts at such time, plus (b) 80% of the Net Orderly Liquidation Value of the Loan Parties’ Eligible Inventory Held for Rent, determined on a “new” versus “used” basis, identified in the most recent Inventory appraisal ordered by the Administrative Agent, plus (c) 65% of the lesser of (i) the Net Orderly Liquidation Value identified in the most recent Rental Agreement Portfolio appraisal ordered by the Administrative Agent and (ii) if the Administrative Agent has received a Collateral Monitoring Template pursuant to Section 6.1(c) subsequent to the delivery of the most recent Rental Agreement Portfolio appraisal ordered by the Administrative Agent, the monthly discounted cash flow amount set forth in the Collateral Monitoring Template most recently delivered pursuant to Section 6.1(c), minus (d) Reserves; provided that in calculating the Borrowing Base, the value of that portion of the Borrowing Base described in clause (c) shall not exceed an amount equal to 65% of the Recent Rental Proceeds. The specified percentages set forth in this definition will not be reduced without the consent (not to be unreasonably withheld, delayed or conditioned) of the Borrower. Any determination by the Administrative Agent in respect of the Borrowing Base shall be based on the Administrative Agent’s Permitted Discretion. The parties understand that the exclusionary criteria in the definitions of Eligible Installment Sales Accounts, Eligible Inventory Held for Rent and Eligible Rental Agreements, any Reserves that may be imposed as provided herein, any deductions or other adjustments to determine “lower of cost or market” and factors considered in the calculation of Net Orderly Liquidation Value have the effect of reducing the Borrowing Base and, accordingly, whether or not any provisions hereof so state, all of the foregoing shall be determined without duplication so as not to result in multiple reductions in the Borrowing Base for the same facts or circumstances. The Borrowing Base at any time shall be determined by reference to the most recent Borrowing Base Certificate delivered to the Administrative Agent pursuant to Section 5.1(p), Section 6.2(g) or 6.2(i) of this Agreement. “Borrowing Base Certificate” means a certificate, signed by a Responsible Officer of the Borrower, in substantially the form of Exhibit J or another form which is acceptable to the Administrative Agent in its reasonable discretion. All calculations of the Borrowing Base in connection with the preparation of the Borrowing Base Certificate shall be made by the Borrower. 11

“Borrowing Date” means any Business Day specified by the Borrower as a date on which the Borrower requests the relevant Lenders to make Loans hereunder. “Borrowing Request” means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.2, which shall be substantially in the form of Exhibit A or any other form approved by the Administrative Agent. “Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close, provided, that with respect to notices and determinations in connection with, and payments of principal and interest on, Loans having an interest rate determined by reference to the Adjusted LIBO Rate, such day is also a day for trading by and between banks in Dollar deposits in the interbank eurodollar market. that, in relation to Loans referencing Adjusted Term SOFR and any interest rate settings, fundings, disbursements, settlements or payments of any such Loans referencing Adjusted Term SOFR or any other dealings of such Loans referencing Adjusted Term SOFR, “Business Day” shall mean any such day that is only a U.S. Government Securities Business Day. “Capital Expenditures” means for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Restricted Subsidiaries for the acquisition or leasing (pursuant to a finance lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) that is required to be capitalized under GAAP on a consolidated balance sheet of such Person and its Restricted Subsidiaries. “Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants, rights or options to purchase any of the foregoing, but excluding any debt securities convertible into any of the foregoing. “Cash Equivalents” means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within two years from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $250,000,000; (c) commercial paper of an issuer rated at least A-2 by S&P or P-2 by Moody’s, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within nine months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth 12 or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; (g) money market mutual or similar funds that invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition; or (h) money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, as amended, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $1,000,000,000. “CFC” means (a) each Person that is a “controlled foreign corporation” for purposes of the Code and (b) each Subsidiary of any such Person. “CFC Holding Company” means each Domestic Subsidiary substantially all of the assets of which consist of Capital Stock of one or more (a) CFCs or (b) Persons described in this definition. “Change of Control” means the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Exchange Act and the rules of the SEC thereunder, but excluding any employee benefit plan of such Person or its Subsidiaries and any Person acting in its capacity as trustee, agent or other fiduciary or administrator of such plan) of Capital Stock of the Borrower representing more than 40% of the aggregate ordinary (in the absence of contingencies) voting power represented by the issued and outstanding Capital Stock of the Borrower. Notwithstanding the preceding sentence or any provision of Rule 13d-3 of the Exchange Act (as in effect on the Closing Date), a person or “group” shall not be deemed to beneficially own securities subject to an equity or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement. “Closing Date” means February 17, 2021. “CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator). “Code” means the Internal Revenue Code of 1986, as amended. “Collateral” means all property of the Loan Parties, now owned or hereafter acquired, upon which a Lien is purported to be created by any Security Document. “Collateral Monitoring Template” means a certificate substantially in the form of Exhibit G or such other form as may be approved by the Administrative Agent in its reasonable discretion. “Collateral Access Agreement” means any landlord waiver or other agreement, in form and substance reasonably satisfactory to the Administrative Agent, between the Administrative Agent and any third party (including any bailee, consignee, customs broker, or other similar Person) in possession of any Collateral or any landlord of any real property where 13 any Collateral is located, as such landlord waiver or other agreement may be amended, restated, replaced or otherwise modified from time to time. “Collection Account” means individually and collectively, each “Collection Account” referred to in the Guarantee and Collateral Agreement. “Commencement Date” has the meaning set forth in Section 7.1. “Commitment” means as to any Lender, the obligation of such Lender, if any, to make Revolving Loans and participate in Letters of Credit and Protective Advances in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Commitment” opposite such Lender’s name on Schedule 1.1 or in the Assignment and Assumption or Increased Facility Activation Notice pursuant to which such Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof. The original amount of the Total Commitments on the Closing Date is $550,000,000. “Commitment Fee Rate” means, initially 0.375% per annum and, thereafter, subject to adjustment on the first day of each calendar month in accordance with the Applicable Pricing Grids. “Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Lender by means of electronic communications pursuant to Section 9.3, including through an Approved Electronic Platform. “Compliance Certificate” means a certificate duly executed by a Responsible Officer substantially in the form of Exhibit F. “Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes. “Consolidated Cash Interest Coverage Ratio” means as at the last day of any Reference Period, the ratio of (a) Consolidated Cash Interest Expense for such period to (b) Consolidated EBITDA for such period. “Consolidated Cash Interest Expense” means for any period, without duplication, (a) total cash interest expense (including imputed interest expense attributable to payments of Finance Lease Obligations) of the Borrower and its Restricted Subsidiaries for such period with respect to all outstanding Specified Indebtedness of the Borrower and its Restricted Subsidiaries (excluding all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP) plus (b) commissions, discounts, yield and other fees and charges (including Securitization Fees) 14 incurred in connection with any Qualified Securitization Transaction which are payable to Persons other than the Borrower and its Restricted Subsidiaries. For the purposes of calculating Consolidated Cash Interest Expense for any Reference Period pursuant to any determination of the Consolidated Cash Interest Coverage Ratio, (i) if at any time during such Reference Period the Borrower or any Restricted Subsidiary shall have made any Material Disposition, the Consolidated Cash Interest Expense for such Reference Period shall be reduced by an amount equal to the Consolidated Cash Interest Expense attributable to any Restricted Subsidiary that is the subject of such Material Disposition for such Reference Period, (ii) if during such Reference Period the Borrower or any Restricted Subsidiary shall have made a Material Acquisition, Consolidated Cash Interest Expense for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period and (iii) in the case of any Reference Period which includes any fiscal quarter ended on or prior to the Closing Date, for each such fiscal quarter ended on or prior to the Closing Date, Consolidated Cash Interest Expense shall be deemed to be $18,552,158, in each case subject to any pro forma adjustments (other than in respect of the Acima Acquisition) permitted under this Agreement. “Consolidated EBITDA” means for any period, Consolidated Net Income for such period plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of: (a) provisions for taxes based on income or profits or capital, including state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued, including penalties and interest relating to tax examinations, (b) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions, discounts and other fees and charges associated with Indebtedness (including the Revolving Loans, the Term Loans and the Unsecured Notes), (c) depreciation and amortization expense, including amortization of capitalized expenses for software-as-a-service solutions for accounting, (d) non-cash charges, losses, expenses, accruals and provisions, including stock-based compensation and sale of assets not in the ordinary course of business (but excluding any such non-cash charge to the extent that it represents an accrual or reserve for cash expenses in any future period), (e) amortization of intangibles (including, but not limited to, impairment of goodwill) and organization costs, (f) any extraordinary, unusual or non-recurring charges, expenses or losses, including (i) legal settlement expenses and recoveries, (ii) non-recurring natural disaster-related charges and (iii) infrequent or unusual inventory adjustments, (g) any fees and expenses incurred during such period in connection with any Investment (including any Permitted Acquisition), Disposition, issuance of Indebtedness or Capital Stock, or amendment or modification of any debt instrument, in each case permitted under this Agreement, including (i) any such transactions undertaken but not 15 completed and any transactions consummated prior to the Closing Date and (ii) any financial advisory fees, accounting fees, legal fees and other similar advisory and consulting fees, in each case paid in cash during such period (collectively, “Advisory Fees”), (h) any fees and expenses incurred in connection with the Transactions, including Advisory Fees and (solely for purposes of this clause (h)) cash charges or expenses in respect of strategic market reviews, stay or sign-on bonuses, integration-related bonuses, restructuring, consolidation, severance or discontinuance of any portion of operations, employees and/or management, (i) the amount of “run-rate” cost savings, operating expense reductions, operating improvements, revenue enhancements, business optimizations and synergies that are reasonably identifiable, factually supportable and projected by the Borrower in good faith to be realized as a result of mergers and other business combinations, Permitted Acquisitions, divestitures, insourcing initiatives, cost savings initiatives, plant consolidations, openings and closings, product rationalization and other similar initiatives after the Closing Date, in each case to the extent not prohibited by this Agreement (collectively, “Initiatives”) (calculated on a pro forma basis as though such cost savings, operating expense reductions, operating improvements, revenue enhancements, business optimizations and synergies had been realized on the first day of the relevant Reference Period), net of the amount of actual benefits realized in respect thereof; provided that (i) actions in respect of such cost-savings, operating expense reductions, operating improvements, revenue enhancements, business optimizations and synergies have been, or will be, taken within 12 months of the applicable Initiative, (ii) no cost savings, operating expense reductions, operating improvements, revenue enhancements, business optimizations or synergies shall be added pursuant to this clause (i) to the extent duplicative of any expenses or charges otherwise added to (or excluded from) Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period, (iii) projected amounts (and not yet realized) may no longer be added in calculating Consolidated EBITDA pursuant to this clause (i) to the extent occurring more than eight fiscal quarters after the applicable Initiative and (iv) with respect to any Reference Period, the aggregate amount added back in the calculation of Consolidated EBITDA for such Reference Period pursuant to this clause (i) and clause (j) below shall not exceed 25% of Consolidated EBITDA (calculated after giving effect to any add-backs pursuant to this clause (i) and clause (j) below), (j) non-recurring cash expenses or charges recognized for restructuring costs, integration costs and business optimization expenses in connection with any Initiative; provided that with respect to any Reference Period, the aggregate amount added back in the calculation of Consolidated EBITDA for such Reference Period pursuant to this clause (j) and clause (i) above shall not exceed 25% of Consolidated EBITDA (calculated after giving effect to any add-backs pursuant to this clause (j) and clause (i) above), (k) fees, costs, expenses and charges associated with contract terminations; provided that with respect to any Reference Period, the aggregate amount added back in the calculation of Consolidated EBITDA for such Reference Period pursuant to this 16 clause (k) shall not exceed 5% of Consolidated EBITDA (calculated after giving effect to any add-backs pursuant to this clause (k)), (l) losses, charges and expenses related to the early extinguishment of Indebtedness, hedge agreements or other derivative instruments (including deferred financing fees), (m) losses, charges and expenses attributable to abandoned, closed, Disposed or discontinued operations and losses, charges and expenses related to the abandonment, closure, Disposal or discontinuation thereof, (n) charges, expenses and other items described in the model delivered by the Borrower to the Arrangers on December 14, 2020, and (o) legal and professional fees and expenses incurred in connection with the Transactions, minus, (x) to the extent included in the statement of such Consolidated Net Income for such period, the sum of: (i) interest income, (ii) any extraordinary, unusual or non-recurring income or gains (including, whether or not otherwise includable as a separate item in the statement of such Consolidated Net Income for such period, gains on the sales of assets outside of the ordinary course of business), (iii) income tax credits (to the extent not netted from income tax expense), (iv) any other non-cash income (other than normal accruals in the ordinary course of business for non-cash income that represents an accrual for cash income in a future period), (v) gains related to the early extinguishment of Indebtedness, hedge agreements or other derivative instruments (including deferred financing fees), and (vi) gains attributable to abandoned, closed, Disposed or discontinued operations, and (y) any cash payments made during such period in respect of items described in clause (d) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were reflected as a charge in the statement of Consolidated Net Income, all as determined on a consolidated basis. For the purposes of calculating Consolidated EBITDA for any Reference Period pursuant to any determination of the Consolidated Leverage Ratio, Consolidated Secured Leverage Ratio, 17

Consolidated Senior Secured Leverage Ratio or Consolidated Cash Interest Coverage Ratio, (i) if at any time during such Reference Period the Borrower or any Restricted Subsidiary shall have made any Material Disposition, the Consolidated EBITDA for such Reference Period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such Reference Period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such Reference Period, (ii) if during such Reference Period the Borrower or any Restricted Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Acquisition occurred on the first day of such Reference Period and (iii) in the case of any Reference Period which includes any fiscal quarter ended on or prior to the Closing Date, if the respective Reference Period (a) includes the fiscal quarter of the Borrower ended September 30, 2020, Consolidated EBITDA for such fiscal quarter shall be deemed to be $166,560,166, (b) includes the fiscal quarter of the Borrower ended June 30, 2020, Consolidated EBITDA for such fiscal quarter shall be deemed to be $131,999,152, (c) includes the fiscal quarter of the Borrower ended March 31, 2020, Consolidated EBITDA for such fiscal quarter shall be deemed to be $112,667,268 and (d) includes the fiscal quarter of the Borrower ended December 31, 2019, Consolidated EBITDA for such fiscal quarter shall be deemed to be $104,651,226, in each case subject to any pro forma adjustments (other than in respect of the Acima Acquisition) permitted under this Agreement. “Consolidated Fixed Charge Coverage Ratio” means for any period, the ratio of (a) Consolidated EBITDA for such period plus (i) Finance Lease Obligation payments (excluding imputed interest expense attributable to payments of Finance Lease Obligations to the extent included in Consolidated Cash Interest Expense) and other rent expenses paid in cash during such period and (ii) less the aggregate amount actually paid by the Borrower and its Restricted Subsidiaries during such period on account of (A) Capital Expenditures (excluding the principal amount of long-term Indebtedness (other than Revolving Loans) incurred in connection with such expenditures) and (B) federal, state, local and foreign income taxes ((x) net of cash refunds received during such period and (y) as may be adjusted by the Borrower and the Administrative Agent acting together in their reasonable discretion in any period to account for timing differences in the payment of such taxes that are the result of changes in tax legislation) to (b) Consolidated Fixed Charges for such period. “Consolidated Fixed Charges” means for any period, the sum (without duplication) of (a) Consolidated Cash Interest Expense for such period, (b) regularly scheduled principal payments (other than payments at maturity) made during such period on account of principal of (i) Specified Indebtedness and (ii) Indebtedness incurred by any Securitization Subsidiary in connection with any Qualified Securitization Transaction, in each case of the Borrower or any Restricted Subsidiary to a third party, (c) Restricted Payments made in cash during such period and (d) Finance Lease Obligation payments and other rent expenses paid in cash during such period, all calculated for the Borrower and its Restricted Subsidiaries on a consolidated basis and, to the extent applicable, in accordance with GAAP. “Consolidated Leverage Ratio” means as at the last day of any Reference Period, the ratio of (a)(i) Consolidated Total Debt on such day less (ii) the aggregate Unrestricted Cash of the Group Members on such day to (b) Consolidated EBITDA for such period. 18

“Consolidated Net Income” means for any period, the consolidated net income (or loss) of the Borrower and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded: (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary of the Borrower or is merged into or consolidated with the Borrower or any of its Restricted Subsidiaries; (b) the income (or deficit) of any Person (other than a Restricted Subsidiary of the Borrower) in which the Borrower or any of its Restricted Subsidiaries has an ownership interest, except to the extent that any such income is actually received by the Borrower or such Restricted Subsidiary in the form of dividends or similar distributions; (c) the undistributed earnings of any Restricted Subsidiary (other than a Securitization Subsidiary) of the Borrower to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of any Contractual Obligation (other than under any Loan Document) or Requirement of Law applicable to such Restricted Subsidiary; (d) any income (or loss) for such period attributable to the early extinguishment of Indebtedness or Swap Obligations; and (e) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies during such period. “Consolidated Secured Debt” means at any date, Consolidated Total Debt at such date that is secured by a Lien on any property of any Group Member. “Consolidated Secured Leverage Ratio” means as at the last day of any Reference Period, the ratio of (a)(i) Consolidated Secured Debt on such day less (ii) the aggregate Unrestricted Cash of the Group Members on such day to (b) Consolidated EBITDA for such period. “Consolidated Senior Secured Debt” means at any date, Consolidated Total Debt (other than Indebtedness that is secured only by Liens that are junior to the Liens securing the Initial Term Loans (as defined in the Term Loan Credit Agreement)) at such date that is secured by a Lien on any property of any Group Member. “Consolidated Senior Secured Leverage Ratio” means as at the last day of any Reference Period, the ratio of (a)(i) Consolidated Senior Secured Debt on such day less (ii) the aggregate Unrestricted Cash of the Group Members on such day to (b) Consolidated EBITDA for such period. “Consolidated Total Assets” means at any date of determination, the total assets, in each case reflected on the consolidated balance sheet of the Borrower and its Restricted Subsidiaries as at the end of the most recently ended fiscal quarter of the Borrower for which a balance sheet is available, determined in accordance with GAAP (and, in the case of any 19 determination related to the incurrence of Indebtedness or Liens or any Investment, on a pro forma basis including any property or assets being acquired in connection therewith). “Consolidated Total Debt” means at any date (without duplication), all Finance Lease Obligations, purchase money Indebtedness, Indebtedness for borrowed money (including, for the avoidance of doubt and to the extent constituting Indebtedness for borrowed money, (i) Indebtedness incurred by any Securitization Subsidiary in connection with any Securitization Transaction and (ii) Standard Securitization Undertakings incurred by any Group Member in connection with any Securitization Transaction) and letters of credit (but only to the extent drawn and not reimbursed), in each case of the Borrower and its Restricted Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP. “Contractual Obligation” means as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound (including its Organizational Documents). “Controlling Fixed Asset Representative” has the meaning given to such term in the Intercreditor Agreement. “Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor. “Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Covered Party” has the meaning set forth in Section 10.20. “Credit Party” means the Administrative Agent, the Issuing Lender or any other Lender and, for the purposes of Section 10.13 only, any other Agent and any Arranger. “Daily Simple SOFR” means, for any day, (a “SOFR, with the conventions for this rate (which will include a lookback) being Rate Day”), a rate per annum equal to SOFR for the day (such day, a “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is estapublished by the SOFR Administrativeor Agent in accordance with the conventions for this rate selected or recommended by the Relevant 20

Governmental Body for determining “on the SOFR Administrator’s Website. Any change in Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion. due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower. “Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect. “Debt Repayment” means the (i) Target Debt Repayment and (ii) Borrower Debt Repayment. “Default” means any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, has been satisfied. “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Protective Advances or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations as of the date of certification) to fund prospective Loans and participations in then outstanding Letters of Credit and Protective Advances under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such written certification in form and substance satisfactory to it and the Administrative Agent or (d) has become the subject of (i) a Bankruptcy Event or (ii) a Bail-In Action. “Deposit Account Control Agreement” means individually and collectively, each “Deposit Account Control Agreement” referred to in the Guarantee and Collateral Agreement. 21

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Borrower or one of its Restricted Subsidiaries in connection with a Disposition that is so designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Non-Cash Consideration within 180 days of receipt of such Designated Non-Cash Consideration. “Disposition” means with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition (in one transaction or in a series of related transactions) of any property by any Person (including any issuance of Capital Stock by a Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any rental agreements, chattel paper, notes or accounts receivable or any rights and claims associated therewith. The terms “Dispose” and “Disposed of” shall have correlative meanings. “Disqualified Capital Stock” means with respect to any Person, any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable, either mandatorily or at the option of the holder thereof), or upon the happening of any event or condition: (a) matures or is mandatorily redeemable (other than solely for Capital Stock of such Person that does not constitute Disqualified Capital Stock and cash in lieu of fractional shares of such Capital Stock) whether pursuant to a sinking fund obligation or otherwise; (b) is convertible or exchangeable, either mandatorily or at the option of the holder thereof, for Indebtedness or Capital Stock (other than solely for Capital Stock of such Person that does not constitute Disqualified Capital Stock and cash in lieu of fractional shares of such Capital Stock); or (c) is redeemable (other than solely for Capital Stock of such Person that does not constitute Disqualified Capital Stock and cash in lieu of fractional shares of such Capital Stock) or is required to be repurchased by the Borrower or any Restricted Subsidiary, in whole or in part, at the option of the holder thereof; in each case, on or prior to the date that is 91 days after the Latest Maturity Date (determined as of the date of issuance thereof or, in the case of any such Capital Stock outstanding on the Closing Date, the Closing Date); provided, however, that (i) Capital Stock of any Person that would not constitute Disqualified Capital Stock but for terms thereof giving holders thereof the right to require such Person to redeem or purchase such Capital Stock upon the occurrence of an “asset sale”, “condemnation” or a “change of control” (or similar event, however denominated) shall not constitute Disqualified Capital Stock if any such requirement becomes operative only after repayment in full of all the Loans and all other Obligations that are accrued and payable and the termination of all Commitments, (ii) Capital Stock of any Person that is issued to any employee or to any plan for the benefit of employees or by any such plan to such employees shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by such Person or any of its subsidiaries in order to satisfy applicable statutory or regulatory 22 obligations or as a result of such employee’s termination, death or disability and (iii) only such portion of the Capital Stock that matures, is mandatorily redeemable, or is convertible or exchangeable prior to such date as set forth in clauses (a) through (c) above shall constitute Disqualified Capital Stock. “Disqualified Lenders” means (a) certain banks, financial institutions, other institutional lenders and other Persons that have been specified in writing to the Administrative Agent by the Borrower prior to the Closing Date, (b) competitors of the Borrower and its Restricted Subsidiaries and any affiliate of such competitor, in each case, that is identified in writing to the Administrative Agent by the Borrower from time to time and (c) any affiliates of the entities described in the foregoing clauses (a) or (b) that are clearly identifiable as affiliates of such entities solely on the basis of the similarity of their names (other than affiliates that constitute bona fide debt funds primarily investing in loans). In no event shall the designation of any Person as a Disqualified Lender apply (x) to disqualify any Person until three (3) Business Days after such Person shall have been identified in writing to the Administrative Agent via electronic mail submitted to JPMDQ_Contact@jpmorgan.com (or to such other address as the Administrative Agent may designate to the Borrower from time to time). For the avoidance of doubt, with respect to any assignee that becomes a Disqualified Lender after the applicable Trade Date (including as a result of the delivery of a notice pursuant to, and/or the expiration of the notice period referred to in, this definition) or is otherwise party to a pending trade as of the date of such notice, (x) such assignee shall not retroactively be disqualified from becoming a Lender and (y) the execution by the Borrower of an Assignment and Assumption with respect to such assignee will not by itself result in such assignee no longer being considered a Disqualified Lender. “Documents” has the meaning set forth in the Guarantee and Collateral Agreement. “Dollars” and “$” means dollars in lawful currency of the United States. “Domestic Subsidiary” means any Restricted Subsidiary of the Borrower organized under the laws of any jurisdiction within the United States. “Early Opt-in Election” means, if the then-current Benchmark is the LIBO Rate, the occurrence of: (1) a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and (2) the joint election by the Administrative Agent and the Borrower to trigger a fallback from the LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders. 23

“ECP Fallaway Date” has the meaning given to such term in Section 6.13(d). “EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent. “EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway. “EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution. “Electronic Chattel Paper” means “electronic chattel paper”, as defined in article 9 of the New York Uniform Commercial Code. “Electronic Chattel Paper Control System Implementation Date” means the first date on which (a) the Administrative Agent has “control” (as defined in and provided for in the New York Uniform Commercial Code) over Subject Agreements in the form of Electronic Chattel Paper, (b) such system for “control” is reasonably satisfactory to the Administrative Agent in all respects prior to its implementation and (c) with respect to such system, the Administrative Agent has received such audits and third party security assurances as it may have requested in its Permitted Discretion. It is understood and agreed that such determination may be evidenced by separate agreement signed by the Administrative Agent and the Borrower. “Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record. “Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, (d) any commercial bank and (e) any other financial institution or investment fund engaged as a primary activity in the ordinary course of its business in making or investing in commercial loans or debt securities, other than, in each case, (i) a natural person, (ii) the Borrower, any Subsidiary or any other Affiliate of the Borrower or (iii) a Disqualified Lender. “Eligible Installment Sales Accounts” means at any time, the Accounts of the Loan Parties which the Administrative Agent determines in its Permitted Discretion (following (to the extent practicable) reasonable prior notice to, and consultation with, the Borrower, and in any event exercised consistent with past practice with respect to the Accounts of the Loan Parties) are eligible as the basis for the extension of Revolving Loans and the issuance of Letters of Credit. Without limiting the Administrative Agent’s Permitted Discretion provided herein, Eligible Installment Sales Accounts shall not include any Account: (a) which is not subject to a first priority (subject to Permitted Encumbrances) perfected security interest in favor of the Administrative Agent on behalf of the Secured 24

Parties; (b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Lien in favor of the Term Loan Administrative Agent which does not have priority over the Lien in favor of the Administrative Agent, (iii) a Lien in favor of the administrative agent or trustee in respect of any Junior Indebtedness which does not have priority over the Lien in favor of the Administrative Agent and (iv) a Permitted Encumbrance; (c) (i) which is unpaid more than 30 days after the original due date therefor (“Overage”) (when calculating the amount under this clause (i), for the same Account Debtor, the Administrative Agent shall include the net amount of such Overage and add back any credits, but only to the extent that such credits do not exceed the total gross receivables from such Account Debtor), or (ii) which has been written off the books of the Borrower or other applicable Loan Party or otherwise designated as uncollectible; (d) with respect to which any representation or warranty contained in this Agreement or in the Guarantee and Collateral Agreement is not true in any material respect; (e) which (i) does not arise from the sale of goods or performance of services in the ordinary course of business, (ii) is not evidenced by an invoice or other documentation satisfactory to the Administrative Agent (utilizing its Permitted Discretion (following (to the extent practicable) reasonable prior notice to, and consultation with, the Borrower)) which has been sent to the Account Debtor, (iii) represents a progress billing, (iv) is contingent upon a Loan Party’s completion of any further performance, (v) represents a sale on a bill-and-hold, guaranteed sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis or (vi) relates to payments of interest; (f) for which the goods giving rise to such Account have not been shipped to the Account Debtor or if such Account was invoiced more than once; (g) with respect to which any check or other instrument of payment has been returned uncollected for any reason; (h) which is owed by an Account Debtor which has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent), (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business; 25

(i) which, for any Account Debtor, exceeds a credit limit determined by the Administrative Agent in its Permitted Discretion, to the extent of such excess; (j) which is owed in any currency other than Dollars; (k) which is owed by any Affiliate of any Loan Party or any employee, officer or director of any Loan Party; (l) which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Loan Party is indebted, but only to the extent of such indebtedness, or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof; (m) which is subject to any asserted counterclaim, deduction, defense, setoff or dispute but only to the extent of any such asserted counterclaim, deduction, defense, setoff or dispute; (n) which is evidenced by any promissory note or instrument and such promissory note or instrument is not pledged and delivered to the Administrative Agent; (o) which is owed by an Account Debtor (i) located in any jurisdiction which requires filing of a “Notice of Business Activities Report” or other similar report in order to permit the applicable Loan Party to seek judicial enforcement in such jurisdiction of payment of such Account, unless the applicable Loan Party has filed such report or qualified to do business in such jurisdiction or (ii) which is a Sanctioned Person; (p) following the consummation of a Qualified Securitization Transaction, which is owed to or originated by the Acquired Business (or any subsidiary of Acima formed or acquired after the Closing Date); (q) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local, including the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Consumer Financial Protection Bureau; (r) which is for goods that have been sold under a purchase order or pursuant to the terms of a written contract or other written agreement that indicates or purports that any Person other than a Loan Party has or has had an ownership interest in such goods, or which indicates any party other than a Loan Party as payee or remittance party; or (s) which the Administrative Agent determines in its Permitted Discretion (following (to the extent practicable) reasonable prior notice to, and consultation with, the Borrower) may not be paid by reason of the Account Debtor’s inability to pay or which the Administrative Agent otherwise determines is unacceptable in its Permitted Discretion. In determining the amount of an Eligible Installment Sales Account, the face amount of an Account may, in the Administrative Agent’s Permitted Discretion (following (to 26 the extent practicable) reasonable prior notice to, and consultation with, the Borrower), be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including any amount that any Loan Party may be obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)) and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by the applicable Loan Party to reduce the amount of such Account. Standards of eligibility may be made more restrictive from time to time by the Administrative Agent in its Permitted Discretion, following (to the extent practicable) reasonable prior notice to, and consultation with, the Borrower, with any such changes to be effective four days after delivery of notice thereof to the Borrower and the Lenders; provided that if consultation with the Borrower and/or notice to the Borrower and the Lenders is not practicable or if failure to implement any such change within a shorter time period would, in the good faith judgment of the Administrative Agent, reasonably be expected to result in a Material Adverse Effect or materially and adversely affect the Collateral (taken as a whole) or the rights of the Lenders under the Loan Documents (taken as a whole), such change may be implemented within a shorter time as determined by the Administrative Agent in its Permitted Discretion. Prior to any Accounts that are acquired in a Material Transaction becoming “Eligible Installment Sales Accounts”, the Administrative Agent shall have received (unless the Administrative Agent otherwise agrees in its Permitted Discretion) an audit and field examination in respect of such Accounts, the results of which are reasonably satisfactory to the Administrative Agent; provided, that if the Administrative Agent agrees in its Permitted Discretion that such audit or field examination shall not be required, it may, in its Permitted Discretion, include such Accounts as “Eligible Installment Sales Accounts” at a lower advance rate or provide a sublimit on the amount that such Accounts may contribute to the Borrowing Base. “Eligible Inventory Held for Rent” means at any time, the Inventory Held for Rent of the Loan Parties which the Administrative Agent determines in its Permitted Discretion (following (to the extent practicable) reasonable prior notice to, and consultation with, the Borrower, and in any event exercised consistent with past practice with respect to the Inventory Held for Rent of the Loan Parties) is eligible as the basis for the extension of Revolving Loans and the issuance of Letters of Credit. Without limiting the Administrative Agent’s Permitted Discretion provided herein, Eligible Inventory Held for Rent shall not include any Inventory: (a) which is not subject to a first priority (subject to Permitted Encumbrances) perfected Lien in favor of the Administrative Agent on behalf of the Secured Parties; (b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Lien in favor of the Term Loan Administrative Agent which does not have priority over the Lien in favor of the Administrative Agent, (iii) a Lien in favor of the administrative agent or trustee in respect of any Junior Indebtedness which does not have priority over the Lien in favor of the Administrative Agent and (iv) a Permitted Encumbrance; (c) which (i) is, in the Administrative Agent’s Permitted Discretion (following (to the extent practicable) reasonable prior notice to, and consultation with, the Borrower), slow moving, obsolete, unmerchantable, defective, used, unfit for sale, not 27 salable at prices approximating at least the cost of such Inventory in the ordinary course of business or unacceptable due to age, type, category and/or quantity, (ii) is Inventory that has been Inventory Held for Rent for more than 12 months and has not been rented since the date of acquisition thereof or (iii) which is in disrepair or in the process of being repaired; (d) with respect to which any representation or warranty contained in this Agreement or in the Guarantee and Collateral Agreement is not true in any material respect or which does not conform in all material respects to all standards imposed by any Governmental Authority; (e) in which any Person other than a Loan Party shall (i) have any direct or indirect ownership, interest (including rental interest) or title to such Inventory or (ii) be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein; (f) which is not finished goods or which constitutes work-in-process, raw materials, spare or replacement parts, subassemblies, packaging and shipping material, manufacturing supplies, samples, prototypes, displays or display items, bill-and-hold or ship-in-place goods, goods that are returned or marked for return, repossessed goods, defective or damaged goods, goods held on consignment, or goods which are not of a type held for rent in the ordinary course of business; (g) which is not located in the United States or Puerto Rico; (h) which is not located in a store, distribution center, collection center or national product service center which premises are, in each case, owned by a Loan Party, unless such store, distribution center, collection center or national product service center is leased by the Borrower and (i) the lessor has delivered to the Administrative Agent a Collateral Access Agreement or (ii) a Reserve for rent, charges and other amounts due or to become due with respect to such facility (which Reserve shall be based off the liquidation scenario set forth in the most recent Inventory appraisal received by the Administrative Agent) has been established by the Administrative Agent in its Permitted Discretion; (i) which is a discontinued product or component thereof; (j) which is the subject of a consignment by the applicable Loan Party as consignor; (k) which is perishable; (l) which contains or bears any intellectual property rights licensed to the applicable Loan Party unless the Administrative Agent is reasonably satisfied that it may sell or otherwise dispose of such Inventory without (i) infringing the rights of such licensor, (ii) violating any contract with such licensor, or (iii) incurring any liability with respect to payment of royalties other than royalties incurred pursuant to sale of such 28

Inventory under the current licensing agreement; (m) which is not reflected in a current perpetual inventory report of the Loan Parties (unless such Inventory is reflected in a report to the Administrative Agent as “in transit” Inventory); (n) for which reclamation rights have been asserted by the seller; (o) which has been acquired from a Sanctioned Person; (p) which the Administrative Agent in its Permitted Discretion (following (to the extent practicable) reasonable prior notice to, and consultation with, the Borrower) determines is unacceptable; or (q) following the consummation of a Qualified Securitization Transaction, is owned by the Acquired Business (or any subsidiary of Acima formed or acquired after the Closing Date). Standards of eligibility may be made more restrictive from time to time by the Administrative Agent in its Permitted Discretion, after consultation (to the extent practicable) with the Borrower, with any such changes to be effective four days after delivery of notice thereof to the Borrower and the Lenders; provided that if consultation with the Borrower and/or notice to the Borrower and the Lenders is not practicable or if failure to implement any such change within a shorter time period would, in the good faith judgment of the Administrative Agent, reasonably be expected to result in a Material Adverse Effect or materially and adversely affect the Collateral (taken as a whole) or the rights of the Lenders under the Loan Documents (taken as a whole), such change may be implemented within a shorter time as determined by the Administrative Agent in its Permitted Discretion. Prior to any Inventory that is acquired in a Material Transaction becoming “Eligible Inventory Held for Rent”, the Administrative Agent shall have received (unless the Administrative Agent otherwise agrees in its Permitted Discretion) a field examination and an appraisal in respect of such Inventory, the results of which are reasonably satisfactory to the Administrative Agent; provided, that if the Administrative Agent agrees in its Permitted Discretion that such field examination or appraisal shall not be required, it may, in its Permitted Discretion, include such Inventory as “Eligible Inventory Held for Rent” at a lower advance rate or provide a sublimit on the amount that such Inventory may contribute to the Borrowing Base. “Eligible Rental Agreements” means, at any time, rental agreements entered into by any Loan Party with a customer of such Loan Party which the Administrative Agent determines in its Permitted Discretion (following (to the extent practicable) reasonable prior notice to, and consultation with, the Borrower, and in any event exercised consistent with past practice with respect to the rental agreements of the Loan Parties) are eligible as the basis for the extension of Revolving Loans and the issuance of Letters of Credit. Without limiting the Administrative Agent’s Permitted Discretion provided herein, Eligible Rental Agreements shall not include any rental agreement: (a) which is not subject to a first priority (subject to Permitted Encumbrances) perfected security interest in favor of the Administrative Agent on behalf of the Secured 29

Parties; (b) which is subject to any Lien other than (i) a Lien in favor of the Administrative Agent, (ii) a Lien in favor of the Term Loan Administrative Agent which does not have priority over the Lien in favor of the Administrative Agent, (iii) a Lien in favor of the administrative agent or trustee in respect of any Junior Indebtedness which does not have priority over the Lien in favor of the Administrative Agent and (iv) a Permitted Encumbrance; (c) with respect to which the remaining value of the inventory in respect thereof has been written off the books of the Borrower or other applicable Loan Party or otherwise designated as uncollectible; (d) with respect to which any representation or warranty contained in this Agreement or in the Guarantee and Collateral Agreement is not true in any material respect; (e) which does not arise from the rent of goods in the ordinary course of business; (f) for which the goods subject to such rental agreement have not been shipped to the applicable counterparty; (g) with respect to which the amounts due under such rental agreement remain unpaid after the original due date for a period to be determined by the Administrative Agent from time to time in a manner that is consistent with the period provided for in the most recently delivered Collateral Monitoring Template or the most recent Rental Agreement Portfolio appraisal ordered by the Administrative Agent; (h) with respect to which the counterparty thereof has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, or liquidator of its assets, (ii) had possession of all or a material part of its property taken by any receiver, custodian, trustee or liquidator, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, winding-up, or voluntary or involuntary case under any state or federal bankruptcy laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under the Bankruptcy Code and reasonably acceptable to the Administrative Agent), (iv) admitted in writing its inability, or is generally unable to, pay its debts as they become due, (v) become insolvent, or (vi) ceased operation of its business; (i) with respect to which rental payments are owed in any currency other than Dollars; (j) which is not governed by the law of the United States, any state thereof or Puerto Rico; 30

(k) which is not generated in the United States or Puerto Rico; (l) with respect to which the counterparty thereof is an Affiliate of any Loan Party or any employee, officer or director of any Loan Party; (m) with respect to which the counterparty thereof is a Person to which any Loan Party is indebted, but only to the extent of such indebtedness; (n) with respect to which the payments thereunder are subject to any asserted counterclaim, deduction, defense, setoff or dispute but only to the extent of any such asserted counterclaim, deduction, defense, setoff or dispute; (o) with respect to which the Borrower or the applicable Loan Party has made any agreement with the counterparty thereof for any reduction in any rental payments or other amounts due thereunder, other than discounts and adjustments given in the ordinary course of business that are consistent with the treatment provided for in the most recently delivered Collateral Monitoring Template or the most recent Rental Agreement Portfolio appraisal ordered by the Administrative Agent; (p) which does not comply in all material respects with the requirements of all applicable laws and regulations, whether Federal, state or local; (q) which is for goods that have been rented pursuant to the terms of a written contract or other written agreement that indicates or purports that any Person other than a Loan Party has or has had an ownership interest in such goods, or which indicates any party other than a Loan Party as payee or remittance party; (r) following the consummation of a Qualified Securitization Transaction, which is an asset of or originated by the Acquired Business (or any subsidiary of Acima formed or acquired after the Closing Date); or (s) with respect to which the Administrative Agent determines in its Permitted Discretion (following (to the extent practicable) reasonable prior notice to, and consultation with, the Borrower) the rental payments or other payments thereunder may not be paid by reason of the counterparty’s inability to pay or which the Administrative Agent otherwise determines is unacceptable in its Permitted Discretion. Standards of eligibility may be made more restrictive from time to time by the Administrative Agent in its Permitted Discretion, following (to the extent practicable) reasonable prior notice to, and consultation with, the Borrower, with any such changes to be effective four days after delivery of notice thereof to the Borrower and the Lenders; provided that if consultation with the Borrower and/or notice to the Borrower and the Lenders is not practicable or if failure to implement any such change within a shorter time period would, in the good faith judgment of the Administrative Agent, reasonably be expected to result in a Material Adverse Effect or materially and adversely affect the Collateral (taken as a whole) or the rights of the Lenders under the Loan Documents (taken as a whole), such change may be implemented within a shorter time as determined by the Administrative Agent in its Permitted Discretion. Prior to any rental agreement that is acquired in a Material Transaction becoming an “Eligible Rental 31

Agreement”, the Administrative Agent shall have received (unless the Administrative Agent otherwise agrees in its Permitted Discretion) a field examination and an appraisal in respect of such rental agreement, the results of which are reasonably satisfactory to the Administrative Agent; provided, that if the Administrative Agent agrees in its Permitted Discretion that such field examination or appraisal shall not be required with respect to any rental agreements acquired in any future Material Transaction, it may, in its Permitted Discretion, include such rental agreements as “Eligible Rental Agreements” at a lower advance rate or provide a sublimit on the amount that such rental agreements may contribute to the Borrowing Base. “Environmental Laws” means any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health insofar as involving exposure to harmful or deleterious substances or the environment, as now or may at any time hereafter be in effect. “Environmental Permits” means any and all permits, licenses, approvals, registrations, notifications or authorizations required under any Environmental Law. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder. “ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section 4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code. “ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA. 32

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time. “Eurodollar” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate. “Event of Default” means any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied. “Exchange Act” means the Securities Exchange Act of 1934, as amended. “Excluded Subsidiary” means (a) any Unrestricted Subsidiary, (b) any Immaterial Subsidiary, (c) any non-Wholly Owned Subsidiary, (d) any Subsidiary that is prohibited or restricted by applicable law, rule or regulation or by any contractual obligation existing on the Closing Date or on the date such Subsidiary was acquired (so long as such contractual obligation was not entered into in contemplation of such acquisition) from guaranteeing the Obligations or which would require a governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless such consent, approval, license or authorization has been received, (e) any CFC or CFC Holding Company, (f) any Domestic Subsidiary of a Foreign Subsidiary, (g) not-for-profit Subsidiaries and captive insurance companies, (h) the Insurance Subsidiary, (i) any Subsidiary whose provision of a guarantee would have a cost that is excessive in relation to the value afforded thereby as determined by the Administrative Agent in its reasonable discretion and (j) any Securitization Subsidiary. Each Excluded Subsidiary as of the Closing Date is set forth on Schedule 4.15. “Excluded Swap Obligation” means with respect to any Loan Party (a) any Swap Obligation if, and to the extent that, and only for so long as, all or a portion of the guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, as applicable, such Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder, at the time the guarantee of (or grant of such security interest by, as applicable) such Loan Party becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Loan Party as specified in any agreement between the relevant Loan Parties and counterparty applicable to such Swap Obligations, and agreed by the Administrative Agent. If a Swap Obligation arises under a master agreement governing more than one Swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which such guarantee or security interest is or becomes illegal. “Excluded Taxes” means any of the following Taxes imposed on or with respect to a Credit Party or required to be withheld or deducted from a payment to a Credit Party, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of a Credit Party being organized under 33 the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) a Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.22) or (ii) a Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.19, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to a Credit Party’s failure to comply with Section 2.19(f) and (d) any U.S. federal withholding Taxes imposed under FATCA. “Existing ABL Facility” means that certain ABL Credit Agreement, dated as of August 5, 2019, among the Borrower, the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, supplemented or otherwise modified. “Existing Letters of Credit” means the letters of credit existing on the Closing Date and identified on Schedule 3.1. “Existing Term Loan Facility” means that certain Term Loan Credit Agreement, dated as of August 5, 2019, among the Borrower, the several lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended, supplemented or otherwise modified. “Facility” means this Agreement and the Commitments and the Revolving Loans made thereunder. “FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code. “Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement. “Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States. 34

“Fee Payment Date” means (a) the first Business Day of each January, April, July and October and (b) the last day of the Revolving Commitment Period. “Finance Lease Obligations” means as to any Person, the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as finance leases on a balance sheet of such Person under GAAP and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP. “Fixed Asset Priority Collateral” has the meaning given to such term in the Intercreditor Agreement. “Fixed Asset Obligations Payment Date” has the meaning given to such term in the Intercreditor Agreement. “Fixed Asset Secured Parties” has the meaning given to such term in the Intercreditor Agreement. “Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to Adjusted Term SOFR or Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt the initial Floor for each of Adjusted Term SOFR and Adjusted Daily Simple SOFR shall be 0.00%. “Foreign Benefit Arrangement” means any employee benefit arrangement mandated by non-U.S. law that is maintained or contributed to by any Group Member, any ERISA Affiliate or any other entity related to a Group Member on a controlled group basis. “Foreign Plan” means each employee benefit plan (within the meaning of Section 3(3) of ERISA, whether or not such plan is subject to ERISA) that is not subject to US law and is maintained or contributed to by any Group Member, or ERISA Affiliate or any other entity related to a Group Member on a controlled group basis. “Foreign Plan Event” means with respect to any Foreign Benefit Arrangement or Foreign Plan, (a) the failure to make or, if applicable, accrue in accordance with normal accounting practices, any employer or employee contributions required by applicable law or by the terms of such Foreign Benefit Arrangement or Foreign Plan; (b) the failure to register or loss of good standing with applicable regulatory authorities of any such Foreign Benefit Arrangement or Foreign Plan required to be registered; or (c) the failure of any Foreign Benefit Arrangement or Foreign Plan to comply with any material provisions of applicable law and regulations or with the material terms of such Foreign Benefit Arrangement or Foreign Plan. “Foreign Subsidiary” means any Restricted Subsidiary of the Borrower that is not a Domestic Subsidiary. “Full Cash Dominion Period” means (a) each period when a Specified Event of Default shall have occurred and be continuing and (b) each period beginning on the third 35 consecutive day on which Availability is less than the greater of (i) 12.5% of the Line Cap and (ii) $50,000,000; provided that any such Full Cash Dominion Period commencing pursuant to clause (b) shall end when and if Availability shall have been not less than (A) such specified level and (B) $50,000,000 for 30 consecutive days each. “Funding Office” means the office of the Administrative Agent specified in Section 10.2 or such other office as may be specified from time to time by the Administrative Agent as its funding office by written notice to the Borrower and the Lenders. “Funding SPV” means Radiant Funding SPV, LLC, a Delaware limited liability company. “GAAP” means generally accepted accounting principles in the United States as in effect from time to time. In the event that any “Accounting Change” (as defined below) shall occur and such change results in a change in the method of calculation of financial covenants, standards or terms in this Agreement, then the Borrower and the Administrative Agent agree to enter into negotiations to promptly amend such provisions of this Agreement so as to reflect equitably such Accounting Changes with the desired result that the criteria for evaluating the Borrower’s results of operations and/or financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made. Until such time as such an amendment shall have been executed and delivered by the Borrower, the Administrative Agent and the Required Lenders, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed as if such Accounting Changes had not occurred. “Accounting Changes” refers to changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board or, if applicable, the SEC. “Governmental Authority” means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, any securities exchange and any self-regulatory organization (including the National Association of Insurance Commissioners). “Group Members” means the collective reference to the Borrower and its Restricted Subsidiaries. “Guarantee and Collateral Agreement” means the ABL Guarantee and Collateral Agreement, dated as of the Closing Date, executed and delivered by the Borrower and each Subsidiary Guarantor, substantially in the form of Exhibit D, as the same may be amended, restated, amended and restated, modified, supplemented and/or replaced (in form reasonably satisfactory to the Administrative Agent) from time to time. “Guarantee Obligation” means as to any Person (the “guaranteeing person”), any obligation, including a reimbursement, counterindemnity or similar obligation, of the guaranteeing Person that guarantees or in effect guarantees, or which is given to induce the creation of a separate obligation by another Person (including any bank under any letter of credit) 36 that guarantees or in effect guarantees, any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business or reasonable indemnity obligations entered into in connection with any acquisition or disposition of assets. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith. “Immaterial Subsidiary” means any Restricted Subsidiary that is not a Material Subsidiary and that is designated by the Borrower in writing to the Administrative Agent as an “Immaterial Subsidiary”; provided that if (i) as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.1(a) or (b), the aggregate tangible assets of Immaterial Subsidiaries, as of the last day of such fiscal quarter, is greater than 5% of Consolidated Total Assets or (ii) the aggregate contribution of Immaterial Subsidiaries to Consolidated EBITDA for the Applicable Reference Period is greater than 5% of Consolidated EBITDA for such Applicable Reference Period, then one or more Restricted Subsidiaries that are not Material Subsidiaries shall promptly be designated by the Borrower in writing to the Administrative Agent as a “Material Subsidiary” until such excess has been eliminated. Each Immaterial Subsidiary as of the Closing Date is set forth on Schedule 4.15. “Impacted Interest Period” has the meaning set forth in the definition of LIBO Rate. “Increased Facility Activation Notice” means a notice substantially in the form of Exhibit I-1 or in such other form as is reasonably acceptable to the Administrative Agent. “Increased Facility Closing Date” means any Business Day designated as such in an Increased Facility Activation Notice. “Incremental Commitments” has the meaning set forth in Section 2.24(a). 37

“Indebtedness” means of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services, (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Finance Lease Obligations of such Person, (f) all obligations of such Person, contingent or otherwise, as an account party or applicant under or in respect of acceptances, letters of credit, surety bonds or similar arrangements, (g) the liquidation value of all Disqualified Capital Stock of such Person, (h) all Guarantee Obligations of such Person in respect of obligations of the kind referred to in clauses (a) through (g) above, (i) all obligations of the kind referred to in clauses (a) through (h) above secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) any Lien on property (including accounts and contract rights) owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligation (but only to the extent of the lesser of (i) the amount of such Indebtedness and (ii) the fair market value of such property), and (j) for the purposes of Section 8(e) only, all obligations of such Person in respect of Swap Agreements; provided that Indebtedness shall not include (i) trade payable and accrued expenses incurred in the ordinary course of business and not more than 120 days overdue, (ii) ordinary course intercompany liabilities having a term not exceeding 365 days (inclusive of any roll-over or extension of terms) or any other ordinary course intercompany liabilities not constituting Specified Indebtedness, (iii) prepaid or deferred revenue arising in the ordinary course of business, (iv) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset to satisfy unperformed obligations of the seller of such assets, (v) deferred compensation payable to employees, officers and directors and (vi) any earn-out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor. Any Indebtedness for which proceeds have been escrowed or otherwise deposited to repay, defease, redeem or satisfy and discharge such Indebtedness shall not be deemed outstanding. “Indemnified Liabilities” has the meaning set forth in Section 10.5. “Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes. “Indemnitee” has the meaning set forth in Section 10.5(d). “Initiatives” has the meaning set forth in the definition of Consolidated EBITDA. 38

“Insolvent” means with respect to any Multiemployer Plan, the condition that such plan is insolvent within the meaning of Section 4245 of ERISA. “Insurance Subsidiary” means Legacy Insurance Co., Ltd., a Bermuda company and a Wholly Owned Subsidiary of the Borrower formed for the sole purpose of writing insurance only for the risks of the Borrower and its Subsidiaries. “Intellectual Property” has the meaning set forth in the Guarantee and Collateral Agreement. “Intercreditor Agreement” means the ABL/Fixed Asset Intercreditor Agreement, dated as of the Closing Date, among the Borrower, the Subsidiary Guarantors, the Administrative Agent and the Term Loan Administrative Agent, and any other intercreditor agreement substantially in the form of Exhibit K, in each case, as the same may be amended, restated, amended and restated, modified, supplemented and/or replaced (in form reasonably satisfactory to the Administrative Agent) from time to time. “Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.12 and the definition of “Interest Period”, which shall be substantially in the form of Exhibit B or any other form approved by the Administrative Agent. “Interest Payment Date” means (a) as to any ABR Loan, the first day of each January, April, July and October to occur while such Loan is outstanding and the final maturity date of such Loan, (b) as to any EurodollarTerm SOFR Loan having an Interest Period of three months or less, the last day of such Interest Period, (c) as to any EurodollarTerm SOFR Loan having an Interest Period longer than three months, each day that is three months, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Loan, the date of any repayment or prepayment made in respect thereof. “Interest Period” means as to any Eurodollar Loan, (a) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower in its Borrowing Request or Interest Election Request, as the case may be, given with respect thereto; and (b) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter, as selected by the Borrower by irrevocable notice in an Interest Election Request submitted to the Administrative Agent not later than 12:00 Noon, New York City time, on the date that is three Business Days prior to the last day of the then current Interest Period with respect thereto; provided that, all of the foregoing provisions relating to Interest Periods are subject to the following: “Interest Period” means, with respect to any Term SOFR Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one (1), three (3) or six (6) months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided that (i) if any Interest Period would 39 otherwise end on a day that is notother than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into anothersuch next succeeding Business Day would fall in the next calendar month, in which eventcase such Interest Period shall end on the immediatelynext preceding Business Day; , (ii) (ii) the Borrower may not select an Interest Period that would extend beyond the Revolving Termination Date; and (iii) any Interest Period that beginscommences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month at the end of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. and (iii) no tenor that has been removed from this definition pursuant to Section 2.16(f) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing. “Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period for which the LIBO Screen Rate is available that is shorter than the Impacted Interest Period; and (b) the LIBO Screen Rate for the shortest period for which that LIBO Screen Rate is available that exceeds the Impacted Interest Period, in each case, as of 11:00 a.m., London time, two Business Days prior to the commencement of the applicable Interest Period; provided that if the Interpolated Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of calculating such rate. When determining the rate for a period which is less than the shortest period for which the LIBO Screen Rate is available, the LIBO Screen Rate for purposes of clause (a) above shall be deemed to be the overnight rate for Dollars determined by the Administrative Agent from such service as the Administrative Agent may select in its reasonable discretion. “Inventory” has the meaning set forth in the Guarantee and Collateral Agreement. “Inventory Held for Rent” means Inventory of a Loan Party which is being held for rent. “Investments” has the meaning set forth in Section 7.7. “IRS” means the United States Internal Revenue Service. “ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate 40 derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto. “Issuing Lender” means each of (a) JPMCB, (b) Citizens Bank, N.A., (c) HSBC Bank USA, N.A., (d) Credit Suisse AG, Cayman Islands Branch, (e) Truist Bank and (f) any other Revolving Lender approved by the Administrative Agent and the Borrower that has agreed in its sole discretion to act as an “Issuing Lender” hereunder, or any of their respective affiliates, in each case in its capacity as issuer of any Letter of Credit, and their respective successors in such capacity as provided in Section 3.9. Each reference herein to “the Issuing Lender” shall be deemed to be a reference to the relevant Issuing Lender. Each Issuing Lender may, in its discretion, arrange for one or more Letters of Credit to be issued by any Affiliate of such Issuing Lender, in which case the term “Issuing Lender” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate. “Joint Venture” means a joint venture, partnership or other similar arrangement entered into by the Borrower or any Restricted Subsidiary, whether in corporate, partnership or other legal form; provided that in no event shall any Subsidiary be considered to be a Joint Venture. “JPMCB” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors. “Junior Indebtedness” means (i) any Subordinated Indebtedness and (ii) any Specified Indebtedness (other than the Term Loans, any Pari Passu Secured Indebtedness and any Permitted Refinancing Indebtedness in respect thereof) of any Group Member that is secured by a Lien on the Collateral that is junior to the Lien on the Collateral securing the Obligations. “Latest Maturity Date” means at any date of determination, the latest scheduled maturity date applicable to any Loan hereunder at such time. “L/C Commitment” means, subject to Section 3.1(c), (a) if the Specified Letter of Credit is outstanding, (i) as to JPMCB, $80,000,000, (ii) as to HSBC Bank USA, N.A., $22,000,000, (iii) as to Credit Suisse AG, Cayman Islands Branch $16,000,000, (iv) as to Citizens Bank, N.A. $16,000,000 and (v) as to Truist Bank, $16,000,000 and (b) if the Specified Letter of Credit is not outstanding, (i) as to JPMCB, $39,000,000, (ii) as to HSBC Bank USA, N.A., $36,000,000, (iii) as to Credit Suisse AG, Cayman Islands Branch $25,000,000, (iv) as to Citizens Bank, N.A. $25,000,000 and (v) as to Truist Bank, $25,000,000, as each of the foregoing amounts may be changed from time to time by the mutual agreement of the Administrative Agent and the Borrower. “L/C Disbursement” means a payment or disbursement made by an Issuing Lender pursuant to a Letter of Credit. “L/C Exposure” means at any time, the total L/C Obligations. The L/C Exposure of any Revolving Lender at any time shall be its Revolving Percentage of the total L/C Exposure at such time. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Article 29(a) of the Uniform Customs and Practice for Documentary Credits, 41

International Chamber of Commerce Publication No. 600 (or such later version thereof as may be in effect at the applicable time) or Rule 3.13 or Rule 3.14 of the International Standby Practices, International Chamber of Commerce Publication No. 590 (or such later version thereof as may be in effect at the applicable time) or similar terms of the Letter of Credit itself, or if compliant documents have been presented but not yet honored, such Letter of Credit shall be deemed to be “outstanding” and “undrawn” in the amount so remaining available to be paid, and the obligations of the Borrower and each Lender shall remain in full force and effect until the Issuing Lender and the Lenders shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit. “L/C Obligations” means at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit that have not then been reimbursed pursuant to Section 3.5. “L/C Participants” means the collective reference to all the Revolving Lenders other than the Issuing Lender. “LCT Election” has the meaning set forth in Section 1.7. “LCT Test Date” has the meaning set forth in Section 1.7. “Lender Parent” means with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a Subsidiary. “Lender-Related Person” has the meaning set forth in Section 10.5. “Lenders” means the Persons listed on Schedule 1.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption or otherwise, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or otherwise. Unless the context otherwise requires, the term “Lenders” includes the Issuing Lenders. “Letters of Credit” has the meaning set forth in Section 3.1. “Liabilities” means any losses, obligations, claims (including intraparty claims), damages, demands, penalties, judgments, suits, costs, expenses, disbursements or liabilities of any kind. “LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period; provided that if the LIBO Screen Rate shall not be available at such time for such Interest Period (an “Impacted Interest Period”) then the LIBO Rate shall be the Interpolated Rate. “LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) 42 for U.S. Dollars for a period equal in length to such Interest Period as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement. “Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any finance lease having substantially the same economic effect as any of the foregoing); provided that a “Lien” as defined herein shall not include any license, sublicense or similar right with respect to Intellectual Property. “Limited Condition Transaction” means any Investment that the Borrower or a Restricted Subsidiary is contractually committed to consummate (it being understood that such commitment may be subject to conditions precedent, which conditions precedent may be amended, satisfied or waived in accordance with the applicable agreement) and whose consummation is not conditioned on the availability of, or on obtaining, third party financing (it being understood that a “marketing period” or similar concept is not a financing condition). “Line Cap” means at any time, an amount equal to the lesser of (a) the Total Commitments and (b) the Borrowing Base. “Loan” means the loans made by the Lenders to the Borrower pursuant to this Agreement, including Protective Advances. “Loan Documents” means this Agreement, the Security Documents, the Intercreditor Agreement, the Notes and any amendment, restatement, amendment and restatement, waiver, supplement or other modification to or refinancing or replacement of any of the foregoing. “Loan Parties” means the Borrower and the Subsidiary Guarantors. “Margin Stock” means margin stock within the meaning of Regulations T, U and X, as applicable. “Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes assets comprising all or substantially all of an operating unit of a business or constitutes all or substantially all of the common stock of a Person and (b) involves the payment of consideration by the Group Members in excess of $55,000,000. “Material Adverse Effect” means a material adverse effect on (i) the business, property, operations or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, (ii) the ability of the Borrower and the other Loan Parties, taken as a whole, to perform their payment obligations under the Loan Documents to which they are a party or (iii) 43 the validity or enforceability of the Loan Documents or the rights and remedies of the Administrative Agent under the Loan Documents taken as a whole. “Material Disposition” means any Disposition of property or series of related Dispositions of property that yields gross proceeds to the Group Members in excess of $55,000,000. “Material Indebtedness” means Indebtedness (other than the Loans) or Swap Obligations of any one or more of the Borrower and the Restricted Subsidiaries in an aggregate principal amount of $75,000,000 or more; provided that any Indebtedness outstanding under the Term Loan Credit Agreement shall be deemed to be Material Indebtedness. For purposes of determining Material Indebtedness, the “principal amount” of any Swap Obligation at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower and/or any applicable Restricted Subsidiary would be required to pay if the applicable Swap Agreement were terminated at such time. “Material Subsidiary” means, as of any date of determination, each Restricted Subsidiary (a) with total assets (including the value of Capital Stock of its subsidiaries) on such date of determination greater than 5.0% of Consolidated Total Assets, (b) whose contribution to Consolidated EBITDA for the Applicable Reference Period exceeds 5.0% of Consolidated EBITDA for the Applicable Reference Period or (c) that is designated as a “Material Subsidiary” pursuant to the definition of Immaterial Subsidiary. “Material Transaction” means any acquisition or series of related acquisitions in which a Loan Party acquires assets that, if included in the Borrowing Base, would increase the Borrowing Base by an amount in excess of $15,000,000. “Materials of Environmental Concern” means any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, radioactivity, and any other substances, materials or wastes, that are regulated pursuant to or that could give rise to liability under any Environmental Law. “Maximum Term Loan Incremental Amount” means the sum of: (i) an amount represented by Incremental Term Loans (as defined in the Term Loan Credit Agreement) to be established pursuant to Section 2.24 of the Term Loan Credit Agreement, that are secured by Liens on the Collateral that are pari passu to the Liens on Collateral securing the Term Loans, if immediately after giving effect to the establishment thereof (excluding from Unrestricted Cash in making such pro forma calculation the Net Cash Proceeds of such Incremental Term Loans) the Consolidated Senior Secured Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of incurrence of such Indebtedness, would be equal to or less than either (A) 2.00 to 1.00 or (B) in the case of Incremental Term Loans (as defined in the Term Loan Credit Agreement) incurred in connection with a Permitted Acquisition or Investment permitted hereunder, the Consolidated Senior Secured Leverage Ratio immediately prior to such Permitted Acquisition or Investment giving pro forma effect to 44 such Permitted Acquisition or Investment, (ii) an amount represented by Incremental Term Loans (as defined in the Term Loan Credit Agreement) to be established pursuant to Section 2.24 of the Term Loan Credit Agreement, that are secured by Liens on the Collateral that are junior to the Liens on Collateral securing the Term Loans, if immediately after giving effect to the establishment thereof (excluding from Unrestricted Cash in making such pro forma calculation the Net Cash Proceeds of such Incremental Term Loans) the Consolidated Secured Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of incurrence of such Indebtedness, would be equal to or less than either (A) 2.00 to 1.00 or (B) in the case of Incremental Term Loans (as defined in the Term Loan Credit Agreement) incurred in connection with a Permitted Acquisition or Investment permitted hereunder, the Consolidated Secured Leverage Ratio immediately prior to such Permitted Acquisition or Investment giving pro forma effect to such Permitted Acquisition or Investment, and (iii) an amount represented by Incremental Term Loans (as defined in the Term Loan Credit Agreement) to be established pursuant to Section 2.24 of the Term Loan Credit Agreement, that are unsecured, if immediately after giving effect to the establishment thereof (excluding from Unrestricted Cash in making such pro forma calculation the Net Cash Proceeds of such Incremental Term Loans) either (A) the Consolidated Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of incurrence of such Indebtedness, would be equal to or less than either (I) 2.50 to 1.00 or (II) in the case of Incremental Term Loans (as defined in the Term Loan Credit Agreement) incurred in connection with a Permitted Acquisition or Investment permitted hereunder, the Consolidated Leverage Ratio immediately prior to such Permitted Acquisition or Investment giving pro forma effect to such Permitted Acquisition or Investment or (B) the Cash Interest Coverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of incurrence of such Indebtedness, would be equal to or greater than either (I) 2.00:1.00 or (II) in the case of Incremental Term Loans (as defined in the Term Loan Credit Agreement) incurred in connection with a Permitted Acquisition or Investment permitted hereunder, the Cash Interest Coverage Ratio immediately prior to such Permitted Acquisition or Investment giving pro forma effect to such Permitted Acquisition or Investment. “Mexico Operations” means the operations in Mexico of the Borrower and its Subsidiaries. “Monthly Financial Statement Period” means any period (a) commencing on the first day on which Availability is less than the greater of (i) 12.5% of the Line Cap and (ii) $60,000,000 and (b) ending on the first subsequent day on which Availability has exceeded the greater of (i) 12.5% of the Line Cap and (ii) $60,000,000 for thirty (30) consecutive calendar days. “Moody’s” means Moody’s Investors Service, Inc. 45

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA to which any Group Member or any ERISA Affiliate (i) makes or is obligated to make contributions, (ii) during the preceding five plan years, has made or been obligated to make contributions or (iii) has any actual or contingent liability. “Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Group Member or any ERISA Affiliate) at least two of whom are not under common control, as such a Plan is described in Section 4064 of ERISA. “Net Cash Proceeds” means in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys’ fees, investment banking fees, auditor fees, printer fees, SEC filing fees, brokerage fees, accountants’ fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith. “Net Orderly Liquidation Value” means (a) with respect to Inventory of any Person, the (i) net orderly liquidation value percentage based on the amount expected to be realized at an orderly, negotiated sale held within a reasonable time period from the most recent Inventory appraisal ordered by the Administrative Agent multiplied by (ii) the book value of such Inventory and (b) with respect to Eligible Rental Agreements of any Person, the net orderly liquidation value expected to be realized at an orderly, negotiated sale held within a reasonable time period from the most recent Rental Agreement Portfolio appraisal ordered by the Administrative Agent or Collateral Monitoring Template. “New Lender” has the meaning set forth in Section 2.24(b). “New Lender Supplement” has the meaning set forth in Section 2.24(b). “Non-U.S. Lender” means a Lender that is not a U.S. Person. “Not Otherwise Applied” means in respect of any amount, such amount has not previously been (and is not currently being) applied to any other use or transaction. “Notes” means the collective reference to any promissory note evidencing Loans. “NYFRB” means the Federal Reserve Bank of New York. “NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source. “NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; 46 provided, further, that if any of the aforesaid rates as so determined be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. “Obligations” means collectively, (a) the unpaid principal of and interest on (including interest accruing after the maturity of the Loans and Reimbursement Obligations and interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) the Loans and Reimbursement Obligations, all other obligations and liabilities of the Borrower to the Administrative Agent or to any Lender, whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which arise under, out of, or in connection with, this Agreement, any other Loan Document, the Letters of Credit or any other document made, delivered or given in connection herewith or therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including all fees, charges and disbursements of counsel to the Administrative Agent or to any Lender that are required to be paid by the Borrower pursuant hereto) or otherwise, (b) all Banking Services Obligations and (c) all Secured Swap Obligations. “Organizational Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and, if applicable, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. “Other Connection Taxes” means with respect to any Credit Party, Taxes imposed as a result of a present or former connection between such Credit Party and the jurisdiction imposing such Tax (other than connections arising from such Credit Party having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan or Loan Document). “Other Taxes” means all present or future stamp, court, or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.22). “Overage” has the meaning set forth in the definition of Eligible Installment Sales Accounts. 47

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eeurodollar borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate. “Pari Passu Secured Indebtedness” means Term Loan Refinancing Indebtedness (as defined in the Term Loan Credit Agreement) and Term Loan Incremental Equivalent Debt (and any Permitted Refinancing Indebtedness in respect of the foregoing), in each case that is secured by Liens on the Collateral that are pari passu to the Liens on Collateral securing the Term Loans. “Participant” has the meaning set forth in Section 10.6(c). “Participant Register” has the meaning set forth in Section 10.6(c). “Patriot Act” has the meaning set forth in Section 10.17. “Payment Conditions” means (a) no Specified Event of Default has occurred and is continuing and (b) at all times during the Pro Forma Period (i) after giving effect to the proposed event as if it occurred on the first day of the Pro Forma Period, Availability is greater than the greater of (A) 22.5% of the Line Cap and (B) $84,375,000 or (ii) after giving effect to the proposed event as if it occurred on the first day of the Pro Forma Period, (A) Availability is greater than the greater of (1) 17.5% of the Line Cap and (2) $65,625,000 and (B) the Consolidated Fixed Charge Coverage Ratio for the last four (4) fiscal quarters is greater than 1.10:1.0. “PBGC” means the Pension Benefit Guaranty Corporation established under Section 4002 of ERISA and any successor entity performing similar functions. “Pension Plan” means any employee benefit plan (including a Multiple Employer Plan, but not including a Multiemployer Plan) that is subject to Title IV of ERISA, Section 412 of the Code or Section 302 of ERISA (i) which is or was sponsored, maintained or contributed to by, or required to be contributed to by, any Group Member or any ERISA Affiliate or (ii) with respect to which any Group Member or any ERISA Affiliate has any actual or contingent liability. “Permitted Acquisition” means the purchase or other acquisition (including by merger, consolidation or amalgamation) by the Borrower or any Restricted Subsidiary of all or a majority of the Capital Stock of, or all or substantially all of the property of, any Person, or of any business or division of any Person or any Investment by a Group Member in a Restricted Subsidiary that serves to increase the Capital Stock ownership of such Group Member in such Restricted Subsidiary; provided that with respect to each purchase or other acquisition (i) after giving effect thereto, the Borrower and its Restricted Subsidiaries are in compliance with Section 7.15, (ii) immediately before and immediately after giving effect on a pro forma basis to any such purchase or other acquisition, no Event of Default shall have occurred and be continuing 48 and (iii) any such newly created or acquired Subsidiary shall, to the extent required by Section 6.10, comply with the requirements of Section 6.10. “Permitted Discretion” means in respect of the adjustment of eligibility criteria and (without duplication) reserves with respect to the Borrowing Base collateral, and in such other circumstances as stated herein, a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment following (to the extent practicable) reasonable prior notice to, and consultation with, the Borrower and in accordance with customary business practices for asset-based transactions. “Permitted Encumbrances” means Liens permitted pursuant to Section 7.3(a), (b), (c), (d) or (n); provided that the term “Permitted Encumbrances” shall not include any Lien securing Specified Indebtedness. “Permitted Liens” means Liens permitted pursuant to Section 7.3. “Permitted Refinancing Indebtedness” means with respect to any Indebtedness of any Person (the “Original Indebtedness”), any modification, refinancing, refunding, replacement, renewal or extension of such Indebtedness, in whole or in part; provided, that (i) no Person that is not an obligor with respect to the Original Indebtedness shall be an obligor with respect to such Permitted Refinancing Indebtedness, (ii) the final maturity and weighted average life to maturity of such Indebtedness shall not be shortened as a result of such modification, refinancing, refunding, replacement, renewal or extension, (iii) in the case of any modification, refinancing, refunding, replacement, renewal or extension of Indebtedness incurred pursuant to Section 7.2(b) or Section 7.2(bb), the mandatory prepayment and redemption terms, covenants and events of default of such Indebtedness are either (x) not materially more favorable (taken as a whole, as conclusively determined by the Borrower in good faith) to the lenders providing such Indebtedness than those terms (taken as a whole) applicable to the Original Indebtedness (except to the extent such terms apply solely to any period after the Latest Maturity Date or applied for the benefit of the Loans then outstanding) or (y) reflect market terms and conditions at the time of incurrence or issuance, as conclusively determined by the Borrower in good faith, (iv) (x) in the case of any Original Indebtedness consisting of a revolving credit facility, the committed amount does not exceed the committed amount in respect of the Original Indebtedness and (y) in each case (including in respect of a revolving credit facility), the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Original Indebtedness, except in each case by an amount (such amount, the “Additional Permitted Amount”) equal to unpaid accrued interest, fees, and premium (including make-whole premiums, prepayment premiums and amounts required to be paid in connection with defeasance and satisfaction and discharge) thereon at such time plus reasonable fees and expenses incurred in connection with such modification, refinancing, refunding, replacement, renewal or extension (including upfront fees and original issue discount), (v) for the avoidance of doubt, the Original Indebtedness is paid down (or, with respect to revolving credit facilities, commitments in respect thereof are reduced (together with, if applicable, payments of principal)) on a dollar-for-dollar basis by such Permitted Refinancing Indebtedness (other than by the Additional Permitted Amount), (vi) if the Original Indebtedness shall have been subordinated to the Obligations, such Permitted Refinancing Indebtedness shall also be subordinated to the Obligations on terms not less favorable in any material respect (taken as a whole) to the Lenders 49 and (vii) such Permitted Refinancing Indebtedness shall not be secured by any Lien on any asset other than the assets that secured such Original Indebtedness (or would have been required to secure such Original Indebtedness pursuant to the terms thereof) or, in the event Liens securing such Original Indebtedness shall have been contractually subordinated to any Lien securing the Obligations, by any Lien that shall not have been contractually subordinated to at least the same extent. “Permitted Unsecured Indebtedness” means Indebtedness of the Borrower or any of its Subsidiaries (a) that is not (and any Guarantee Obligations thereof by any Group Member are not) secured by any collateral (including the Collateral), (b) that does not mature earlier than (or require scheduled amortization or mandatory commitment reductions in excess of 1.00% per annum prior to) the date that is 91 days after the Latest Maturity Date then in effect at the time of incurrence thereof, (c) that contains mandatory prepayment and redemption terms, covenants and events of default that are either (x) customary for similar Indebtedness in light of then-prevailing market conditions (it being understood and agreed that such Indebtedness shall include financial maintenance covenants only to the extent any such financial maintenance covenant is (i) applicable only to periods after the Latest Maturity Date then in effect at the time of incurrence thereof or (ii) included in or added to the Loan Documents for the benefit of the Lenders) or (y) when taken as a whole (other than interest rates, rate floors, fees and optional prepayment or redemption terms), are not materially more favorable to the lenders or investors providing such Permitted Unsecured Indebtedness, as the case may be, than those set forth in the Loan Documents are with respect to the Lenders (other than covenants or other provisions applicable only to periods after the Latest Maturity Date then in effect at the time of incurrence thereof or that are included in or added to the Loan Documents for the benefit of the Lenders), in the case of each of clauses (x) and (y), as conclusively determined by the Borrower in good faith, and (e) that is not guaranteed by any Person other than on an unsecured basis by Group Members. “Person” means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature. “Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA. “Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time. “Platform” has the meaning set forth in Section 10.15. “Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative 50

Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective. “Pro Forma Basis” means, with respect to the calculation of any test or covenant hereunder, such test or covenant being calculated after giving effect to (a) any designation of a Restricted Subsidiary as an Unrestricted Subsidiary, (b) any designation of an Unrestricted Subsidiary as a Restricted Subsidiary, (c) any Material Acquisition, (d) any Material Disposition, (e) any assumption, incurrence, repayment or other Disposition of Indebtedness, (f) the granting or assumption of any Lien and (g) in connection with the foregoing, the making of any Restricted Payment (all of the foregoing, “Applicable Transactions”) using, for purposes of determining such compliance, the historical financial statements of all entities or assets so designated, acquired or sold (to the extent available) and the consolidated financial statements of the Borrower and its Restricted Subsidiaries, which shall be reformulated as if all Applicable Transactions during the Applicable Reference Period, or subsequent to the Applicable Reference Period and on or prior to the date of such calculation, had been consummated at the beginning of such period (and shall include, with respect to any Material Acquisition or Material Disposition, any adjustments calculated in accordance with (and subject to the requirements and limitations of) clause (i) of the definition of “Consolidated EBITDA”); provided that with respect to any assumption, incurrence, repayment or other Disposition of Indebtedness (i) if such Indebtedness has a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the date of calculation had been the applicable rate for the entire period (taking into account any Swap Obligations applicable to such Indebtedness if such Swap Obligation has a remaining term as at the date of calculation in excess of 12 months), (ii) interest on Finance Lease Obligations shall be deemed to accrue at an interest rate reasonably determined by the Borrower to be the rate of interest implicit in such Finance Lease Obligation in accordance with GAAP, (iii) interest on any Indebtedness under a revolving credit facility shall be based upon the average daily balance of such Indebtedness during the applicable period and (iv) interest on Indebtedness that may be optionally determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate as the Borrower may designate. For the avoidance of doubt, in calculating Consolidated Fixed Charges, (x) the Consolidated Fixed Charges attributable to any Indebtedness assumed or incurred in connection with a Material Acquisition consummated during the Applicable Reference Period or subsequent to the Applicable Reference Period and on or prior to the date of such calculation shall be included and (y) the Consolidated Fixed Charges attributable to any Indebtedness repaid or otherwise Disposed of pursuant to a Material Disposition consummated during the Applicable Reference Period or subsequent to the Applicable Reference Period and on or prior to the date of such calculation shall be excluded. “Pro Forma Financial Statements” has the meaning set forth in Section 4.1(a). “Pro Forma Period” means with respect to any Restricted Payment, Investment or prepayment of Indebtedness (any of the foregoing, a “Specified Event”), the period (a) commencing 30 days prior to the date such Specified Event is proposed by the Borrower to occur and (b) ending on the date such Specified Event is proposed by the Borrower to occur. 51

“Prohibited Transaction” has the meaning set forth in Section 406 of ERISA and Section 4975(c) of the Code. “Projections” has the meaning set forth in Section 6.2(c). “Protective Advance Exposure” means at any time, the sum of the aggregate amount of all outstanding Protective Advances at such time. The Protective Advance Exposure of any Revolving Lender at any time shall be its Revolving Percentage of the total Protective Advance Exposure at such time. “Protective Advances” has the meaning set forth in Section 2.3(a). “PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time. “Public-Sider” means a Lender whose representatives may trade in securities of the Borrower or any of its Subsidiaries while in possession of the financial statements provided by the Borrower under the terms of this Agreement. “QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D). “QFC Credit Support” has the meaning set forth in Section 10.20. “Qualified Capital Stock” means Capital Stock of the Borrower other than Disqualified Capital Stock. “Qualified Securitization Transaction” means any Securitization Transaction of a Securitization Subsidiary that meets the following conditions: (a) the Borrower shall have determined in good faith that such Securitization Transaction (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Borrower and its Restricted Subsidiaries (other than such Securitization Subsidiary); (b) all sales of Securitization Assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Borrower); (c) the Securitization Assets sold to the Securitization Subsidiary are (i) owned and originated by the Acquired Business (or any subsidiary of Acima formed or acquired after the Closing Date) and (ii) sold in reliance on Section 7.5(m); (d) any Indebtedness incurred in such Securitization Transaction is made only in reliance on Section 7.2(v); (e) any Liens securing Indebtedness in such Securitization Transaction are secured only in reliance on Section 7.3(q); and 52

(f) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings. The grant of a security interest in any assets of the Borrower or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure any Indebtedness shall not be deemed a Qualified Securitization Transaction; provided, that it is understood and agreed for the avoidance of doubt that this Agreement does not permit any Liens on ABL Priority Collateral that secure Indebtedness on a pari passu basis with the Loans. “Recent Rental Proceeds” means, as of any day, the aggregate cash proceeds from rental payments and fees (excluding sales tax) received by the Loan Parties pursuant to Eligible Rental Agreements during the three calendar months most recently ended on or prior to such day. “Reference Period” means each period of four consecutive fiscal quarters of the Borrower. “Reference Time” with respect to any setting of the then-current Benchmark means (1a) if such Benchmark is LIBO Rate, 11:00 a.m. (LondonTerm SOFR, 5:00 a.m. (Chicago time) on the day that is two London banking(2) Business dDays preceding the date of such setting, and (2b) if such Benchmark is not LIBO RateDaily Simple SOFR, then four (4) Business Days prior to such setting or (c) otherwise, the time determined by the Administrative Agent in its reasonable discretion. “Register” has the meaning set forth in Section 10.6(b)(iv). “Regulation D” means Regulation D of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulation T” means Regulation T of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulation U” means Regulation U of the Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Regulation X” means Regulation X of the Federal Reserve Board, as in effect from time to time and all official rulings and interpretations thereunder or thereof. “Reimbursement Obligation” means the obligation of the Borrower to reimburse the Issuing Lender pursuant to Section 3.5 for amounts drawn under Letters of Credit. “Related Parties” with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates. 53

“Relevant Governmental Body” means the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto. “Rent Reserve” means with respect to any store, warehouse distribution center, regional distribution center or depot where any Inventory subject to Liens arising by operation of law is located, a reserve equal to three months’ rent at such store, warehouse distribution center, regional distribution center or depot. “Rental Agreement Portfolio” means, at any time, the Eligible Rental Agreements of the Loan Parties. “Report” means reports prepared by the Administrative Agent or another Person showing the results of appraisals, field examinations or audits pertaining to the assets of the Loan Parties from information furnished by or on behalf of the Borrower, after the Administrative Agent has exercised its rights of inspection pursuant to this Agreement, which Reports may be distributed to the Lenders by the Administrative Agent. “Reported Banking Services Obligations” means Banking Services Obligations of any Loan Party owing to one or more Lenders or their respective Affiliates; provided that, as of any date of determination, such obligations shall constitute Reported Banking Services Obligations solely to the extent that the Lender party thereto or its Affiliate (other than JPMCB and its Affiliates, which shall have been deemed to have provided such reports to the Administrative Agent) shall have reported the amount of such outstanding obligations to the Administrative Agent as of the last day of the previous fiscal quarter on or prior to the date that is 15 days following the end of such fiscal quarter (or (x) prior to the date that is 15 days following the end of the first fiscal quarter following the Closing Date, within 15 days of the Closing Date such Lender or Affiliate shall have reported the amount of such outstanding obligations as of the Closing Date, and (y) within 10 days of any request therefor by the Administrative Agent, such Lender or Affiliate shall have reported the amount of such outstanding obligations as of any other date reasonably requested by the Administrative Agent). “Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Transaction to repurchase such Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller. “Reported Secured Swap Obligations” means Secured Swap Obligations of any Loan Party owing to one or more Lenders or their respective Affiliates; provided that, as of any date of determination, such obligations shall constitute Reported Secured Swap Obligations solely to the extent that as of any date of determination, such Lender party thereto or its Affiliate (other than JPMCB and its Affiliates, which shall have been deemed to have provided such reports to the Administrative Agent) shall have reported the amount of such outstanding Swap Obligations to the Administrative Agent as of the last day of the previous fiscal quarter on or prior to the date that is 15 days following the end of such fiscal quarter (or (x) prior to the date 54 that is 15 days following the end of the first fiscal quarter following the Closing Date, within 30 days of the Closing Date such Lender or Affiliate shall have reported the amount of such outstanding obligations as of the Closing Date and (y) within 10 days of any request therefor by the Administrative Agent, such Lender or Affiliate shall have reported the amount of such outstanding Swap Obligations as of any other date reasonably requested by the Administrative Agent). “Required Lenders” means at any time, the holders of more than 50% of the Total Commitments then in effect or, if the Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding. “Requirement of Law” means as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject. “Reserves” means, any and all reserves which the Administrative Agent deems necessary, in its Permitted Discretion (following (to the extent practicable) reasonable prior notice to, and consultation with, the Borrower), to maintain (including, without limitation, Banking Services Reserves, Rent Reserves, reserves for dilution of Accounts, reserves for Inventory shrinkage, reserves for customs charges and shipping charges related to any Inventory in transit and reserves for Swap Obligations) with respect to the Collateral or any Loan Party. Notwithstanding anything to the contrary in this Agreement, (a) such Reserves shall not be established or changed except upon not less than four (4) Business Days’ prior written notice to the Borrower, which notice shall include a reasonably detailed description of such Reserve being established (during which period (i) the Administrative Agent shall, if requested, discuss any such Reserve or change with the Borrower and (ii) the Borrower may take such action as may be required so that the event, condition or matter that is the basis for such Reserve or change thereto no longer exists or exists in a manner that would result in the establishment of a lower Reserve or result in a lesser change thereto, in a manner and to the extent reasonably satisfactory to the Administrative Agent); provided, that such establishment of or changes to Reserves will become effective immediately prior to any Borrowing that occurs during such four (4) Business Day period, (b) the amount of any Reserve established by the Administrative Agent, and any change in the amount of any Reserve, shall have a reasonable relationship to the event, condition or other matter that is the basis for such Reserve or such change and (c) no reserves or changes shall be duplicative of reserves or changes already accounted for through eligibility criteria. “Resolution Authority” means, with respect to any EEA Financial Institution, an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority. 55

“Responsible Officer” means the chief executive officer, president, chief financial officer, senior vice president, finance, or treasurer of the Borrower, but in any event, with respect to financial matters, the chief financial officer or senior vice president, finance, of the Borrower. “Restricted Debt Payment” has the meaning set forth in Section 7.8(a). “Restricted Indebtedness” means any Subordinated Indebtedness, any Unsecured Notes and any Permitted Refinancing Indebtedness in respect of any Unsecured Notes. “Restricted Payments” has the meaning set forth in Section 7.6. “Restricted Subsidiary” means any Subsidiary of the Borrower other than an Unrestricted Subsidiary. “Revolving Commitment Period” means the period from and including the Closing Date to the Revolving Termination Date. “Revolving Extensions of Credit” means as to any Revolving Lender at any time, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Loans held by such Lender then outstanding, (b) such Lender’s Revolving Percentage of the L/C Obligations then outstanding and (c) such Lender’s Revolving Percentage of the Protective Advances then outstanding. “Revolving Lender” means each Lender that has a Commitment or that holds Revolving Loans. “Revolving Loans” has the meaning set forth in Section 2.1(a). “Revolving Percentage” means as to any Revolving Lender at any time, the percentage which such Lender’s Commitment then constitutes of the Total Commitments or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender’s Revolving Loans then outstanding constitutes of the aggregate principal amount of the Revolving Loans then outstanding, provided, that, in the event that the Revolving Loans are paid in full prior to the reduction to zero of the Total Revolving Extensions of Credit, the Revolving Percentage of any Lender shall be such Lender’s Revolving Percentage immediately prior to the repayment in full of the Revolving Loans. Notwithstanding the foregoing, in the case of Section 2.23 when a Defaulting Lender shall exist, Revolving Percentages shall be determined without regard to any Defaulting Lender’s Commitment. “Revolving Termination Date” means the Scheduled Maturity Date. “S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business. “Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria). 56

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, in each case, having jurisdiction over any Group Member, (b) any Person operating, organized, or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions. “Sanctions” means all comprehensive economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom or other relevant sanctions authority, in each case, having jurisdiction over any Group Member. “Scheduled Maturity Date” means February 17, 2026. “SEC” means the Securities and Exchange Commission, any successor thereto and any analogous Governmental Authority. “Secured Parties” has the meaning set forth in the Guarantee and Collateral Agreement. “Secured Swap Obligations” means Swap Obligations of any Loan Party owing to (a) the Administrative Agent or its Affiliates or (b) one or more Lenders or their respective Affiliates; provided that at or prior to the time that the Swap Agreement giving rise to such Swap Obligation is entered into (or, if later, the Closing Date) the Borrower (other than for transactions with JPMCB and its Affiliates) and the Lender party thereto or its Affiliate (other than JPMCB and its Affiliates) shall have delivered written notice to the Administrative Agent that such Swap Agreement has been entered into and that the Swap Obligations under such Swap Agreement constitute a Secured Swap Obligation entitled to the benefits of the Security Documents. “Securitization Assets” means accounts receivable, lease receivables or other payment obligations owing to the Borrower or a Restricted Subsidiary or any interest in any of the foregoing, together in each case with any collections and other proceeds thereof, any collection or deposit account related thereto, and any collateral, guarantees or other property (including Rental Agreements, Chattel Paper, General Intangibles, Instruments or Documents) or claims in each case supporting or securing payment by the obligor thereon of, or otherwise related to, or subject to leases giving rise to, any such receivables. “Securitization Fee” means distributions or payments made directly or by means of discounts with respect to any accounts receivable, rental agreements, chattel paper, lease receivable or other right to payment or participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Qualified Securitization Transaction. 57

“Securitization Parent” means a Domestic Subsidiary that is a Wholly Owned Subsidiary of the Borrower (a) substantially all of the assets of which consist of Capital Stock of one or more Securitization Subsidiaries or Securitization Parents, (b) which conducts no other business than holding such Capital Stock and (c) that is either wholly owned by one or more Loan Parties or by one or more Securitization Parents. “Securitization Residual Interests” means (a) any dividend or other distribution from a Securitization Subsidiary or Securitization Parent and any proceeds thereof, (b) Capital Stock or other investment property reflecting an ownership interest in (i) any Securitization Subsidiary (except to the extent that a grant of a security interest in the Capital Stock or other investment property of such Securitization Subsidiary is restricted by or would constitute a breach or default under or result in or give rise to the right of termination under any contract, agreement or instrument entered into by such Securitization Subsidiary and the provider of debt (or purchaser of Securitization Assets, as applicable) in connection with such Qualified Securitization Transaction) or (ii) any Securitization Parent, (c) any interest, certificate, general intangible, chattel paper, instrument or document issued in connection with a Securitization Transaction that evidences a residual interest in a Securitization Transaction and (d) any other residual interest in a Securitization Transaction, in each case, to the extent an asset of a Loan Party. “Securitization Subsidiary” means a trust, bankruptcy remote entity or other special purpose entity which is (A) a Domestic Subsidiary that is a Wholly Owned Subsidiary of the Borrower, (B) wholly owned directly by either (I) one or more Loan Parties or (II) a Securitization Parent and (C) which is formed for the purpose of and engages in no material business other than acting as an issuer or a depositor or borrower in a Qualified Securitization Transaction (and, in connection therewith, owning Securitization Assets and pledging or transferring any of the foregoing or interests therein and engaging in any business or activities incidental or related thereto), and: (a) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower or any other Restricted Subsidiary of the Borrower (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower or any other Restricted Subsidiary of the Borrower in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Borrower or any other Restricted Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings; (b) with which neither the Borrower nor any other Restricted Subsidiary of the Borrower has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to the Borrower or such Restricted Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower; and 58

(c) to which neither the Borrower nor any other Restricted Subsidiary of the Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. “Securitization Transaction” means any transaction or series of transactions that may be entered into by the Borrower or any of its Restricted Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, discount, assign, factor, convey, participate, contribute to capital, grant a security interest in, pledge or otherwise transfer (including for purposes of facilitating a warehouse facility relating to a Securitization Transaction) to (a) a Securitization Subsidiary (in the case of a transfer by the Borrower or any of its Restricted Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary) of any Securitization Assets. “Security Documents” means the collective reference to the Guarantee and Collateral Agreement, any Deposit Account Control Agreements and all other security documents hereafter delivered to the Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Loan Document. “SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day publishedas administered by the SOFR Administrator on the SOFR Administrator’s Website at approximately 8:00 a.m. (New York City time) on the immediately succeeding Business Day.. “SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate). “SOFR Administrator’s Website” means the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. “SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”. “SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”. “Solvent” means, when used with respect to any Person, that, as of any date of determination, (a) the fair value of the assets of such Person will exceed its debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the assets of such Person will be greater than the amount that will be required to pay the probable liabilities on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured and (d) such Person is not engaged in, and is not about to engage in, business for which it has unreasonably small capital. The amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. 59

“Specified Acquisition Agreement Representations” means, with respect to any acquisition contemplated by the Borrower or any Restricted Subsidiary, the representations made by or on behalf of the proposed target of such acquisition in the documentation governing such acquisition (the “Subject Acquisition Agreement”) that are material to the interests of the Lenders, but only to the extent that the Borrower (or its affiliates) has the right (taking into account any applicable cure provisions) to terminate its (or such affiliates’) obligations under the Subject Acquisition Agreement or decline to consummate the applicable acquisition as a result of a breach of such representations and warranties in the Subject Acquisition Agreement. “Specified Administrative Agent Location” means one or more locations in the continental United States identified in writing by the Administrative Agent to the Borrower from time to time. “Specified Event of Default” means an Event of Default under Section 8(a), 8(b) (with respect to any Borrowing Base Certificate), 8(d) (with respect to any breach of Section 6.2(g), 6.2(i) or Section 6.12 of this Agreement or Sections 8.1 or 8.2 of the Guarantee and Collateral Agreement) or Section 8(f). “Specified Indebtedness” means Indebtedness of the types described in clauses (a) and (c) of the definition of “Indebtedness” (including, for the avoidance of doubt, any Indebtedness incurred in connection with a Securitization Transaction). “Specified Letter of Credit” means that certain Letter of Credit, dated as of September 30, 2010, issued at the request of the Borrower by JPMCB for the benefit of Hartford Fire Insurance Company (as renewed, amended, restated, amended and restated, supplemented or otherwise modified from time to time). “Specified Transaction” has the meaning set forth in Section 1.7. “Standard Securitization Undertakings” means representations, warranties, covenants, Repurchase Obligations, indemnities and guarantees of performance entered into by any Group Member that are customary in an asset securitization financing, including those relating to the servicing of the assets of a Securitization Subsidiary. “Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentage (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Federal Reserve Board to which the Administrative Agent is subject with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D). Such reserve percentage shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage. 60

“Subject Agreements” has the meaning set forth in Section 6.13(a). “Subordinated Indebtedness” means any Specified Indebtedness of any Group Member that is expressly subordinated in right of payment to the Obligations; provided that, for the avoidance of doubt, Indebtedness under the Term Loan Credit Agreement shall not be considered Subordinated Indebtedness. “Subsidiary” means as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower. “Subsidiary Guarantor” means (i) each Restricted Subsidiary of the Borrower that is a Domestic Subsidiary (other than any Excluded Subsidiary) and (ii) each other Restricted Subsidiary that is an obligor under or guarantor in respect of the Term Loans or any Permitted Refinancing Indebtedness in respect thereof. “Supermajority Lenders” means at any time, the holders of more than 66 2/3% of (a) until the Closing Date, the Commitments then in effect and (b) thereafter, the Total Commitments then in effect or, if the Commitments have been terminated, the Total Revolving Extensions of Credit then outstanding. “Supported QFC” has the meaning set forth in Section 10.20. “Swap” means any agreement, contract, or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act. “Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries shall be a “Swap Agreement”. “Swap Obligation” means with respect to any Person, any obligation to pay or perform under any Swap Agreement. “Target Debt Repayment” means the repayment of, termination of all commitments under and the discharge and release of all security and guarantees in respect of the following debt instruments of the Acquired Business: (a) the Credit Agreement, dated as of April 27, 2018, entered into with Comvest Capital IV, L.P., Crystal Financial LLC and the lenders 61 party thereto, (b) the Third Amended and Restated Promissory Note, dated as of April 27, 2018, entered into with Aaron Allred and (c) the Amended and Restated Promissory Note, dated as of April 27, 2018, entered into with Austin Allred and subsequently assigned to Aaron Allred. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto. “Term Loan Administrative Agent” means JPMCB, as administrative agent under the Term Loan Documents, and its successors and assigns. “Term Loan Credit Agreement” means the Term Loan Credit Agreement, dated as of the Closing Date, among the Borrower, the lenders and agents party thereto and the Term Loan Administrative Agent, as the same may be amended, restated, amended and restated, modified, supplemented, refinanced and/or replaced from time to time in accordance with the terms thereof and the Intercreditor Agreement to the extent constituting Permitted Refinancing Indebtedness. “Term Loan Documents” means collectively (a) the Term Loan Credit Agreement, (b) the Term Loan Security Documents, (c) the Intercreditor Agreement, (d) any promissory note evidencing loans under the Term Loan Credit Agreement and (e) any amendment, restatement, amendment and restatement, waiver, supplement or other modification to any of the documents described in clauses (a) through (d). “Term Loan Incremental Equivalent Debt” means any Indebtedness incurred by a Loan Party in the form of one or more series of secured or unsecured bonds, debentures, notes or similar instruments or term loans; provided that (a) if such Indebtedness is secured, (i) the liens securing such Indebtedness shall be junior, with respect to the ABL Priority Collateral, to the Liens on the Collateral securing the Obligations and (ii) a representative, trustee, collateral agent, security agent or similar Person acting on behalf of the holders of such Indebtedness shall have become party to an intercreditor agreement reasonably satisfactory to the Administrative Agent, (b) such Indebtedness does not mature earlier than the date that is 91 days after the Latest Maturity Date (as defined in the Term Loan Credit Agreement) then in effect at the time of incurrence thereof and has a weighted average life to maturity no shorter than the Facility (as defined in the Term Loan Credit Agreement) of Term Loans with the Latest Maturity Date (as defined in the Term Loan Credit Agreement) in effect at the time of incurrence of such Indebtedness, (c) such Indebtedness contains mandatory prepayment and redemption terms, covenants and events of default that are either (x) customary for similar Indebtedness in light of then-prevailing market conditions (it being understood and agreed that such Indebtedness shall include financial maintenance covenants only to the extent any such financial maintenance covenant is (i) applicable only to periods after the Latest Maturity Date (as defined in the Term Loan Credit Agreement) then in effect at the time of incurrence thereof or (ii) included in or added to the Term Loan Documents for the benefit of the lenders under the Term Loan Credit Agreement) or (y) when taken as a whole (other than interest rates, rate floors, fees and optional prepayment or redemption terms), not materially more favorable to the lenders or investors providing such Term Loan Incremental Equivalent Debt, as the case may be, than those set forth in the Term Loan Documents are with respect to the lenders under the Term Loan Credit 62

Agreement (other than covenants or other provisions applicable only to periods after the Latest Maturity Date (as defined in the Term Loan Credit Agreement) then in effect at the time of incurrence thereof or that are included in or added to the Term Loan Documents for the benefit of the lenders under the Term Loan Credit Agreement), in the case of each of clauses (x) and (y), as conclusively determined by the Borrower in good faith, and (d) such Indebtedness is not guaranteed by any Person other than Loan Parties. “Term Loan Security Documents” means the collective reference to the Guarantee and Collateral Agreement (as defined in the Term Loan Credit Agreement) and all other security documents delivered to the Term Loan Administrative Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Loan Party under any Term Loan Document. “Term Loans” means loans outstanding under the Term Loan Credit Agreement. “Term SOFR” means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator. “Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event. Determination Day” has the meaning assigned to it under the definition of Term SOFR Reference Rate. “Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event has previously occurred resulting in a Benchmark Replacement in accordance with Section 2.16 that is not Term SOFR. “Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term SOFR Borrowing and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to Term SOFR has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day. 63

“Total Commitments” means at any time, the aggregate amount of the Commitments then in effect. “Total Revolving Extensions of Credit” means at any time, the aggregate amount of the Revolving Extensions of Credit of the Revolving Lenders outstanding at such time. “Trade Date” means with respect to any sale or assignment of rights by a Lender under this Agreement, the date on which such Lender entered into a binding agreement to sell or assign all or a portion of its rights under this Agreement. “Transaction Costs” means fees, premiums, expenses, closing payments and other similar transaction costs (including upfront or similar fees) payable or otherwise borne by the Borrower and/or its Subsidiaries in connection with the Transactions and the transactions contemplated thereby. “Transactions” means collectively, (a) the consummation of the Acima Acquisition, (b) the execution, delivery and performance by the Borrower and the other Loan Parties of this Agreement, the borrowing of Loans hereunder and the use of proceeds thereof, (c) the execution, delivery and performance by the Borrower and the other Loan Parties of the Term Loan Credit Agreement, the borrowing of Term Loans thereunder and the use of proceeds thereof, (d) (w) the issuance by Funding SPV of the Unsecured Notes, (x) the merger of Funding SPV with and into the Borrower, (y) the execution and delivery by the Borrower and the other Loan Parties of a supplemental indenture to the Unsecured Notes Indenture, pursuant to which the Borrower assumes the obligations of Funding SPV as issuer thereunder and the other Loan Parties provide guarantees thereof and (z) the release from escrow of the proceeds of the Unsecured Notes and the use of proceeds thereof, (e) the Debt Repayment and (f) the payment of the Transaction Costs. “Transferee” means any Assignee or Participant. “Type” means, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO RateTerm SOFR or the Alternate Base Rate. “UK Financial Institutions” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms. “UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution. “Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. 64

“United States” means the United States of America. “Unrestricted Cash” means unrestricted cash and Cash Equivalents owned by any Group Member (including the Insurance Subsidiary) and not controlled by or subject to any Lien or other preferential arrangement in favor of any creditor (other than Liens created under the Security Documents or the Term Loan Security Documents (or the comparable security documents governing any Permitted Refinancing Indebtedness in respect thereof) and Liens of the type referred to in Section 7.3(u) or Section 7.3(x)); provided that Unrestricted Cash shall only include cash and Cash Equivalents of the Insurance Subsidiary to the extent in excess of any minimum cash amounts that the Insurance Subsidiary is required by law or regulation to maintain. “Unrestricted Subsidiary” means (a) any Subsidiary of the Borrower that is designated as an Unrestricted Subsidiary by the Borrower pursuant to Section 6.11 subsequent to the Closing Date and (b) any Subsidiary of an Unrestricted Subsidiary. “Unsecured Notes” means the 6.375% senior unsecured notes issued and sold pursuant to the Unsecured Notes Indenture as the same may be amended, restated, amended and restated, modified and/or supplemented from time to time in accordance with the terms hereof. “Unsecured Notes Documents” means collectively (a) the Unsecured Notes Indenture, (b) the Unsecured Notes and (c) any amendment, restatement, amendment and restatement, waiver, supplement or other modification to any of the documents described in clauses (a) and (b). “Unsecured Notes Indenture” means the Indenture, dated as of February 17, 2021, entered into by Funding SPV (to be merged with and into the Borrower) and Truist Bank, as trustee, as the same may be amended, restated, amended and restated, modified and/or supplemented from time to time in accordance with the terms hereof. “Upfront Fee Letter” means that certain Upfront Fee Letter, dated as of February 17, 2021 by and between the Borrower and the Administrative Agent. “U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. “U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code. “U.S. Special Resolution Regime” has the meaning set forth in Section 10.20. “U.S. Tax Compliance Certificate” has the meaning set forth in Section 2.19(f)(ii)(B)(3). “Voluntary Prepayment Amount” means as of any date, an amount equal to (i) the sum of the aggregate principal amount of all optional prepayments of Term Loans made after the 65

Closing Date and prior to such date (excluding prepayments made with the proceeds of long-term Indebtedness) less (ii) the aggregate principal amount of Indebtedness established pursuant to Section 7.2(b) or Section 7.2(t) after the Closing Date and prior to such date in reliance on the Voluntary Prepayment Amount; provided that (i) no prepayment of Term Loans secured on a junior basis to the Term Loans borrowed on the Closing Date shall increase the Voluntary Prepayment Amount with respect to Indebtedness to be secured on a pari passu basis with the the Term Loans borrowed on the Closing Date and (ii) no prepayment of unsecured Term Loans shall increase the Voluntary Prepayment Amount with respect to Indebtedness to be secured. “Weekly Borrowing Base Period” means each period beginning on the fifth consecutive Business Day on which Availability is less than the greater of (a) 12.5% of the Line Cap and (b) 60,000,000; provided that any such Weekly Borrowing Base Period shall end when and if Availability shall have been not less than (i) such specified level and (ii) $60,000,000 for 30 consecutive days each. “Wholly Owned Subsidiary” means as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries. “Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA. “Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers. 1.2 Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “EurodollarTerm SOFR Loan”). Borrowings also may be classified and referred to by Type (e.g., a “EurodollarTerm SOFR Borrowing”). 1.3 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the other Loan Documents or any certificate or other document made or delivered pursuant hereto or thereto. (b) As used herein and in the other Loan Documents, and any certificate or other document made or delivered pursuant hereto or thereto, (i) accounting terms relating to any 66

Group Member not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP (provided that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to (x) any election under Accounting Standards Codification 825-10-25 (previously referred to as Statement of Financial Accounting Standards 159) (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (y) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof), (ii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (iii) the word “incur” shall be construed to mean incur, create, issue, assume, become liable in respect of or suffer to exist (and the words “incurred” and “incurrence” shall have correlative meanings), (iv) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, Capital Stock, securities, revenues, accounts, leasehold interests and contract rights, (v) references to agreements or other Contractual Obligations shall, unless otherwise specified, be deemed to refer to such agreements or Contractual Obligations as amended, supplemented, restated, amended and restated or otherwise modified from time to time and (vi) the concept of “letters of credit” shall be construed to include banker’s acceptances. (c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified. (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. (e) Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the UCC are used in this Agreement, including its preamble and recitals, with such meanings. 1.4 Interest Rate; LIBORBenchmark Notification. The interest rate on Eurodollar Loans is determined by reference to the LIBO Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. In July 2017, the U.K. Financial Conduct Authority announced that, after the end of 2021, it would no longer persuade or compel contributing banks to make rate submissions to the ICE Benchmark Administration (together with any successor to the ICE Benchmark Administrator, the “IBA”) for purposes of the IBA setting the London interbank offered rate. As a result, it is possible that commencing in 2022, the London interbank offered rate may no longer be available or may no longer be deemed an appropriate reference rate upon which to determine the interest rate on Eurodollar Loans. In light of this eventuality, public and 67 private sector industry initiatives are currently underway to identify new or alternative reference rates to be used in place of the London interbank offered ratea Loan may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, Section 2.16(b) and (c) provides thea mechanism for determining an alternative rate of interest. The Administrative Agent will promptly notify the Borrower, pursuant to Section 2.16(e), of any change to the reference rate upon which the interest rate on Eurodollar Loans is based. However, the Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to the London interbank offered rate or other rates in the definition of “LIBO Rate”any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof (including (i) any such alternative, successor or replacement rate implemented pursuant to Section 2.16(b) or (c), whether upon the occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, and (ii) the implementation of any Benchmark Replacement Conforming Changes pursuant to Section 2.16(d)), including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the LIBOexisting interest Rrate being replaced or have the same volume or liquidity as did the London interbank offeredany existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. 1.5 Letter of Credit Amounts(a) . Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the amount of such Letter of Credit available to be drawn at such time; provided that with respect to any Letter of Credit that, by its terms provides for one or more automatic increases in the available amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum amount is available to be drawn at such time. 1.6 Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes 68 into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Capital Stock at such time. 1.7 Limited Condition Transactions. Notwithstanding anything in this Agreement or any Loan Document to the contrary when (i) calculating any applicable ratio or financial test or basket or exception in connection with the incurrence of Indebtedness (other than the borrowing of Revolving Loans or the issuance of Letters of Credit), the creation of Liens, the making of any Disposition, the making of an Investment, the making of a Restricted Payment, the designation of a Subsidiary as restricted or unrestricted or the repayment of Indebtedness (each, a “Specified Transaction”), (ii) determining the accuracy of any representation or warranty or (iii) determining whether any Default or Event of Default has occurred, is continuing or would result from any action, in each case of clauses (i) through (iii) for the purpose of determining whether a Specified Transaction is permitted hereunder in connection with a Limited Condition Transaction, the date of determination of such ratio or financial test or basket or exception, the accuracy of such representation or warranty (but taking into account any earlier date specified therein) or whether any Default or Event of Default has occurred, is continuing or would result therefrom shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Acquisition, an “LCT Election”), be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”). If on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other transactions to be entered into in connection therewith (including any incurrence of Indebtedness, Liens, Restricted Payments or other transactions and the use of proceeds thereof) such ratios, financial tests, baskets, exceptions, representations and warranties and absence of defaults are calculated as if such Limited Condition Transaction or other transactions had occurred at the beginning of the most recent Reference Period ending prior to the LCT Test Date for which financial statements are available, the Borrower could have taken such action on the relevant LCT Test Date in compliance with the applicable ratios or other provisions, such provisions shall be deemed to have been complied with. For the avoidance of doubt, (i) if any of such ratios, financial tests, baskets, exceptions, representations and warranties or absence of defaults are exceeded or breached as a result of fluctuations in such ratio or financial test (including due to fluctuations in Consolidated EBITDA), a change in facts or circumstances or other provisions at or prior to the consummation of the relevant Limited Condition Transaction, such ratios, financial tests, baskets, exceptions, representations and warranties and absence of defaults will not be deemed to have been exceeded, breached, or otherwise failed as a result of such fluctuations or changed circumstances solely for purposes of determining whether the Limited Condition Transaction and any related transactions is permitted hereunder and (ii) such ratios, financial tests, baskets, exceptions and compliance with such conditions shall not be tested at the time of consummation of such Limited Condition Transaction or related Specified Transactions. If the Company has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or financial test or basket or exception with respect to any subsequent acquisition or Investment that the Borrower or a Restricted Subsidiary is contractually committed to consummate on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or financial test or basket or exception shall be calculated on a Pro Forma Basis both (i) assuming such Limited 69

Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness, Liens, Restricted Payments or other transactions and the use of proceeds thereof) have been consummated and (ii) assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness, Liens, Restricted Payments or other transactions and the use of proceeds thereof) have not been consummated. 1.8 Calculations. Notwithstanding anything in this Agreement or any Loan Document to the contrary (i) the Borrower may rely on more than one basket or exception hereunder (including both ratio-based and non-ratio based baskets and exceptions, and including partial reliance on different baskets that, collectively, permit the entire proposed transaction) at the time of any proposed transaction, and the Borrower may, in its sole discretion, at any later time divide, classify or reclassify such transaction (or any portion thereof) in any manner that complies with the available baskets and exceptions hereunder at such later time (provided that with respect to reclassification of Indebtedness and Liens, any such reclassification shall be subject to the parameters of Sections 7.2 and 7.3, as applicable), (ii) unless the Borrower elects otherwise, if the Borrower or its Restricted Subsidiaries in connection with any transaction or series of such related transaction (A) incurs Indebtedness, creates Liens, makes Dispositions, makes Investments, makes Restricted Payments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under or as permitted by a ratio-based basket or exception and (B) incurs Indebtedness, creates Liens, makes Dispositions, makes Investments, makes Restricted Payments, designates any Subsidiary as restricted or unrestricted or repays any Indebtedness or takes any other action under a non-ratio-based basket or exception (which shall occur within five Business Days of the events in clause (A) above), then the applicable ratio will be calculated with respect to any such action under the applicable ratio-based basket or exception without regard to any such action under such non-ratio-based basket or exception made in connection with such transaction or series of related transactions, (iii) if the Borrower or its Restricted Subsidiaries enters into any revolving, delayed draw or other committed debt facility, the Borrower may elect to determine compliance of such debt facility (including the incurrence of Indebtedness and Liens from time to time in connection therewith) with this Agreement and each other Loan Document on the date commitments with respect thereto are first received, assuming the full amount of such facility is incurred (and any applicable Liens are granted) on such date, in lieu of determining such compliance on any subsequent date (including any date on which Indebtedness is incurred pursuant to such facility); provided that if such election is made with respect to any delayed draw facility or other committed debt facility (other than a revolving facility), then in connection with any subsequent calculation of any ratio or financial test or basket or exception with respect to any subsequent incurrence of Indebtedness (including the incurrence of Liens in connection therewith) or Liens, such calculation shall be made assuming the full amount of such delayed draw facility or committed debt facility, as applicable, has been incurred (and any applicable Liens granted) on such date of incurrence for so long as any commitments remain outstanding thereunder, and (iv) if the Borrower or any Restricted Subsidiary incurs Indebtedness under a ratio-based basket or exception, such ratio-based basket or exception (together with any other ratio-based basket or exception utilized in connection therewith, including in respect of other Indebtedness, Liens, Dispositions, Investments, Restricted Payments or Restricted Debt Payments) will be calculated excluding the cash proceeds of such Indebtedness for netting purposes (i.e., such cash proceeds shall not reduce the Borrower’s Consolidated Leverage Ratio, Consolidated Secured Leverage 70

Ratio or Consolidated Senior Secured Leverage Ratio pursuant to clause (a)(ii) of the definition of such terms), provided that the actual application of such proceeds may reduce Indebtedness for purposes of determining compliance with any applicable ratio. For example, if the Borrower incurs Indebtedness under the Base Incremental Amount on the same date that it incurs Indebtedness under the Maximum Incremental Amount, then the Consolidated Leverage Ratio, the Consolidated Secured Leverage Ratio and the Consolidated Senior Secured Leverage Ratio and any other applicable ratio will be calculated with respect to such incurrence under the Maximum Incremental Amount without regard to any incurrence of Indebtedness under the Base Incremental Amount. Unless the Borrower elects otherwise, Indebtedness incurred under Section 7.2(b) (other than Indebtedness outstanding on the Closing Date immediately after giving effect to the Transactions) and Section 7.2(t) shall be deemed incurred first under the Maximum Incremental Amount to the extent permitted (and calculated prior to giving effect to any substantially simultaneous incurrence of any Indebtedness based on a basket or exception that is not based on a financial ratio, including the Base Incremental Amount and the Voluntary Prepayment Amount), with any balance incurred under the Base Incremental Amount or the Voluntary Prepayment Amount. For purposes of determining compliance with Section 7.2(b) and Section 7.2(t), in the event that any Indebtedness (or any portion thereof) meets the criteria of Base Incremental Amount, Maximum Incremental Amount or Voluntary Prepayment Amount, the Borrower may, in its sole discretion, at the time of incurrence, divide, classify or reclassify, or at any later time divide, classify or reclassify, such Indebtedness (or any portion thereof) in any manner that complies with Section 7.2(b) or Section 7.2(t), as applicable, on the date of such classification or any such reclassification, as applicable. 1.9 Discontinued Operations. Notwithstanding anything to the contrary in this Agreement or any classification under GAAP of any Person, business, assets or operations in respect of which a definitive agreement for the disposition thereof has been entered into as discontinued operations, no pro forma effect shall be given to any discontinued operations (and the Consolidated EBITDA attributable to any such Person, business, assets or operations shall not be excluded for any purposes hereunder) until such disposition shall have been consummated. 1.10 Bridge Loans and Escrow Indebtedness. For purposes of determining the maturity date of any Indebtedness, (a) customary bridge loans that are subject to customary conditions (including no payment or bankruptcy event of default) that would either automatically be extended as, converted into or required to be exchanged for permanent refinancing shall be deemed to have the maturity date as so extended, converted or exchanged and (b) Indebtedness the proceeds of which are deposited into escrow pursuant to customary escrow arrangements pending consummation of a specified acquisition or Investment shall be deemed to have the maturity date of such Indebtedness upon consummation of the specified acquisition or Investment and release of such proceeds from escrow. SECTION 2. AMOUNT AND TERMS OF COMMITMENTS 2.1 Commitments. (a) Subject to the terms and conditions hereof, each Revolving Lender severally agrees to make revolving credit loans (“Revolving Loans”) to the Borrower from time to time during the Revolving Commitment Period in an aggregate principal amount at any one time outstanding which would not result in either (i) the Revolving Loans of 71 such Lender when added to the sum of (x) such Lender’s Revolving Percentage of the L/C Obligations then outstanding, (y) [reserved] and (z) such Lender’s Protective Advance Exposure then outstanding, exceeding the amount of such Lender’s Commitment or (ii) the Total Revolving Extensions of Credit exceeding the Line Cap, subject to the authority of the Administrative Agent, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.3. During the Revolving Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Revolving Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof. The Revolving Loans may from time to time be EurodollarTerm SOFR Loans or ABR Loans, as determined by the Borrower and notified to the Administrative Agent in accordance with Sections 2.2 and 2.12. (b) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of and ratable benefit of each Lender the aggregate outstanding principal amount of the Loans on the Revolving Termination Date. 2.2 Procedure for Revolving Loan Borrowing. The Borrower may borrow under the Commitments during the Revolving Commitment Period on any U.S. Government Securities Business Day, provided that the Borrower shall give the Administrative Agent a Borrowing Request substantially in the form of Exhibit A attached hereto (which notice must be received by the Administrative Agent prior to (a) 12:00 Noon, New York City time threetwo (2) U.S. Government Securities Business Days prior to the requested Borrowing Date, in the case of EurodollarTerm SOFR Loans; provided, that such notice may be received by the Administrative Agent prior to 12:00 Noon, New York City time one (1) U.S. Government Securities Business Day prior to the Closing Date for a EurodollarTerm SOFR Borrowing to be made on the Closing Date, or (b) 10:00 a.m., New York City time, the date of the requested Borrowing Date, in the case of ABR Loans) (provided that any such notice of a borrowing of Revolving Loans that are ABR Loans to finance payments required by Section 3.5 must be given not later than 10:00 A.M10:00 a.m., New York City time, on the date of the proposed borrowing), specifying (i) the amount and Type of Revolving Loans to be borrowed, (ii) the requested Borrowing Date and (iii) in the case of EurodollarTerm SOFR Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Period therefor. Each borrowing under the Commitments shall be in an amount equal to (x) in the case of ABR Loans, $1,000,000 or a whole multiple of $500,000 in excess thereof (or, if Availability at the time is less than $1,000,000, such lesser amount) and (y) in the case of EurodollarTerm SOFR Loans, $3,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if Availability at the time is less than $3,000,000, such lesser amount). Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Revolving Lender thereof. Each Revolving Lender shall make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower at the Funding Office prior to (i) 10:30 a.m., New York City time, for borrowings made on the Closing Date and (ii) 12:00 a.m., New York City time, for Borrowing Dates occurring after the Closing Date, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Borrower by the Administrative Agent crediting the account of the Borrower on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Revolving Lenders and in like funds as received by the Administrative Agent. 72

2.3 Protective Advances. (a) Subject to the limitations set forth below, the Administrative Agent is authorized by the Borrower and the Lenders, from time to time in the Administrative Agent’s Permitted Discretion (but shall have absolutely no obligation to), following notice to the Borrower, to make Loans to the Borrower, on behalf of all Lenders, which the Administrative Agent, in its Permitted Discretion, deems necessary or desirable (i) to preserve or protect the Collateral, or any portion thereof, (ii) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Obligations, or (iii) to pay any other amount chargeable to or required to be paid by the Borrower pursuant to the terms of this Agreement, including payments of reimbursable expenses (including costs, fees, and expenses as described in Section 10.5) and other sums payable under the Loan Documents (any of such Loans are herein referred to as “Protective Advances”); provided that, as of the date of the making of any Protective Advance, the aggregate amount of outstanding Protective Advances shall not exceed 10% of the Commitments outstanding as of such date; provided further that the Total Revolving Extensions of Credit outstanding at any time shall not exceed the Total Commitments. Protective Advances may be made even if the conditions precedent set forth in Section 5.2 have not been satisfied. The Protective Advances shall be secured by the Liens in favor of the Administrative Agent in and to the Collateral and shall constitute Obligations hereunder. All Protective Advances shall be ABR Loans. The Administrative Agent’s authorization to make Protective Advances may be revoked at any time by the Required Lenders. Any such revocation must be in writing and shall become effective prospectively upon the Administrative Agent’s receipt thereof. If at any time (a) the amount equal to (i) the Line Cap minus (ii) the Total Revolving Extensions of Credit then outstanding (calculated, with respect to any Defaulting Lender, as if such Defaulting Lender had funded its Revolving Percentage of all outstanding Revolving Loans) exceeds the amount of any Protective Advance and (b) the conditions precedent set forth in Section 5.2 have been satisfied, the Administrative Agent may request the Revolving Lenders to make a Revolving Loan to repay a Protective Advance. At any other time the Administrative Agent may require the Lenders to fund their risk participations as set forth in Section 2.3(b). (b) Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default), each Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance in proportion to its Revolving Percentage. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Lender such Lender’s Revolving Percentage of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s participating interest was outstanding and funded and, in the case of principal and interest payments, to reflect such Lender’s pro rata portion of such payment if such payment is not sufficient to pay the principal of and interest on all Protective Advances then due). 2.4 [Reserved]. 73

2.5 [Reserved]. 2.6 [Reserved]. 2.7 [Reserved]. 2.8 Fees, etc. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee for the period from and including the Closing Date to the last day of the Revolving Commitment Period, computed at the Commitment Fee Rate on the average daily amount of the Available Commitment of such Lender during the period for which payment is made, payable quarterly in arrears on each Fee Payment Date, commencing on the first such date to occur after the Closing Date. (b) The Borrower agrees to pay to the Administrative Agent the fees in the amounts and on the dates as set forth in any fee agreements with the Administrative Agent and to perform any other obligations contained therein. 2.9 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than three Business Days’ revocable notice to the Administrative Agent (which may be conditioned as stated in such notice by the Borrower), to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Revolving Loans made on the effective date thereof, the Total Revolving Extensions of Credit would exceed the Line Cap. Any such reduction shall be in an amount equal to $5,000,000, or a whole multiple thereof, and shall reduce permanently the Commitments then in effect. 2.10 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon revocable notice (which may be conditioned as stated in such notice by the Borrower) delivered to the Administrative Agent no later than 12:00 Noon, New York City time, threetwo (2) Business Days prior thereto, in the case of EurodollarTerm SOFR Loans, and no later than 12:00 Noon, New York City time, one Business Day prior thereto, in the case of ABR Loans, which notice shall specify the date and amount of prepayment and whether the prepayment is of EurodollarTerm SOFR Loans or ABR Loans; provided, that if a EurodollarTerm SOFR Loan is prepaid on any day other than the last day of the Interest Period applicable thereto, the Borrower shall also pay any amounts owing pursuant to Section 2.20. Upon receipt of any such notice the Administrative Agent shall promptly notify each relevant Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with (except in the case of Revolving Loans that are ABR Loans) accrued interest to such date on the amount prepaid. Partial prepayments of Revolving Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof. The application of any prepayment pursuant to this Section 2.10 shall be made first, to ABR Loans and second, to EurodollarTerm SOFR Loans. 2.11 Mandatory Prepayment of Loans. (a) In the event and on such occasion that (i) the Total Revolving Extensions of Credit exceed the Total Commitments or (ii) the Total 74

Revolving Extensions of Credit (excluding for such purposes Protective Advances) exceed the Borrowing Base, the Borrower shall promptly (and in any event within two Business Days) prepay (or in the case of L/C Exposure, cash collateralize to 103% of the aggregate undrawn face amount thereof) the Revolving Loans, L/C Exposure and/or (in the case of clause (i) above) the Protective Advances in an aggregate amount equal to such excess (it being understood that the Borrower shall prepay Revolving Loans and/or Protective Advances prior to cash collateralization of L/C Exposure).

(b) [Reserved].

(c) The application of any prepayment pursuant to this Section 2.11 shall be applied first, to Protective Advances, second, to Revolving Loans and third to cash collateralize L/C Obligations and, with respect to Protective Advances and Revolving Loans, first to ABR Loans and second to ~~Eurodollar~~Term SOFR Loans.

(d) On each Business Day during any Full Cash Dominion Period, the Administrative Agent shall apply, subject to Section 2.17(b) of this Agreement and Section 8.1(b) of the Guarantee and Collateral Agreement, all funds credited to any applicable Collection Account as of 10:00 A.M., New York City time, on such Business Day (whether or not immediately available) and first to prepay any Protective Advances that may be outstanding, second to prepay other Revolving Loans (without a corresponding reduction in Commitments).

2.12 Conversion and Continuation Options. (a) The Borrower may elect from time to time to convert ~~Eurodollar~~Term SOFR Loans to ABR Loans by giving the Administrative Agent prior irrevocable notice of such election substantially in the form of Exhibit B attached hereto (an "Interest Election Request") no later than 12:00 Noon, New York City time, on the Business Day preceding the proposed conversion date, provided that any such conversion of ~~Eurodollar~~Term SOFR Loans may only be made on the last day of an Interest Period with respect thereto. The Borrower may elect from time to time to convert ABR Loans to ~~Eurodollar~~Term SOFR Loans by giving the Administrative Agent prior irrevocable notice of such election no later than 12:00 Noon, New York City time, on the ~~third~~second U.S. Government Securities Business Day preceding the proposed conversion date (which Interest Election Request shall specify the length of the initial Interest Period therefor), provided that no ABR Loan may be converted into a ~~Eurodollar~~Term SOFR Loan when (i) any Event of Default has occurred and is continuing and the Administrative Agent or the Required Lenders have determined in its or their sole discretion not to permit such conversion or (ii) if a Specified Event of Default is in existence. Upon receipt of any such Interest Election Request the Administrative Agent shall promptly notify each relevant Lender thereof.

(b) Any ~~Eurodollar~~Term SOFR Loan may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Borrower giving irrevocable notice by submitting an Interest Election Request to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no ~~Eurodollar~~Term SOFR Loan under a particular Facility may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion not to permit such continuations

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or (ii) if a Specified Event of Default is in existence, and provided, further, that if the Borrower shall fail to give any required Interest Election Request as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period. Upon receipt of any such Interest Election Request the Administrative Agent shall promptly notify each relevant Lender thereof.

2.13 Limitations on ~~Eurodollar~~Term SOFR Borrowings. Notwithstanding anything to the contrary in this Agreement, all borrowings, conversions and continuations of ~~Eurodollar~~Term SOFR Loans and all selections of Interest Periods shall be in such amounts and be made pursuant to such elections so that, (a) after giving effect thereto, the aggregate principal amount of the ~~Eurodollar~~Term SOFR Loans comprising each ~~Eurodollar~~Term SOFR Borrowing shall be equal to $3,000,000 or a whole multiple of $1,000,000 in excess thereof and (b) no more than 15 ~~Eurodollar~~Term SOFR Borrowings shall be outstanding at any one time.

2.14 Interest Rates and Payment Dates. Subject to Section 2.16, (a) each ~~Eurodollar~~Term SOFR Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to ~~the~~ Adjusted ~~LIBO Rate~~Term SOFR determined for such day plus the Applicable Margin.

(b) Each ABR Loan shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin.

(c) (i) If all or a portion of the principal amount of any Loan or Reimbursement Obligation shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to (x) in the case of the Loans, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.14 plus 2% or (y) in the case of Reimbursement Obligations, the rate applicable to Revolving Loans that are ABR Loans plus 2%, and (ii) if all or a portion of any interest payable on any Loan or Reimbursement Obligation or any commitment fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum equal to the rate then applicable to Revolving Loans that are ABR Loans plus 2%, in each case, with respect to clauses (i) and (ii) above, from the date of such non-payment until such amount is paid in full (as well after as before judgment).

(d) Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (c) of this Section 2.14 shall be payable from time to time on demand.

2.15 Computation of Interest and Fees. (a) Interest and fees payable pursuant hereto shall be calculated on the basis of a 360-day year for the actual days elapsed, except that, with respect to ABR Loans the rate of interest on which is calculated on the basis of the Prime Rate, the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed (including the first day, but excluding the last day; provided that if a Loan is repaid on the same day on which it is made, one day's interest shall be paid on

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such Loan). The Administrative Agent shall as soon as practicable notify the Borrower and the relevant Lenders of each determination of an Adjusted LIBO Rate. (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to Section 2.14(a). 2.16 Alternate Rate of Interest. . (a) Subject to clauses (b), (c), (d), (e), (f) and (g) of this Section 2.16, if prior to the commencement of any Interest Period for a EurodollarTerm SOFR Borrowing: (i) the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO RateTerm SOFR, the Term SOFR Reference Rate or Adjusted Term SOFR, as applicable (including because the LIBO Screen Rate is not available or published on a current basis), for a Loan for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time, or (ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable,Term SOFR for a Loan for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist (which notification shall be made promptly after the Administrative Agent obtains knowledge of the cessation of the circumstances referenced in clause (i) above or receives notice from the Required Lenders in respect of the cessation of circumstances referenced in clause (ii) above), (A) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a EurodollarTerm SOFR Borrowing shall be ineffective and (B) if any Borrowing Request requests a EurodollarTerm SOFR Borrowing, such Borrowing shall be made as an ABR Borrowing. (b) Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 2.16), if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such 77

Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. (c) Notwithstanding anything to the contrary herein or in any other Loan Document and subject to the proviso below in this paragraph, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that, this clause (c) shall not be effective unless the Administrative Agent has delivered to the Lenders and the Borrower a Term SOFR Notice.[Reserved]. (d) In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (e) The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.16, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.16. (f) Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark 78

Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or LIBO Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor. (g) Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a EurodollarTerm SOFR Revolving Borrowing of, conversion to or continuation of EurodollarTerm SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Revolving Borrowing of or conversion to ABR Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of ABR. 2.17 Pro Rata Treatment and Payments. (a) Each borrowing by the Borrower from the Revolving Lenders hereunder, each payment by the Borrower on account of any commitment fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the Revolving Percentages of the Lenders, in each case unless otherwise provided in this Agreement. (b) Any proceeds of Collateral of any Loan Party received by the Administrative Agent (i) after an Event of Default has occurred and is continuing and the Required Lenders so direct or (ii) at any other time, not constituting (A) a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower), (B) a mandatory prepayment (which shall be applied in accordance with Section 2.11(c)) or (C) amounts to be applied from the Collection Account (which shall be applied in accordance with Section 2.11(d)), shall be applied, subject to the Intercreditor Agreement, ratably first, to pay any fees, indemnities, or expense reimbursements then owing to the Administrative Agent and any Issuing Lender from, or guaranteed by, such Loan Party under the Loan Documents (other than in connection with Banking Services Obligations or Swap Obligations), second, to pay any fees or expense reimbursements then owing to the Lenders from, or guaranteed by, such Loan Party under the Loan Documents (other than in connection with Banking Services or Swap Obligations), third, to pay interest due in respect of the Protective Advances owing by or guaranteed by such Loan Party, fourth, to pay the principal of the Protective Advances owing by or guaranteed by such Loan Party, fifth, to pay interest then due and payable on the Loans (other than the Protective Advances) and 79 unreimbursed L/C Disbursements, in each case owing or guaranteed by such Loan Party, ratably, sixth, to prepay principal on the Loans (other than the Protective Advances) and unreimbursed L/C Disbursements owing or guaranteed by such Loan Party and to the payment of any amounts owing with respect to Reported Banking Services Obligations and Reported Secured Swap Obligations owing or guaranteed by such Loan Party, ratably, seventh, to pay an amount to the Administrative Agent equal to 103% of the aggregate undrawn face amount of all outstanding Letters of Credit issued on behalf of, or guaranteed by, such Loan Party, to be held as cash collateral for such Obligations, eighth, to the payment of any amounts owing with respect to Banking Services Obligations (other than Reported Banking Services Obligations) and Secured Swap Obligations (other than Reported Secured Swap Obligations) owing or guaranteed by such Loan Party, ratably, ninth, to the payment of any other Obligations owing to the Administrative Agent or any Lender by, or guaranteed by, such Loan Party, ratably, and tenth, any balance remaining after the Obligations shall have been paid in full and no Letters of Credit shall be outstanding (other than Letters of Credit which have been cash collateralized in accordance with the foregoing) shall be paid over to the applicable Loan Party at its account designated for such purpose by written notice by such Loan Party to the Administrative Agent or to whomsoever else may be lawfully entitled to receive the same. The application of any payment pursuant to this Section 2.17(b) shall be made first, to ABR Loans and second, to EurodollarTerm SOFR Loans. Each of the Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Obligations to maximize realization of the Collateral (it being understood that, notwithstanding the foregoing, in no event shall payments be made pursuant to levels “eighth” or “ninth” above prior to the payment in full of all obligations described in levels “first” through “seventh” above). Notwithstanding the foregoing, no amount received from any Loan Party shall be applied to any Excluded Swap Obligation of such Loan Party. (c) Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Revolving Loans shall be made pro rata according to the respective outstanding principal amounts of the Revolving Loans then held by the Revolving Lenders, unless otherwise provided by this Agreement. (d) All payments (including prepayments) to be made by the Borrower hereunder, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:00 P.M., New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Funding Office, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to each relevant Lender promptly upon receipt in like funds as received, net of any amounts owing by such Lender pursuant to Section 9.7. If any payment hereunder (other than payments on the EurodollarTerm SOFR Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. If any payment on a EurodollarTerm SOFR Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day. In the case of any extension of any payment of principal pursuant to the preceding two sentences, interest thereon shall be payable at the then applicable rate during such extension. During any Full Cash Dominion Period, solely for purposes of determining the amount of Loans available 80 for borrowing purposes, checks (in addition to immediately available funds applied pursuant to Section 2.11(d)) from collections of items of payment and proceeds of any Collateral shall be applied in whole or in part against the applicable Obligations as of 10:00 A.M., New York City time, on the Business Day of receipt, subject to actual collection. (e) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon, at a rate equal to the greater of (i) the NYFRB Rate and (ii) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this paragraph shall be conclusive in the absence of manifest error. If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days after such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Revolving Loans that are ABR Loans, on demand, from the Borrower. (f) Unless the Administrative Agent shall have been notified in writing by the Borrower prior to the date of any payment due to be made by the Borrower pursuant to the terms hereof or any other Loan Document (including any date that is fixed for prepayment by notice from the Borrower to the Administrative Agent pursuant to Section 2.11(d)) that the Borrower will not make such payment to the Administrative Agent, the Administrative Agent may assume that the Borrower is making such payment, and the Administrative Agent may, but shall not be required to, in reliance upon such assumption, make available to the Lenders their respective pro rata shares of a corresponding amount. If such payment is not made to the Administrative Agent by the Borrower within three Business Days after such due date, the Administrative Agent shall be entitled to recover, on demand, from each Lender to which any amount which was made available pursuant to the preceding sentence, such amount with interest thereon at the rate per annum equal to the daily average NYFRB Rate. Nothing herein shall be deemed to limit the rights of the Administrative Agent or any Lender against the Borrower. (g) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.17(e), 2.17(f), 2.19(e), 3.4(a) or 9.7, then the Administrative Agent may, in its discretion and notwithstanding any contrary provision hereof, (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent or the Issuing Lender to satisfy such Lender’s obligations to it under such Sections until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under any such Section, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion. 81

2.18 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation, administration, implementation or application thereof or compliance by any Lender or other Credit Party with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made or occurring subsequent to the Closing Date: (i) shall subject any Credit Party to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit (or participations therein) by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Adjusted LIBO RateTerm SOFR; or (iii) shall impose on such Lender any other condition (other than Taxes); and the result of any of the foregoing is to increase the cost to such Lender or such other Credit Party, by an amount that such Lender or other Credit Party deems to be material, of making, converting into, continuing or maintaining Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender or such other Credit Party, upon its demand, any additional amounts necessary to compensate such Lender or such other Credit Party for such increased cost or reduced amount receivable. If any Lender or such other Credit Party becomes entitled to claim any additional amounts pursuant to this paragraph, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital or liquidity requirements or in the interpretation, administration, implementation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital or liquidity requirements (whether or not having the force of law) from any Governmental Authority made subsequent to the Closing Date shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy or liquidity) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, 82 the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation for such reduction. (c) Notwithstanding anything herein to the contrary, (i) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities, in each case pursuant to Basel III, and (ii) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder or issued in connection therewith or in implementation thereof, shall in each case be deemed to be a change in law, regardless of the date enacted, adopted, issued or implemented. (d) A certificate as to any additional amounts payable pursuant to this Section 2.18 submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. Notwithstanding anything to the contrary in this Section 2.18, the Borrower shall not be required to compensate a Lender pursuant to this Section 2.18 for any amounts incurred more than six months prior to the date that such Lender notifies the Borrower of such Lender’s intention to claim compensation therefor; provided that, if the circumstances giving rise to such claim have a retroactive effect, then such six-month period shall be extended to include the period of such retroactive effect. The obligations of the Borrower pursuant to this Section 2.18 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder. (e) Notwithstanding any other provision of this Section 2.18 to the contrary, no Lender shall be entitled to receive any compensation pursuant to this Section 2.18 unless it shall be the general policy or practice of such Lender to seek compensation from other similarly situated borrowers in the syndicated loan market in the United States with respect to its similarly affected loans under agreements with such borrowers having provisions similar to this Section 2.18. 2.19 Taxes. (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that, after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.19), the amounts received with respect to this agreement equal the sum which would have been received had no such deduction or withholding been made. (b) The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes. 83

(c) As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.19, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent. (d) The Loan Parties shall jointly and severally indemnify each Credit Party, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 2.19) payable or paid by such Credit Party or required to be withheld or deducted from a payment to such Credit Party and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. (e) Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so) and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.6(c) relating to the maintenance of a Participant Register, in either case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to setoff and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e). (f) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.19(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such 84

Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender. (ii) Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person, (A) any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax; (B) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable: (1) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (2) executed originals of IRS Form W-8ECI; (3) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit H-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a 85

“10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or IRS Form W-8BEN-E; or (4) to the extent a Non-U.S. Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner; (C) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and (D) if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably 86 requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Closing Date. Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so. (g) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.19 (including by the payment of additional amounts pursuant to this Section 2.19), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.19 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.19 shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person. (h) Each party’s obligations under this Section 2.19 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under the Loan Documents. 87

(i) For purposes of this Section 2.19, the term “Lender” includes the Issuing Lender and the term “applicable law” includes FATCA. 2.20 Indemnity. The Borrower agrees to indemnify each Lender for, and to hold each Lender harmless from, any loss or expense that such Lender sustains or incurs as a consequence of (a) default by the Borrower in making a borrowing of, conversion into or continuation of EurodollarTerm SOFR Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Borrower in making any prepayment of or conversion from EurodollarTerm SOFR Loans after the Borrower has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of EurodollarTerm SOFR Loans on a day that is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. A certificate as to any amounts payable pursuant to this Section 2.20 submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder for nine months. 2.21 Change of Lending Office. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.18 or 2.19(a) with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event or to assign and delegate its rights and obligations hereunder to another of its offices, branches or Affiliates with the object of avoiding the consequences of such event; provided, that such designation or assignment is made on terms that, in the sole judgment of such Lender, cause such Lender and its lending offices to suffer no material economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.21 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender pursuant to Section 2.18 or 2.19(a). 2.22 Replacement of Lenders. The Borrower shall be permitted to replace any Lender that (a) requests reimbursement for amounts owing pursuant to Section 2.18 or 2.19(a), (b) becomes a Defaulting Lender or (c) does not consent to any proposed amendment, supplement, modification, consent or waiver of any provision of this Agreement or any other Loan Document that requires the consent of the Supermajority Lenders, each of the Lenders or each of the Lenders affected thereby (so long as the consent of the Required Lenders has been obtained), with a replacement financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) [reserved], (iii) prior to any such replacement pursuant to the preceding clause (a), such Lender shall have not eliminated the continued need for payment of amounts owing pursuant to Section 2.18 or 2.19(a), (iv) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on 88 or prior to the date of replacement, (v) the Borrower shall be liable to such replaced Lender under Section 2.20 if any EurodollarTerm SOFR Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (vi) the replacement financial institution, if not already a Lender, an affiliate of a Lender or an Approved Fund, shall be reasonably satisfactory to the Administrative Agent (in its capacity as such), (vii) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that the Borrower shall be obligated to pay the registration and processing fee referred to therein), (viii) until such time as such replacement shall be consummated, the Borrower shall pay all additional amounts (if any) required pursuant to Section 2.18 or 2.19(a), as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights that the Borrower, the Administrative Agent or any other Lender shall have against the replaced Lender. Each party hereto agrees that an assignment required pursuant to this paragraph may be effected pursuant to an Assignment and Assumption executed by the Borrower, the Administrative Agent and the assignee, and that the Lender required to make such assignment need not be a party thereto in order for such assignment to be effective. 2.23 Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender: (a) fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 2.8(a); (b) the Commitment and Revolving Extensions of Credit of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 10.1); provided, that this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender affected thereby; (c) if any L/C Exposure or Protective Advance Exposure exists at the time such Lender becomes a Defaulting Lender then: (i) all or any part of the L/C Exposure and Protective Advance Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Percentages but only to the extent the sum of all non-Defaulting Lenders’ Revolving Extensions of Credit plus such Defaulting Lender’s L/C Exposure and Protective Advance Exposure does not exceed the total of all non-Defaulting Lenders’ Commitments; (ii) if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one Business Day following notice by the Administrative Agent (x) first, prepay such Protective Advance Exposure and (y) second, cash collateralize for the benefit of the Issuing Lender only the Borrower’s obligations corresponding to such Defaulting Lender’s L/C Exposure (after giving effect to any partial reallocation pursuant to clause (i) 89 above) in accordance with the procedures set forth in Section 8 for so long as such L/C Exposure is outstanding; (iii) if the Borrower cash collateralizes any portion of such Defaulting Lender’s L/C Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 3.3(a) with respect to such Defaulting Lender’s L/C Exposure during the period such Defaulting Lender’s L/C Exposure is cash collateralized; (iv) if the L/C Exposure of the Defaulting Lender is reallocated pursuant to clause (i) above, then the fees payable to the Lenders pursuant to Section 2.8(a) and Section 3.3(a) shall be adjusted in accordance with the non-Defaulting Lenders’ Revolving Percentages; and (v) if all or any portion of such Defaulting Lender’s L/C Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of the Issuing Lender or any other Lender hereunder, all fees payable under Section 3.3(a) with respect to such Defaulting Lender’s L/C Exposure shall be payable to the Issuing Lender until and to the extent that such L/C Exposure is reallocated and/or cash collateralized; and (d) so long as such Lender is a Defaulting Lender, the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and the Defaulting Lender’s then outstanding L/C Exposure will be 100% covered by the Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.23(c), and participating interests in any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.23(c)(i) (and such Defaulting Lender shall not participate therein). If (i) a Bankruptcy Event with respect to a Lender Parent of any Lender shall occur following the Closing Date and for so long as such event shall continue or (ii) the Issuing Lender has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Issuing Lender shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Lender, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Issuing Lender, as the case may be, to defease any risk to it in respect of such Lender hereunder. In the event that the Administrative Agent, the Borrower and the Issuing Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the L/C Exposure and Protective Advance Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the 90

Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Percentage. 2.24 Incremental Facilities. (a) The Borrower and any one or more Lenders (including New Lenders) may from time to time agree that such Lenders shall make, obtain or increase the amount of their Commitments (any such new or increased Commitments, “Incremental Commitments”) by executing and delivering to the Administrative Agent an Increased Facility Activation Notice specifying (x) the amount of such Incremental Commitments and (y) the applicable Increased Facility Closing Date (which shall be a date not less than five (5) Business Days after the date on which such notice is delivered to the Administrative Agent (or such earlier date as shall be agreed by the Administrative Agent)); provided that (i) with respect to any Increased Facility Closing Date, the Incremental Commitments shall be in a minimum amount of $10,000,000 and (ii) the aggregate amount of Incremental Commitments obtained after the Closing Date pursuant to this Section 2.24 shall not exceed $125,000,000. No Lender shall have any obligation to participate in any increase described in this paragraph unless it agrees to do so in its sole discretion, and the Borrower shall have no obligation to offer to any Lender the opportunity to so participate. (b) Any additional bank, financial institution or other entity which, with the consent of the Borrower, the Issuing Lender and the Administrative Agent (which consent shall not be unreasonably withheld), elects to become a “Lender” under this Agreement in connection with any transaction described in Section 2.24(a) shall execute a New Lender Supplement (each, a “New Lender Supplement”), substantially in the form of Exhibit I-2, whereupon such bank, financial institution or other entity (a “New Lender”) shall become a Lender for all purposes and to the same extent as if originally a party hereto and shall be bound by and entitled to the benefits of this Agreement. (c) Unless otherwise agreed or otherwise directed by the Administrative Agent, on each Increased Facility Closing Date, the Administrative Agent shall (i) effect a settlement of all outstanding Revolving Loans among the Lenders that will reflect the adjustments to the Total Commitments of the applicable Lenders as a result of the Incremental Commitments and (ii) notify the Lenders of the occurrence of the Incremental Commitments to be effected on the Increased Facility Closing Date. (d) It shall be a condition precedent to the availability of any Incremental Commitments that (i) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to the making of such Incremental Commitments, (ii) the representations and warranties set forth in each Loan Document shall be true and correct in all material respects (or, if qualified by materiality, in all respects) on and as of the Increased Facility Closing Date immediately prior to and immediately after giving effect to the making of such Incremental Commitments, except to the extent expressly made as of an earlier date, in which case they shall be so true and correct as of such earlier date, (iii) the Borrower shall have delivered such customary legal opinions, board resolutions, secretary’s certificate, officer’s certificate and other documents, in each case consistent with those delivered on the Closing Date, as shall be reasonably requested by the Administrative Agent in connection with any Incremental Commitments and (iv) the Consolidated Fixed Charge Coverage Ratio for 91

the Applicable Reference Period, calculated on a Pro Forma Basis as of the Increased Facility Closing Date, shall be greater than 1.10:1.00. (e) On each Increased Facility Closing Date, the fixed dollar portions of any Availability-based thresholds hereunder shall be increased by an amount proportional to the increase, if any, in the Total Commitments above the Total Commitments in effect on the Closing Date effected by the Incremental Commitments on such Increased Facility Closing Date. SECTION 3. LETTERS OF CREDIT 3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, the Issuing Lender, in reliance on the agreements of the other Revolving Lenders set forth in Section 3.4(a), agrees to issue letters of credit (“Letters of Credit”) during the Revolving Commitment Period for the account of the Borrower on any Business Day during the Revolving Commitment Period in such form as may be approved from time to time by the Issuing Lender; provided that the Issuing Lender shall not issue any Letter of Credit if, after giving effect to such issuance, the Total Revolving Extensions of Credit would exceed the Line Cap, subject to the authority of the Administrative Agent, in its sole discretion, to make Protective Advances pursuant to the terms of Section 2.3. Each Letter of Credit shall (i) be denominated in Dollars and (ii) expire no later than the earlier of (x) the first anniversary of its date of issuance (or such longer period as agreed to by the applicable Issuing Lender in its sole discretion) and (y) unless such Letter of Credit has been cash collateralized or other arrangements backstopping such Letter of Credit have been made, in each case, reasonably satisfactory to the Issuing Lender, the date that is five Business Days prior to the Revolving Termination Date, provided that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (y) above unless such Letter of Credit has been cash collateralized or other arrangements backstopping such Letter of Credit have been made, in each case, reasonably satisfactory to the Issuing Lender). (b) The Issuing Lender shall not at any time be obligated to issue any Letter of Credit if the issuance of such Letter of Credit would (i) result in such Issuing Lender’s L/C Obligations exceeding such Lender’s L/C Commitment, (ii) violate one or more policies of the Issuing Lender applicable to letters of credit generally or (iii) conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law. Without limiting the foregoing and without affecting the limitations contained herein, it is understood and agreed that the Borrower may from time to time request that an Issuing Lender issue Letters of Credit in excess of such Issuing Lender’s L/C Commitment in effect at the time of such request, and each Issuing Lender agrees to consider any such request in good faith. Any Letter of Credit so issued by an Issuing Lender in excess of its L/C Commitment then in effect shall nonetheless constitute a Letter of Credit for all purposes of this Agreement, and shall not affect the L/C Commitment of any other Issuing Lender. (c) The parties hereto agree that (i) the Existing Letters of Credit shall be deemed to be Letters of Credit for all purposes under this Agreement, without any further action by the Borrower, the Issuing Lender or any other Person and (ii) the extension or renewal of the Existing Letters of Credit by JPMCB (other than the Specified Letter of Credit) shall not be 92 permitted if after giving effect to such renewal or extension, the aggregate face amount of Letters of Credit issued by JPMCB would exceed JPMCB’s L/C Commitment. 3.2 Procedure for Issuance of Letter of Credit. The Borrower may from time to time request that the Issuing Lender issue a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit) by delivering to the Issuing Lender at its address for notices specified herein, with a copy to the Administrative Agent, an Application therefor, completed to the reasonable satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may reasonably request. Upon receipt of any Application, the Issuing Lender will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue, amended, renew or extend any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed to by the Issuing Lender and the Borrower. The Issuing Lender shall furnish a copy of such Letter of Credit to the Borrower promptly following the issuance thereof. The Issuing Lender shall promptly furnish to the Administrative Agent, which shall in turn promptly furnish to the Lenders, notice of the issuance of each Letter of Credit (including the amount thereof). 3.3 Fees and Other Charges. (a) The Borrower will pay a fee on all outstanding Letters of Credit at a per annum rate equal to the Applicable Margin then in effect with respect to Revolving Loans that are EurodollarTerm SOFR Loans, shared ratably among the Revolving Lenders and payable quarterly in arrears on each Fee Payment Date after the issuance date. In addition, the Borrower shall pay to the Issuing Lender for its own account a fronting fee of 0.125% per annum on the undrawn and unexpired amount of each Letter of Credit, payable quarterly in arrears on each Fee Payment Date after the issuance date. (b) In addition to the foregoing fees, the Borrower shall pay or reimburse the Issuing Lender for such normal and customary costs and expenses as are incurred or charged by the Issuing Lender in issuing, negotiating, effecting payment under, amending or otherwise administering any Letter of Credit. 3.4 L/C Participations. (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions set forth below, for such L/C Participant’s own account and risk an undivided interest equal to such L/C Participant’s Revolving Percentage in the Issuing Lender’s obligations and rights under and in respect of each Letter of Credit and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement (or in the event that any reimbursement received by the Issuing Lender shall be required to be returned by it at any time), such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender’s address for notices specified herein an amount equal to 93 such L/C Participant’s Revolving Percentage of the amount that is not so reimbursed (or is so returned). Each L/C Participant’s obligation to pay such amount shall be absolute and unconditional and shall not be affected by any circumstance, including (i) any setoff, counterclaim, recoupment, defense or other right that such L/C Participant may have against the Issuing Lender, the Borrower or any other Person for any reason whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default or the failure to satisfy any of the other conditions specified in Section 5, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, (iv) any breach of this Agreement or any other Loan Document by the Borrower, any other Loan Party or any other L/C Participant or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. (b) If any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit is not paid to the Issuing Lender within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand an amount equal to the product of (i) such amount, times (ii) the greater of (x) the daily average NYFRB Rate during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Lender and (y) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to Section 3.4(a) is not made available to the Issuing Lender by such L/C Participant within three Business Days after the date such payment is due, the Issuing Lender shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to the Alternate Base Rate plus the Applicable Margin. A certificate of the Issuing Lender submitted to any L/C Participant with respect to any amounts owing under this Section shall be conclusive in the absence of manifest error. (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with Section 3.4(a), the Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrower or otherwise, including proceeds of Collateral applied thereto by the Issuing Lender), or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it. 3.5 Reimbursement Obligation of the Borrower. If any draft is paid under any Letter of Credit, the Borrower shall reimburse the Issuing Lender for the amount of (a) the draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment, not later than 2:00 p.m., New York City time, on the Business Day immediately following the Business Day that the Borrower receives notice of such draft. Each such payment shall be made to the Issuing Lender at its address for notices referred to herein in Dollars and in immediately available funds. Interest shall be payable on any such amounts from the date on which the relevant draft is paid until payment in full at the rate set 94 forth in (x) until the Business Day next succeeding the date of the relevant notice, Section 2.14(b) and (y) thereafter, Section 2.14(c). 3.6 Obligations Absolute. The Borrower’s obligations under this Section 3 shall be absolute, unconditional and irrevocable under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that the Borrower may have or have had against the Issuing Lender, any beneficiary of a Letter of Credit or any other Person. The Borrower also agrees with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrower’s Reimbursement Obligations under Section 3.5 shall not be affected by, among other things, (a) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (b) any draft or other document presented under a Letter of Credit proving to be invalid, fraudulent or forged in any respect or any statement therein being untrue or inaccurate in any respect, (c) any dispute between or among the Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Borrower against any beneficiary of such Letter of Credit or any such transferee, (d) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (e) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. The Issuing Lender shall not have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or message or advice, however transmitted, in connection with any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Lender's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the Issuing Lender (as finally determined by a court of competent jurisdiction), the Issuing Lender shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Lender may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit. 3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Lender shall promptly notify the Borrower and the Administrative Agent of the date and amount thereof; provided that any failure to give or delay 95 in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Lender and the Revolving Lenders pursuant to Section 3.5. 3.8 Applications. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply. 3.9 Replacement and Resignation of Issuing Lenders. (a) An Issuing Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Lender pursuant to Section 3.3. From and after the effective date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lender, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or extend or otherwise amend any existing Letter of Credit. (b) Subject to the appointment and acceptance of a successor Issuing Lender, any Issuing Lender may resign as an Issuing Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Lenders, in which case, such resigning Issuing Lender shall be replaced in accordance with Section 3.9(a) above. SECTION 4. REPRESENTATIONS AND WARRANTIES To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit, the Borrower hereby represents and warrants to the Administrative Agent and each Lender that: 4.1 Financial Condition. (a) The unaudited pro forma consolidated balance sheet and related pro forma consolidated statement of income of the Borrower and its consolidated Restricted Subsidiaries as of and for the 12 months ended September 30, 2020 (the “Pro Forma Financial Statements”), copies of which have heretofore been furnished to the Administrative Agent, have been prepared giving effect (as if such events had occurred on such date (in the case of the balance sheet) or at the beginning of such period (in the case of the statement of income)) to the consummation of the Transactions and the payment of fees and expenses in connection therewith. The Pro Forma Financial Statements have been prepared in good faith and are based on assumptions believed by the Borrower to be reasonable as of the date of delivery thereof, and present fairly in all material respects on a pro forma basis the estimated financial condition and results of operations of Borrower and its consolidated Restricted 96

Subsidiaries as of and for the 12 months ended at September 30, 2020, assuming that the events specified in the preceding sentence had actually occurred at such date or at the beginning of such period, as applicable. (b) The audited consolidated balance sheet of the Borrower and its consolidated Restricted Subsidiaries as at December 31, 2019, and the related consolidated statements of income, stockholders’ equity and cash flows for the fiscal year ended on such date, reported on by and accompanied by an unqualified report from Ernst & Young LLP, present fairly, in all material respects, the consolidated financial condition of the Borrower and its consolidated Restricted Subsidiaries (prior to giving effect to the consummation of the Transactions) as at such date, and the consolidated results of its operations and its consolidated cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Borrower and its consolidated Restricted Subsidiaries as at March 31, 2020, June 30, 2020 and September 30, 2020, and the related unaudited consolidated statements of income, stockholders’ equity and cash flow for the three-month periods ended on such dates, present fairly, in all material respects, the consolidated financial condition of the Borrower and its consolidated Restricted Subsidiaries (prior to giving effect to the consummation of the Transactions) as at such dates, and the consolidated results of its operations and its consolidated cash flow for the three-month periods then ended (subject to normal year-end audit adjustments and the absence of footnotes). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by the aforementioned firm of accountants and disclosed therein), except that the interim financial statements are subject to year-end adjustments and the absence of footnotes. 4.2 No Change. Since December 31, 2019, there has been no development or event that has had or would reasonably be expected to have a Material Adverse Effect. 4.3 Existence; Compliance with Law. Each Group Member (a) is duly organized or formed, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate or similar organizational power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, in the aggregate, reasonably be expected to have a Material Adverse Effect and (d) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. 4.4 Power; Authorization; Enforceable Obligations. (a) Each Loan Party has the corporate or similar organizational power and authority, and the legal right, to make, deliver and perform the Loan Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder. Each Loan Party has taken all necessary corporate or similar organizational action to authorize the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, to authorize the extensions of 97 credit on the terms and conditions of this Agreement. Each Loan Document has been duly executed and delivered on behalf of each Loan Party party thereto. This Agreement constitutes, and each other Loan Document upon execution will constitute, a legal, valid and binding obligation of each Loan Party party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). (b) No consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any of the Loan Documents, except (i) consents, authorizations, filings and notices that have been obtained or made and are in full force and effect, (ii) the filings referred to in Section 4.19, (iii) filings with the SEC that may be required to be made following the execution and delivery hereof in connection herewith and (iv) immaterial consents, authorizations, filings and notices. 4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the other Loan Documents, the issuance of Letters of Credit, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of any Group Member, except (other than with respect to such Group Member’s Organizational Documents) for violations that would not reasonably be expected to have a Material Adverse Effect, and will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues pursuant to any Requirement of Law or any such Contractual Obligation (other than the Liens created by the Security Documents and other Permitted Liens). 4.6 Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against any Group Member or against any of their respective properties or revenues that would reasonably be expected to have a Material Adverse Effect. 4.7 No Default. No Group Member is in default under or with respect to any of its Contractual Obligations in any respect that would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing. 4.8 Ownership of Property; Liens. Each Group Member has title in fee simple to, or a valid leasehold interest in, all its real property, and good title to, or a valid leasehold interest in, all its other property (except where the failure to have such title would not reasonably be expected to have a Material Adverse Effect), and none of such property is subject to any Lien except as permitted by Section 7.3. 4.9 Intellectual Property. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) each Group Member owns or otherwise has a valid right to use all Intellectual Property material to the conduct of its business as currently conducted, free and clear of all Liens, except as permitted by Section 7.3, 98 and any such Intellectual Property that is owned by any Group Member and registered with any Governmental Authority is subsisting, unexpired and, to the knowledge of each Group Member, valid and enforceable; (ii) the use thereof and the conduct of the business of each of the Group Members does not infringe upon or otherwise violate the rights of any Person; and (iii) no Group Member has, within the past three years, received any material written claim in which any Person challenged the use of any Intellectual Property by any Group Member, or the validity or effectiveness of any Intellectual Property owned by any Loan Party, nor does the Borrower know of any valid basis for any such material claim. 4.10 Taxes. Each Group Member has filed or caused to be filed all federal, state and other material Tax returns that are required to be filed and has paid all Taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other Taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than (i) the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the relevant Group Member, or (ii) to the extent that the failure to file or pay, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect). 4.11 Federal Regulations. No part of the proceeds of any Borrowing hereunder will be used for “buying” or “carrying” any Margin Stock within the respective meanings of each of the quoted terms under Regulation U as now and from time to time hereafter in effect except in compliance with the provisions of the regulations of the Board. 4.12 Labor Matters. Except as, in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) there are no strikes or other labor disputes against any Group Member pending or, to the knowledge of the Borrower, threatened; (b) hours worked by and payment made to employees of each Group Member have not been in violation of the Fair Labor Standards Act or any other applicable Requirement of Law dealing with such matters; and (c) all payments due from any Group Member on account of employee health and welfare insurance have been paid or accrued as a liability on the books of the relevant Group Member. 4.13 ERISA. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect: (a) each Group Member and each of their respective ERISA Affiliates (and in the case of a Pension Plan or a Multiemployer Plan, each of their respective ERISA Affiliates) are in compliance with all applicable provisions and requirements of ERISA and the Code and other federal and state laws and the regulations and published interpretations thereunder with respect to each Plan and Pension Plan and have performed all their obligations under each Plan and Pension Plan; (b) no ERISA Event or Foreign Plan Event has occurred or is reasonably expected to occur, and no ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event; (c) each Plan or Pension Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS indicating that such Plan or Pension Plan is so qualified and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code or an application for such a determination is currently pending before the Internal Revenue 99

Service and, to the knowledge of the Borrower, nothing has occurred subsequent to the issuance of the most recent determination letter which would cause such Plan or Pension Plan to lose its qualified status; (d) no liability to the PBGC (other than required premium payments), the IRS, any Plan or Pension Plan or any trust established under Title IV of ERISA has been or is expected to be incurred by any Group Member or any of their ERISA Affiliates; (e) each of the Group Members’ ERISA Affiliates has complied with the requirements of Section 515 of ERISA with respect to each Multiemployer Plan and is not in “default” (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan; (f) all amounts required by applicable law with respect to, or by the terms of, any retiree welfare benefit arrangement maintained by any Group Member or any ERISA Affiliate or to which any Group Member or any ERISA Affiliate has an obligation to contribute have been accrued in accordance with ASC Topic 715-60; (g) as of the most recent valuation date for each Multiemployer Plan for which the actuarial report is available, no Group Member nor any of their respective ERISA Affiliates has any potential liability for a complete withdrawal from such Multiemployer Plan (within the meaning of Section 4203 of ERISA), when aggregated with such potential liability for a complete withdrawal from all Multiemployer Plans, based on information available pursuant to Section 4221(e) of ERISA; (h) there has been no Prohibited Transaction or violation of the fiduciary responsibility rules with respect to any Plan or Pension Plan that has resulted or would reasonably be expected to result in a Material Adverse Effect; and (i) neither any Group Member nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (i) on the Closing Date, those listed on Schedule 4.13 hereto and (ii) thereafter, Pension Plans not otherwise prohibited by this Agreement. The present value of all accumulated benefit obligations under each Pension Plan, did not, as of the close of its most recent plan year, exceed by more than $10,000,000 the fair market value of the assets of such Pension Plan allocable to such accrued benefits (determined in both cases using the applicable assumptions under Section 430 of the Code and the Treasury Regulations promulgated thereunder), and the present value of all accumulated benefit obligations of all underfunded Pension Plans did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of all such underfunded Pension Plans (determined in both cases using the applicable assumptions under Section 430 of the Code and the Treasury Regulations promulgated thereunder). 4.14 Investment Company Act; Other Regulations. No Loan Party is an “investment company” within the meaning of the Investment Company Act of 1940, as amended. 4.15 Subsidiaries; Capital Stock. As of the Closing Date, (a) Schedule 4.15 sets forth the name and jurisdiction of incorporation of each Subsidiary and, as to each such Subsidiary, the percentage of each class of Capital Stock owned by any Loan Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options and restricted stock units granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of any Restricted Subsidiary, except (i) with respect to Capital Stock of Loan Parties, as created by the Loan Documents or the Term Loan Documents (or any security documents in respect of Permitted Refinancing Indebtedness thereof) and (ii) otherwise, as permitted by this Agreement. 100

4.16 Use of Proceeds. The proceeds of the Revolving Loans and the Letters of Credit will be used by the Borrower (a) on the Closing Date, to pay, directly or indirectly, the consideration for the Acima Acquisition, for the Debt Repayment, to fund any original issue discount or upfront fees due in connection with the “flex” provisions in connection with the Transactions, to pay costs and expenses in respect of the Transactions, for backstop or replacement letters of credit (or the rolling of letters of credit) outstanding on the Closing Date and for the issuance of Letters of Credit and for other general corporate purposes and (b) at all other times, for general corporate purposes (including Restricted Payments, Permitted Acquisitions, other Investments and paying fees and expenses in connection with the execution and delivery of this Agreement, and other uses not prohibited by this Agreement). 4.17 Environmental Matters. Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect: (a) Materials of Environmental Concern are not present at, on, under, in, or about any real property now or formerly owned, leased or operated by any Group Member or at any other location (including any location to which Materials of Environmental Concern have been sent for re-use or recycling or for treatment, storage, or disposal), in amounts or concentrations or under circumstances that constitute a violation of, or would reasonably be expected to give rise to liability on the part of any Group Member under, any Environmental Law; (b) no Group Member has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability under or relating to any Environmental Law, nor does the Borrower have knowledge or reason to believe that any such notice will be received or is being threatened; (c) no judicial, arbitral, governmental or administrative litigation, disclosed-investigation or similar proceeding is pending or, to the knowledge of the Borrower, threatened, under any Environmental Law to which any Group Member is or will be named as a party, nor has any Group Member entered into or agreed to any settlements, consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial agreements relating to compliance with or liability under any Environmental Law that have not been fully and finally resolved; (d) each Group Member is in compliance, and within the period of all applicable statutes of limitation has been in compliance, with all applicable Environmental Laws; and (e) no Group Member has assumed or retained, by or as a result of any contract or other agreement, any liability of any other Person under Environmental Laws or with respect to any Material of Environmental Concern. 4.18 Accuracy of Information, etc. All written information (other than projections, pro forma financial information, financial estimates, forecasts, forward-looking information and information of a general or economic nature) furnished by or on behalf of any Loan Party to the Administrative Agent or the Lenders, or any of them, for use in connection 101 with the transactions contemplated by this Agreement or the other Loan Documents, does not (taken as a whole) contain, as of the date such statements, information, documents or certificates were so furnished, any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (taken as a whole) not materially misleading in light of the circumstances so made. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable at the time made, it being recognized by the Lenders that such projections and financial information as they relate to future events are not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein and such difference may be material. 4.19 Security Documents. The Guarantee and Collateral Agreement is effective to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and the proceeds thereof. In the case of the Pledged Collateral (as defined in the Guarantee and Collateral Agreement), when such Pledged Collateral is delivered (in accordance with the Intercreditor Agreement) to the Administrative Agent or the Term Loan Administrative Agent (together with a properly completed and signed undated endorsement), in the case of Collateral consisting of Deposit Accounts, when such Deposit Accounts are subject to a Deposit Account Control Agreement, and in the case of the other Collateral described in the Guarantee and Collateral Agreement that can be perfected by the filing of a financing statement or other filing, when financing statements and other filings specified on Schedule 4.19 in appropriate form are filed in the offices specified on Schedule 4.19, the Administrative Agent will have, for the benefit of the Secured Parties, a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and the proceeds thereof, as security for the Obligations (as defined in the Guarantee and Collateral Agreement), in each case prior and superior in right to the Lien of any other Person (except Liens permitted by Section 7.3). 4.20 Solvency. As of the Closing Date and after giving effect to the Transactions, the Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent. 4.21 Senior Indebtedness. The Obligations, and the obligations of each Subsidiary Guarantor under the Guarantee and Collateral Agreement, constitute “senior debt” or “senior indebtedness” (or any comparable term) under all Indebtedness that is subordinated or required to be subordinated in right of payment to the Obligations (if applicable). 4.22 [Reserved]. 4.23 Anti-Corruption Laws, Anti-Money Laundering and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and directors and to the knowledge of the Borrower its employees and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. Neither the Borrower nor any Subsidiary of the Borrower, nor, to their knowledge, any of their respective directors, officers, or employees, is a Sanctioned Person. The 102

Loan Parties will not directly use the proceeds of any Loans to violate any Anti-Corruption Law or applicable Sanctions. 4.24 Affected Financial Institutions. No Loan Party is an Affected Financial Institution. 4.25 Subject Agreements. (a) Neither the Borrower nor any other Loan Party has provided, or has taken any steps to provide, any Person other than the Administrative Agent with “control” (as defined in and provided for in the New York Uniform Commercial Code) over any Subject Agreement. (b) On and after the occurrence of the Electronic Chattel Paper Control System Implementation Date, substantially all Subject Agreements entered into after such date constitute Electronic Chattel Paper. SECTION 5. CONDITIONS PRECEDENT 5.1 Conditions to Initial Extension of Credit. The agreement of each Lender to make the Commitments available and make the initial extension of credit requested to be made by it is subject to the satisfaction, prior to or concurrently with the making of such extension of credit on the Closing Date, of the following conditions precedent: (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by the Administrative Agent, the Borrower and each Person listed on Schedule 1.1, (ii) the Guarantee and Collateral Agreement, executed and delivered by the Borrower and each Subsidiary Guarantor and (iii) the Intercreditor Agreement, executed and delivered by the Administrative Agent, the Borrower and each Person party thereto. (b) Target Acquisition. The Acima Acquisition shall have been consummated, or substantially simultaneously with the funding of the Loans and issuances of Letters of Credit on the Closing Date hereunder shall be consummated, in all material respects in accordance with the terms of the Acquisition Agreement, and the Acquisition Agreement shall not have been altered, amended or otherwise changed or supplemented or any provision waived or any consent given thereunder, in each case, in any respect that would be materially adverse to the Lenders or the Arrangers without the prior written consent of the Arrangers, such consent not to be unreasonably withheld, delayed or conditioned; provided that (i) any decrease in the purchase price shall not be deemed to be materially adverse to the Lenders or the Arrangers so long as such reduction of the purchase price is allocated to a reduction in the amounts to be funded under the Unsecured Notes until zero and then allocated to a reduction of the amounts to be funded under the Term Loan Credit Agreement and does not exceed 15% of the purchase price, (ii) any increase in the purchase price shall not be materially adverse to the Lenders so long as such increase is funded by equity or internally generated cash of the Borrower and (iii) any amendment, waiver or consent with respect to Section 3.8(b) of the Acquisition Agreement or any defined terms as used therein shall be deemed to be materially adverse to the Lenders and the Arrangers. 103

(c) Pro Forma Financial Statements; Financial Statements. Each Arranger shall have received (i) the Pro Forma Financial Statements, (ii) (a) audited consolidated financial statements for the Borrower and its Subsidiaries (prior to giving effect to the Transactions) for the three most recent fiscal years ended at least 90 days before the Closing Date, provided that the Arrangers acknowledge that they have received the audited consolidated financial statements for the fiscal years ended December 31, 2017, December 31, 2018 and December 31, 2019, and (b) unaudited consolidated financial statements for the Borrower and its Subsidiaries (prior to giving effect to the Transactions) for each fiscal quarter (other than the fourth fiscal quarter) ended after the date of the most recent balance sheet delivered pursuant to clause (ii)(a) above and at least 45 days before the Closing Date (and, in the case of each of clauses (ii)(a) and (ii)(b), such financial statements shall be prepared in conformity with GAAP; provided that such financial statements specified in clause (ii)(b) shall be subject to year-end adjustments and absence of footnotes), provided that the Arrangers acknowledge that the financial statements delivered with respect to the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 have been received, and (iii) (a) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows and related notes thereto of the Acquired Business for the two fiscal years most recently ended at least 90 days prior to the Closing Date, provided that the Arrangers acknowledge that they have received the audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows and related notes thereto for the fiscal years ended December 31, 2018 and December 31, 2019, and (b) unaudited consolidated balance sheets and related statements of income, cash flows and related notes thereto of the Acquired Business for each subsequent fiscal quarter (excluding the fourth quarter of any fiscal year) ended at least 45 days prior to the Closing Date in each case, with comparative financial information for the equivalent period of the prior year (and, in the case of each of clauses (iii)(a) and (iii)(b), such financial statements are prepared in accordance with GAAP; provided that such financial statements specified in clause (iii)(b) shall be subject to year-end adjustments and absence of footnotes), provided that the Arrangers acknowledge that the financial statements of the Acquired Business delivered with respect to the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020 have been received. (d) Lien Searches. The Administrative Agent shall have received the results of a recent Lien search with respect to each Loan Party and the Acquired Business, and such search shall reveal no Liens on any of the assets of the Loan Parties except for Liens permitted by Section 7.3 or discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Administrative Agent. (e) Fees. All costs, fees and expenses required to be paid or reimbursed by the Borrower to the Administrative Agent, the Arrangers and the Lenders in connection with this Agreement (including the reasonable and documented fees and expenses of legal counsel to the Administrative Agent) and all costs, fees and expenses required to be paid or reimbursed by the Borrower pursuant to the letter agreements entered into with the Administrative Agent (including the Upfront Fee Letter) and the Arrangers shall have been paid or shall have been authorized to be deducted from the proceeds of the initial 104 extensions of credit under this Agreement to the extent due and invoiced to the Borrower at least three Business Days prior to the date hereof. (f) Officer’s Certificate; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit C, with appropriate insertions and attachments, including (A) the certificate of incorporation, in the case of a Loan Party that is a corporation, and certificate of formation, in the case of a Loan Party that is a limited liability company, in each case, certified by the relevant authority of the jurisdiction of organization of such Loan Party as of a recent date, (B) the bylaws, in the case of a Loan Party that is a corporation, and limited liability company agreement or operating agreement, in the case of a Loan Party that is a limited liability company, certified as of the Closing Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment, (C) resolutions of the governing bodies of each Loan Party approving and authorizing the execution, delivery and performance of Loan Documents to which it is a party, certified as of the Closing Date by its secretary, an assistant secretary or a Responsible Officer as being in full force and effect without modification or amendment and (D) signature and incumbency certificates of the Responsible Officers of each Loan Party executing the Loan Documents to which it is a party, and (ii) a long form good standing certificate for each Loan Party from its jurisdiction of organization. (g) Legal Opinions. The Administrative Agent shall have received the executed legal opinions of Sullivan & Cromwell LLP, New York counsel to the Borrower and its Restricted Subsidiaries and certain other local counsel to the Borrower and its Restricted Subsidiaries, as reasonably requested by the Administrative Agent, each in form and substance reasonably acceptable to the Administrative Agent. (h) Pledged Stock; Stock Powers; Pledged Notes. Subject to the last paragraph of this Section 5.1 and to Section 6.9(a), the Term Loan Administrative Agent shall have received (i) the certificates (if any) representing the shares of Capital Stock pledged pursuant to the Guarantee and Collateral Agreement, together with an undated endorsement for each such certificate executed in blank by a duly authorized officer of the pledgor thereof and (ii) each promissory note (if any) pledged to the Administrative Agent pursuant to the Guarantee and Collateral Agreement endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof. (i) Filings, Registrations and Recordings. Subject to the last paragraph of this Section 5.1 and to Section 6.9(a), each document (including any Uniform Commercial Code financing statement) required by the Security Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Liens expressly permitted by Section 7.3), shall be in proper form for filing, registration or recordation. 105

(j) Officer’s Certificate. The Administrative Agent shall have received a certificate of the Borrower, dated the Closing Date certifying that the conditions in Section 5.1(n), 5.2(a), Section 5.2(b) have been met. (k) Solvency Certificate. The Administrative Agent shall have received a solvency certificate from a Responsible Officer in the form of Exhibit L. (l) [Reserved]. (m) Patriot Act. The Administrative Agent shall have received, at least three Business Days prior to the Closing Date, all documentation and other customary information about any Loan Party to the extent reasonable and customary and requested by the Administrative Agent in writing at least 10 Business Days prior to the Closing Date that is reasonably required by United States bank regulatory authorities under applicable “know your customer”, beneficial ownership and anti-money laundering rules and regulations, including the Patriot Act. (n) Representations and Warranties. The Specified Acquisition Agreement Representations with respect to the Acima Acquisition shall be true and correct in all respects to the extent required by the definition thereof. (o) Field Examination and Appraisal. The Administrative Agent shall have received an appraisal of the Rental Agreement Portfolio of the Acquired Business from a firm (or firms) satisfactory to the Administrative Agent, which appraisal(s) shall be reasonably satisfactory to the Administrative Agent in its Permitted Discretion (and the Administrative Agent hereby confirms that it has received such appraisal). (p) Borrowing Base Certificate. The Administrative Agent shall have received a Borrowing Base Certificate, dated as of the Closing Date and giving pro forma effect to the Transactions and the rental agreements of the Acquired Business to be included in the Borrowing Base as Eligible Rental Agreements, and including the other information required by Section 6.2(g) and otherwise in form and substance reasonably satisfactory to the Administrative Agent. (q) [Reserved]. (r) Debt Repayment/Funded Debt. The Debt Repayment shall have occurred, or substantially simultaneously with the initial funding of the Loans and issuances of Letters of Credit on the Closing Date hereunder shall occur, and immediately following consummation of the Transactions, neither the Borrower nor any of the Restricted Subsidiaries shall have any outstanding Indebtedness other than Indebtedness outstanding under this Agreement and other Indebtedness permitted pursuant to this Agreement. (s) Availability. No more than $200,000,000 of funded debt (excluding, for the avoidance of doubt, undrawn and cash collateralized letters of credit) may be outstanding under this Agreement on the Closing Date after giving effect to the Transactions. 106

For the purpose of determining compliance with the conditions specified in this Section 5.1, each Lender that has signed this Agreement shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 5.1 unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Closing Date specifying its objection thereto. Notwithstanding the foregoing, to the extent that any security interest in the Collateral (other than (x) the delivery of certificates evidencing equity interests for the Subsidiary Guarantors (other than, in the case of the Acquired Business, with respect to any such certificate that has not been made available to the Borrower at least three Business Days prior to the Closing Date, to the extent the Borrower has used commercially reasonable efforts to procure delivery thereof) or (y) any Collateral the security interest in which may be perfected by the filing of a UCC financing statement for entities organized in the United States) is not or cannot be granted, provided or perfected on the Closing Date after the Borrower’s use of commercially reasonable efforts to do so or without undue burden or expense, then the provision and/or perfection of security interests in such Collateral shall not constitute a condition precedent to this Agreement or any extension of credit on the Closing Date, but shall be required to be granted, delivered and/or perfected as required pursuant to Section 6.9(a). 5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make available Revolving Loans (excluding any continuation or conversion thereof) and to issue Letters of Credit requested to be made by it on any date (including, for the avoidance of doubt, the making of its Commitments and the making of its initial extension of credit on the Closing Date, but excluding any Protective Advance) is subject to the satisfaction or waiver in accordance with the terms hereof, prior to or concurrently with the making of such Revolving Loans or the issuance of such Letters of Credit, of the following conditions precedent: (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects (or in all respects if qualified by materiality) on and as of such date as if made on and as of such date, except to the extent expressly made as of an earlier date, in which case such representations and warranties shall have been so true and correct as of such earlier date. (b) No Default. No Default or Event of Default shall have occurred and be continuing at the time of or immediately after giving effect to the making of such Revolving Loans or the issuance of such Letters of Credit. Each borrowing of Revolving Loans (excluding any continuation or conversion thereof) by, and issuance of a Letter of Credit on behalf of, the Borrower hereunder (other than the initial extensions of credit on the Closing Date and other than with respect to a Protective Advance), shall constitute a representation and warranty by the Borrower at the time of the borrowing of such Revolving Loans or the issuance of such Letters of Credit that the conditions contained in this Section 5.2 have been satisfied or waived in accordance with the terms hereof. 107

SECTION 6. AFFIRMATIVE COVENANTS The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder (other than contingent obligations and expense reimbursement not yet due and payable, Banking Services Obligations and Secured Swap Obligations), the Borrower shall and, in the case of Sections 6.3 through 6.8, 6.10, 6.13 and 6.14, shall cause each of its Restricted Subsidiaries to and, in the case of Section 6.12, shall cause each of its Domestic Subsidiaries to: 6.1 Financial Statements. Furnish to the Administrative Agent, on behalf of each Lender: (a) as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income, stockholders’ equity and cash flows for such year (together with, in all cases, customary management discussion and analysis), setting forth in each case in comparative form the figures for the previous year, reported on without a “going concern” or like qualification or exception (other than any qualification or exception that is expressed solely with respect to, or resulting solely from, (i) an upcoming maturity date under any Indebtedness or (ii) any actual or potential inability to satisfy a financial maintenance covenant at such time or on a future date or in a future period), or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing; (b) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income, stockholders’ equity and cash flows for such quarter and/or the portion of the fiscal year through the end of such quarter (together with, in all cases, customary management discussion and analysis), setting forth in each case in comparative form the figures for the corresponding period or periods of the previous fiscal year (or, in the case of the balance sheet, as of the end of the previous fiscal year), certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes); (c) as soon as available, but in any event not later than 30 days after the end of each calendar month of the Borrower (other than, with respect to the following clause (i), (A) the third, sixth, ninth and twelfth months of each calendar year and (B) any month that does not end during a Monthly Financial Statement Period), (i) the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the comparable period in the previous year, certified by a Responsible Officer as being fairly stated in all material 108 respects (subject to normal year-end audit adjustments and the absence of footnotes) and (ii) a Collateral Monitoring Template; and (d) if any Unrestricted Subsidiary exists, concurrently with each delivery of financial statements under clause (a), (b) or (c)(i) above, financial statements (in substantially the same form as the financial statements delivered pursuant to clause (a), (b) or (c)(i) above, as applicable) prepared on the basis of consolidating the accounts of the Borrower and its Restricted Subsidiaries and treating any Unrestricted Subsidiaries as if they were not consolidated with the Borrower, together with an explanation of reconciliation adjustments in reasonable detail. All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied (except as approved by such accountants or officer, as the case may be, and disclosed in reasonable detail therein) consistently throughout the periods reflected therein and with prior periods. Documents required to be delivered pursuant to Section 6.1(a), (b) or (c)(i) or Section 6.2(b), (c) or (e) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which (i) such documents are posted on the Borrower’s behalf on IntraLinks/IntraAgency or another relevant Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent or (ii) such documents are filed of record with the SEC; provided that, upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent. The Administrative Agent shall have no obligation to request the delivery of or to maintain or deliver to Lenders paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents. 6.2 Certificates; Borrowing Base; Other Information. Furnish to the Administrative Agent, on behalf of each Lender: (a) [reserved]; (b) concurrently with the delivery of any financial statements pursuant to Sections 6.1(a) and 6.1(b), (i) a Compliance Certificate executed by a Responsible Officer, which Compliance Certificate shall (x) include a statement that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate, (y) in the case of quarterly or annual financial statements, set forth, in reasonable detail, the calculation of the Consolidated Fixed Charge Coverage Ratio for the Reference Period ending as of the last day of the fiscal year or fiscal quarter for which financial statements are being delivered pursuant to Section 6.1 and (ii) in the case of quarterly or annual financial statements, to the extent not previously disclosed to the 109

Administrative Agent, a description of any change in the jurisdiction of organization of any Loan Party; (c) as soon as available, and in any event no later than 90 days after the end of each fiscal year of the Borrower, a detailed consolidated budget for the following fiscal year (including a projected consolidated balance sheet of the Borrower and its Restricted Subsidiaries as of the end of the following fiscal year, the related consolidated statements of projected cash flow and projected income and a description of the underlying assumptions applicable thereto) (collectively, the “Projections”), which Projections shall in each case be accompanied by a certificate of a Responsible Officer stating that such Projections are based on reasonable estimates, information and assumptions at the time made, it being understood that such Projections as they relate to future events are not to be viewed as fact and that actual results during the period or periods covered by such Projections may differ from the projected results set forth therein and such difference may be material; (d) [Reserved]; (e) promptly after the same are sent, copies of all financial statements and reports that the Borrower sends to the holders of any class of its public debt securities or public equity securities and, promptly after the same are filed, copies of all financial statements and reports that the Borrower may make to, or file with, the SEC; (f) promptly following receipt thereof, copies of (i) any documents described in Section 101(k) or 101(l) of ERISA that any Group Member or any ERISA Affiliate may request with respect to any Multiemployer Plan or any documents described in Section 101(f) of ERISA that any Group Member or any ERISA Affiliate may request with respect to any Pension Plan; provided, that if the relevant Group Members or ERISA Affiliates have not requested such documents or notices from the administrator or sponsor of the applicable Multiemployer Plans, then, upon reasonable request of the Administrative Agent, such Group Member or the ERISA Affiliate shall promptly make a request for such documents or notices from such administrator or sponsor and the Borrower shall provide copies of such documents and notices to the Administrative Agent promptly after receipt thereof; (g) as soon as available but in any event within 30 calendar days of the end of each calendar month (or within five Business Days of the end of each week during a Weekly Borrowing Base Period), as of the last day of the period then ended, a Borrowing Base Certificate together with the information supporting the Borrowing Base calculation required by the Borrowing Base Certificate including: (i) a detailed aging of the Loan Parties’ Accounts, including all invoices aged by invoice date and due date, prepared in a manner reasonably acceptable to the Administrative Agent; (ii) a schedule detailing the Loan Parties’ Inventory Held for Rent, in form reasonably satisfactory to the Administrative Agent, by location (showing 110

Inventory in transit and any Inventory located with a third party under any consignment, bailee arrangement or warehouse agreement), by product type and by volume on hand, which Inventory shall be valued at the lower of cost (determined on a first-in, first-out basis) or market and adjusted for Reserves as the Administrative Agent has previously indicated to the Borrower are deemed by the Administrative Agent to be appropriate; (iii) a schedule detailing the Loan Parties’ Eligible Rental Agreements; (iv) a worksheet of calculations prepared by the Borrower to determine Eligible Installment Sale Accounts, Eligible Inventory Held for Rent and Eligible Rental Agreements, such worksheets detailing the Accounts, Inventory and rental agreements excluded from Eligible Installment Sale Accounts, Eligible Inventory Held for Rent and Eligible Rental Agreements and the reason for such exclusion; (v) a reconciliation of the Borrower’s Eligible Installment Sale Accounts, Eligible Inventory Held for Rent and Eligible Rental Agreements between the amounts shown in the Borrower’s general ledger and financial statements and the reports delivered pursuant to clauses (i), (ii) and (iii) above; and (vi) a reconciliation of the loan balance per the Borrower’s general ledger to the loan balance under this Agreement; (h) [Reserved]; (i) prior to any (i) Disposition (in one transaction or a series of related transactions) of assets that provide an aggregate amount in excess of $25,000,000 of value to the Borrowing Base and/or (ii) Disposition of any assets in connection with a Securitization Transaction, a Borrowing Base Certificate (giving effect to such sale or other disposition) and supporting information in connection therewith; and (j) promptly, such (x) additional financial and other customary information as the Administrative Agent (or any Lender through the Administrative Agent) may from time to time reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer”, beneficial ownership and anti-money laundering rules and regulations, including the Patriot Act. 6.3 Payment of Taxes. Pay, discharge or otherwise satisfy as they become due or before they become delinquent, as the case may be, all its material obligations in respect of Taxes, except where (a) the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves to the extent required by GAAP with respect thereto have been provided on the books of the relevant Group Member or (b) the failure to make such payments, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. 111

6.4 Maintenance of Existence; Compliance. (a)(i) Preserve, renew and keep in full force and effect its organizational existence and (ii) take all reasonable action to maintain all rights, privileges and franchises necessary in the normal conduct of its business, except, in each case, as otherwise permitted by Section 7.4 and except, in the case of clause (ii) above, to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect; (b) comply with all Requirements of Law except to the extent that failure to comply therewith would not, in the aggregate, reasonably be expected to have a Material Adverse Effect; and (c) maintain in effect and enforce policies and procedures designed to ensure material compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions. 6.5 Maintenance of Insurance. (a) Maintain, with financially sound and reputable insurance companies (after giving effect to self-insurance), insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations and (b) use commercially reasonable efforts to cause all insurance policies or certificates, as requested by the Administrative Agent, to be endorsed to the benefit of the Administrative Agent (including by naming the Administrative Agent as lender loss payee and/or additional insured). 6.6 Books and Records; Inspection of Property; Discussions; Appraisals; Field Examinations. (a)(i) Keep proper books of records and account in which full, true and correct (in all material respects) entries in conformity with GAAP (other than for Foreign Subsidiaries, in which case the applicable accounting standard shall be the accounting standard used in such Foreign Subsidiary’s jurisdiction) and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and (ii) upon reasonable prior notice and subject to the provisions of Section 10.15, permit representatives of the Administrative Agent or any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Group Members with officers and employees of the Group Members and, accompanied by one or more officers or designees of the Borrower if requested by the Borrower, with their independent certified public accountants; provided that excluding any such visits and inspections during the continuation of an Event of Default (x) only the Administrative Agent, acting individually or on behalf of the Lenders may exercise rights under this Section 6.6(a) and (y) the Administrative Agent shall not exercise rights under this Section 6.6(a) more often than one time during any calendar year. (b) No more than once in each twelve month period, at the request of the Administrative Agent, the Loan Parties will cooperate with an appraiser selected and engaged by the Administrative Agent (after consultation with the Borrower) to provide Inventory and Rental Agreement Portfolio appraisals or updates thereof, prepared on a basis reasonably satisfactory to the Administrative Agent, such appraisals and updates to include information required by applicable law and regulations; provided that (i) if a Specified Event of Default has occurred and is continuing, there shall be no limitation on the number or frequency of such appraisals and (ii) if Availability is less than the greater of $60,000,000 or 15% of the Line Cap for a period of five consecutive Business Days, the Loan Parties will cooperate with the Administrative Agent to provide one additional Inventory appraisal and one additional Rental Agreement Portfolio 112 appraisal (each at the request of the Administrative Agent) during the twelve month period commencing with any month during which clause (ii) is triggered. For purposes of this Section 6.6(b), it is understood and agreed that a single appraisal may consist of appraisals conducted at multiple relevant sites and involve one or more relevant Loan Parties and their assets. All such appraisals shall be commenced upon reasonable prior written notice to the Borrower and performed during normal business hours of the Loan Parties and in a manner such as not to disrupt the normal operation of the Loan Parties’ business, and all reasonable and documented out-of-pocket costs of such appraisals shall be at the sole expense of the Loan Parties. (c) No more than once in each twelve month period, at the request of the Administrative Agent, the Loan Parties will permit, upon reasonable prior written notice, the Administrative Agent or its designee to conduct a field examination to ensure the adequacy of Collateral included in any Borrowing Base and related reporting and control systems; provided that (i) if a Specified Event of Default has occurred and is continuing, there shall be no limitation on the number or frequency of such field examinations and (ii) if Availability is less than the greater of $60,000,000 or 15% of the Line Cap for a period of five consecutive Business Days, the Loan Parties will permit the Administrative Agent to conduct one additional such examination (at the request of the Administrative Agent) during the twelve month period commencing with any month during which clause (ii) above is triggered. For purposes of this Section 6.6(c), it is understood and agreed that (i) a single field examination may be conducted at multiple relevant sites and involve one or more relevant Loan Parties and their assets and (ii) the Administrative Agent shall use commercially reasonable efforts to coordinate any such field exams. All such field examinations shall be commenced upon reasonable prior written notice to the Borrower and performed during normal business hours of the Loan Parties and in a manner such as not to disrupt the normal operations of the Loan Parties’ business, and all reasonable and documented out-of-pocket costs of such field examinations shall be at the sole expense of the Loan Parties. 6.7 Notices. Promptly give notice to the Administrative Agent, on behalf of each Lender, of: (a) the occurrence of any Default or Event of Default; (b) any litigation, investigation or proceeding that may exist at any time between any Group Member and any Governmental Authority that, in each case, has a reasonable probability of not being cured or of being adversely determined and that, if not cured or if adversely determined, as the case may be, would reasonably be expected to have a Material Adverse Effect; (c) any litigation or proceeding affecting the Borrower or any of its Restricted Subsidiaries in which injunctive or similar relief is sought which has a reasonable probability of being determined adversely and if adversely determined would reasonably be expected to be granted and which, if granted, would reasonably be expected to have a Material Adverse Effect; (d) (i) as soon as reasonably possible upon becoming aware of the occurrence of or forthcoming occurrence of any material ERISA Event, a written notice specifying 113 the nature thereof, what action the Borrower, any of the other Group Members or any of their respective ERISA Affiliates has taken, is taking or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, the Department of Labor or the PBGC with respect thereto; and (ii) with reasonable promptness, upon the Administrative Agent’s reasonable request, copies of (A) each Schedule SB (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrower, any of the other Group Members or any of their respective ERISA Affiliates with the IRS with respect to each Pension Plan; (B) all notices received by the Borrower, any of the other Group Members or any of their respective ERISA Affiliates from a Multiemployer Plan sponsor concerning a material ERISA Event; and (C) copies of such other documents or governmental reports or filings relating to any Plan or Pension Plan as the Administrative Agent shall reasonably request; and (e) any other development or event that has had or would reasonably be expected to have a Material Adverse Effect. Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the relevant Group Member proposes to take with respect thereto. 6.8 Environmental Laws. (a) Comply with, and ensure compliance by all tenants, subtenants, contractors, subcontractors, and invitees, if any, with, all applicable Environmental Laws, and obtain and comply with and maintain, and ensure that all tenants, subtenants, contractors, subcontractors, and invitees obtain and comply with and maintain, any and all Environmental Permits (with respect to tenants, subtenants, contractors, and invitees, the foregoing applies to their presence and conduct on, affecting or relating to any property of the Borrower or any of its Restricted Subsidiaries). It being understood that any noncompliance with this Section 6.8(a) shall be deemed not to constitute a breach of this covenant provided that, upon learning of any actual or suspected noncompliance, the Borrower shall promptly undertake all reasonable efforts to achieve compliance, and provided further that, in any case, such noncompliance, and any other noncompliance with Environmental Law, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. (b) Promptly comply with all orders and directives of all Governmental Authorities regarding Environmental Laws, other than such orders and directives as to which an appeal has been timely and properly taken in good faith, and provided that the pendency of any and all such appeals would not reasonably be expected to give rise to a Material Adverse Effect. 6.9 Post-Closing Actions. (a) To the extent that in accordance with the last paragraph of Section 5.1, any security interest in the Collateral is not granted, provided or perfected on the Closing Date, then (i) with respect to any certificate evidencing Capital Stock of the Acquired Business that was not made available to the Borrower at least three Business Days prior to the Closing Date, such certificate (together with an undated endorsement for such certificate executed in blank by a duly authorized officer of the pledgor thereof) shall be delivered to the Term Loan Administrative Agent within ten (10) Business Days after the Closing Date (or such later date as the Term Loan 114

Administrative Agent may have agreed, such consent not to be unreasonably withheld, conditioned or delayed), (ii) with respect to any deposit account maintained by a Loan Party on the Closing Date, within sixty (60) days following the Closing Date, the Loan Parties shall deliver to the Administrative Agent any Deposit Account Control Agreement required to be delivered pursuant to the Guarantee and Collateral Agreement in form and substance reasonably satisfactory to the Administrative Agent and (iii) with respect to any other Collateral, the provision and/or perfection of security interests in such Collateral to the extent required by the Guarantee and Collateral Agreement shall be granted, delivered and/or perfected within 90 days after the Closing Date (in each case, subject to extensions to be reasonably agreed upon by the Administrative Agent). (b) Within thirty (30) days following the Closing Date (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower deliver insurance certificates with respect to Inventory satisfying the requirements of Section 6.5. 6.10 Additional Collateral, etc. (a) With respect to any property acquired after the Closing Date by any Loan Party (other than (A) any property described in paragraph (b) or (c) below, (B) any property subject to a Lien expressly permitted by Section 7.3(g), (C) so long as the Fixed Obligations Payment Date has not occurred, any Fixed Asset Priority Collateral as to which the Controlling Fixed Asset Representative determines, in its reasonable discretion and in consultation with the Borrower, that the cost of obtaining a security interest therein is excessive in relation to the value of the security to be afforded thereby and (D) any property as to which the Administrative Agent determines, in its reasonable discretion and in consultation with the Borrower, that the cost of obtaining a security interest therein is excessive in relation to the value of the security to be afforded thereby, (E) any property that is Excluded Property (as defined in the Guarantee and Collateral Agreement) and (F) any real property)) as to which the Administrative Agent, for the benefit of the Secured Parties, does not have a perfected Lien, promptly (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement or such other documents as the Administrative Agent deems necessary or reasonably advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a security interest in such property and (ii) take all actions necessary or reasonably advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected security interest in any such property (with the priority required by the Intercreditor Agreement), including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent. (b) With respect to any new Domestic Subsidiary (other than any Excluded Subsidiary) created or acquired after the Closing Date by any Loan Party (which, for the purposes of this paragraph (c), shall include (1) any existing Subsidiary that becomes a Domestic Subsidiary that is not an Excluded Subsidiary and (2) any existing Domestic Subsidiary that ceases to be an Excluded Subsidiary) within thirty (30) days after the creation or acquisition of such new Domestic Subsidiary (or such later date as the Administrative Agent shall agree to in its reasonable discretion) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or reasonably advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected security interest with the priority required by the Intercreditor Agreement in the 115

Capital Stock of such new Subsidiary that is owned by any Loan Party, (ii) subject to the Intercreditor Agreement, deliver to the Administrative Agent the certificates, if any, representing such Capital Stock, together with undated endorsements, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party and (iii) cause such new Subsidiary (A) to become a party to the Guarantee and Collateral Agreement, (B) to take such actions necessary or reasonably advisable to grant to the Administrative Agent for the benefit of the Secured Parties a perfected security interest with the priority required by the Intercreditor Agreement in the Collateral described in the Guarantee and Collateral Agreement with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Guarantee and Collateral Agreement or by law or as may be reasonably requested by the Administrative Agent and (C) subject to the Intercreditor Agreement, to deliver to the Administrative Agent a certificate of such Subsidiary, substantially in the form of Exhibit C, with appropriate insertions and attachments. (c) With respect to any new CFC Holding Company or Foreign Subsidiary created or acquired after the Closing Date by any Loan Party (which, for the purposes of this paragraph (d), shall include any existing Subsidiary that becomes a CFC Holding Company or a Foreign Subsidiary), within sixty (60) days after the creation or acquisition of such new CFC Holding Company or Foreign Subsidiary (or such later date as the Administrative Agent shall agree to in its reasonable discretion) (i) execute and deliver to the Administrative Agent such amendments to the Guarantee and Collateral Agreement as the Administrative Agent deems necessary or reasonably advisable to grant to the Administrative Agent, for the benefit of the Secured Parties, a perfected security interest with the priority required by the Intercreditor Agreement in the Capital Stock of such CFC Holding Company or Foreign Subsidiary that is owned by any such Loan Party (provided that in no event shall more than 65% of the total outstanding voting Capital Stock of any such CFC Holding Company or Foreign Subsidiary be required to be so pledged), (ii) subject to the Intercreditor Agreement, deliver to the Administrative Agent the certificates, if any, representing such pledged Capital Stock, together with undated stock powers, in blank, executed and delivered by a duly authorized officer of the relevant Loan Party and take such other action as the Administrative Agent deems necessary or reasonably advisable to perfect the Administrative Agent’s security interest therein. 6.11 Designation of Subsidiaries. The Borrower may at any time after the Closing Date designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by delivering to the Administrative Agent a certificate of a Responsible Officer specifying such designation and certifying that the conditions to such designation set forth in this Section 6.11 are satisfied; provided that: (a) both immediately before and immediately after any such designation, no Event of Default shall have occurred and be continuing; (b) in the case of a designation of a Restricted Subsidiary as an Unrestricted Subsidiary, the pro forma Consolidated Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis, is no greater than 3.00 to 1.00; 116

(c) in the case of a designation of a Restricted Subsidiary as an Unrestricted Subsidiary, each Subsidiary of such Subsidiary has been, or concurrently therewith will be, designated as an Unrestricted Subsidiary in accordance with this Section 6.11; (d) in the case of a designation of a Restricted Subsidiary as an Unrestricted Subsidiary, such Subsidiary shall substantially simultaneously be designated as an “Unrestricted Subsidiary” under the Term Loan Credit Agreement and the Unsecured Notes Indenture (and, to the extent applicable, any other agreement governing Permitted Refinancing Indebtedness in respect of the Term Loans or the Unsecured Notes) and in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary, such Subsidiary shall substantially simultaneously be designated as a “Restricted Subsidiary” under the Term Loan Credit Agreement and the Unsecured Notes Indenture (and, to the extent applicable, any other agreement governing Permitted Refinancing Indebtedness in respect of the Term Loans or the Unsecured Notes). The designation of any Restricted Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower in such Subsidiary on the date of designation in an amount equal to the fair market value of the Borrower’s Investment therein (as determined reasonably and in good faith by a Responsible Officer). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary existing at such time. 6.12 Deposit Account Control Agreements; Controlled Accounts. (a) With respect to any new deposit account opened by a Loan Party after the Closing Date or any Excluded Account (as defined in the Guarantee and Collateral Agreement) that ceases to be an Excluded Account after the Closing Date, (i) give notice to the Administrative Agent within three (3) Business Days following the opening or change in status of such account (or such longer period as the Administrative Agent may agree in its reasonable discretion) and (ii) within sixty (60) days (or such longer period as the Administrative Agent may agree in its reasonable discretion) following the opening of such account, deliver to the Administrative Agent any Deposit Account Control Agreement required to be delivered pursuant to the Guarantee and Collateral Agreement, in each case, in form and substance reasonably satisfactory to the Administrative Agent. (b) Take all reasonable steps to ensure that (i) all proceeds received in connection with a Disposition by a Loan Party permitted under Section 7.5(m) are placed into a deposit account that is subject to a Deposit Account Control Agreement, (ii) all Securitization Residual Interests (to the extent constituting cash) and any cash proceeds of Securitization Residual Interests are placed into a deposit account that is subject to a Deposit Account Control Agreement and (iii) following the consummation of a Securitization Transaction, all proceeds received in connection with a Qualified Securitization Transaction by a Securitization Subsidiary are received in a deposit account that is maintained separately from those of the Borrower and its other Restricted Subsidiaries in a manner that is acceptable to the Administrative Agent in its Permitted Discretion. 117

6.13 Rental and Sales Agreements. (a) Unless Section 6.13(b) applies, (i) any rental agreements entered into by a Loan Party with a customer of such Loan Party and any installment sales agreements entered into by a Loan Party with a customer of such Loan Party (the foregoing agreements, the “Subject Agreements”) shall be held by the Loan Parties at one or more locations as directed by the Borrower and (ii) the Loan Parties shall use commercially reasonable efforts to maintain customary measures consistent with past practice with respect to access to, and security of, the Subject Agreements. (b) From and after the date that is sixty (60) days after the first date on which either (i) Availability is less than the greater of (A) 20% of the Line Cap and (B) $75,000,000 or (ii) the Administrative Agent notifies the Borrower in its Permitted Discretion, continuing until the time at which (x) Availability shall have exceeded (A) 35% of the Line Cap and (B) $131,250,000 for a period of sixty (60) consecutive days and (y) the Administrative Agent no longer deems necessary in its Permitted Discretion to hold Subject Agreements, any Subject Agreements shall be promptly delivered to either (I) the Specified Administrative Agent Location or (II) to the Administrative Agent (or a designee thereof), and if so delivered to the Administrative Agent (or a designee thereof), duly indorsed in a manner reasonably satisfactory to the Administrative Agent. (c) The Loan Parties shall ensure that all Subject Agreements entered into following the Closing Date bear the following legend: “This writing and the obligations evidenced hereby are subject to the security interest of JPMorgan Chase Bank, N.A., as Administrative Agent”. (d) (i) The provisions of clauses (a) and (b) of this Section 6.13 shall cease to be of further force and effect upon the date that is one year after the occurrence of the Electronic Chattel Paper Control System Implementation Date (the “ECP Fallaway Date”). (ii) After the occurrence of the ECP Fallaway Date, from and after the date that is sixty (60) days after the first date on which the Administrative Agent notifies the Borrower in its Permitted Discretion, continuing until the time at which the Administrative Agent no longer deems necessary in its Permitted Discretion to hold Subject Agreements that are not in the form of Electronic Chattel Paper, any Subject Agreements that are not in the form of Electronic Chattel Paper shall be promptly delivered to either (A) the Specified Administrative Agent Location or (B) to the Administrative Agent (or a designee thereof), and if so delivered to the Administrative Agent (or a designee thereof), duly indorsed in a manner reasonably satisfactory to the Administrative Agent. (e) At all times after the occurrence of the Electronic Chattel Paper Control System Implementation Date, (i) ensure that the Administrative Agent shall have “control” (as defined in and provided for in the New York Uniform Commercial Code) over all Subject Agreements in the form of Electronic Chattel Paper pursuant to the system described in the definition of Electronic Chattel Paper Control System Implementation Date, (ii) maintain customary measures with respect to access to, and security of, all Subject Agreements in the form of Electronic Chattel Paper and the system described in the definition of Electronic Chattel Paper Control System Implementation Date and (iii) provide the Administrative Agent with 118 audits and third party security assurances with respect to the foregoing requested by the Administrative Agent in its reasonable discretion. It is understood and agreed that provisions and procedures in respect of the foregoing may be evidenced by separate agreement signed by the Administrative Agent (acting in its Permitted Discretion) and the Borrower. 6.14 Electronic Chattel Paper Control System Implementation Date. Use reasonable best efforts to provide such information and take such actions as may be reasonably requested by the Administrative Agent in order to cause the Electronic Chattel Paper Control System Implementation Date to occur as soon as reasonably practical after the Closing Date. SECTION 7. NEGATIVE COVENANTS The Borrower hereby agrees that, so long as the Commitments remain in effect, any Letter of Credit remains outstanding or any Loan or other amount is owing to any Lender or the Administrative Agent hereunder (other than contingent obligations and expense reimbursement not yet due and payable, Banking Services Obligations and Secured Swap Obligations), the Borrower shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly: 7.1 Consolidated Fixed Charge Coverage Ratio. During any period commencing on a date (each a “Commencement Date”) (a) on which a Specified Event of Default has occurred and is continuing or (b) on which Availability is less than or equal to the greater of (i) 15% of the Line Cap and (ii) $56,250,000, and continuing until the first succeeding date on which (A) no Specified Event of Default shall be continuing and (B) Availability shall have exceeded each threshold set forth in clause (b) for at least 30 consecutive days, permit the Consolidated Fixed Charge Coverage Ratio for the Applicable Reference Period in effect at any such time (including, for the avoidance of doubt, the Applicable Reference Period in effect on the applicable Commencement Date) to be less than 1.10 to 1.00. 7.2 Indebtedness. Create, issue, incur, assume, become liable in respect of or suffer to exist any Indebtedness, except: (a) Indebtedness of any Loan Party under this Agreement; (b) Indebtedness of the Loan Parties under the Term Loan Credit Agreement (and any Permitted Refinancing Indebtedness in respect thereof) in an aggregate amount not to exceed (i) $875,000,000, plus (ii) the Base Incremental Amount plus (iii) the Voluntary Prepayment Amount plus (iv) the Maximum Term Loan Incremental Amount; (c) Indebtedness of the Borrower or any Restricted Subsidiary owing to the Borrower or any Restricted Subsidiary; provided that (i) any Indebtedness of any Loan Party shall be unsecured and shall be subordinated in right of payment to the Obligations on terms customary for intercompany subordinated Indebtedness, as reasonably determined by the Administrative Agent and (ii) any such Indebtedness owing by any Restricted Subsidiary that is not a Loan Party to any Loan Party shall be incurred in compliance with Section 7.7; 119

(d) Guarantee Obligations incurred by any Group Member of obligations of any Group Member to the extent such obligations are not prohibited hereunder; provided that (i) to the extent any such obligations are subordinated to the Obligations, any such related Guarantee Obligations incurred by a Loan Party shall be subordinated to the guarantee of such Loan Party of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the obligations to which such Guarantee Obligation relates and (ii) any Guarantee Obligations incurred by any Loan Party of obligations of a Restricted Subsidiary that is not a Loan Party shall be permitted to the extent the aggregate amount of outstanding Guarantee Obligations incurred pursuant to this clause (ii) does not exceed $25,000,000; (e) Indebtedness outstanding on the Closing Date (provided that Indebtedness in an aggregate principal amount in excess of $5,000,000 shall be listed on Schedule 7.2(e)) and any Permitted Refinancing Indebtedness in respect thereof; (f) Indebtedness of any Group Member incurred to finance the acquisition of fixed or capital assets (and any Permitted Refinancing Indebtedness in respect thereof) in an aggregate principal amount not to exceed $25,000,000 at any time outstanding; (g) Indebtedness representing deferred compensation to employees, officers or directors of the Borrower and its Restricted Subsidiaries incurred in the ordinary course of business; (h) Indebtedness incurred in the ordinary course of business and owed in respect of any overdrafts and related liabilities arising from treasury, depository and cash management services or in connection with any automated clearing-house transfers of funds; (i) Indebtedness arising under any Swap Agreement permitted by Section 7.11; (j) Indebtedness (other than for borrowed money) that may be deemed to exist pursuant to any guarantees, warranty or contractual service obligations, performance, surety, statutory, appeal, bid, prepayment guarantee, payment (other than payment of Indebtedness) or completion of performance guarantees or similar obligations incurred in the ordinary course of business; (k) Indebtedness in respect of workers’ compensation claims, payment obligations in connection with health, disability or other types of social security benefits, unemployment or other insurance obligations, reclamation and statutory obligations, in each case in the ordinary course of business; (l) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds, so long as such Indebtedness is covered or extinguished within five Business Days; 120

(m) Indebtedness consisting of (i) the financing of insurance premiums or self-insurance obligations or (ii) take-or-pay obligations contained in supply or similar agreements in each case in the ordinary course of business; (n) Indebtedness in the form of purchase price adjustments (including in respect of working capital), earnouts, deferred compensation, indemnification or other arrangements representing acquisition consideration or deferred payments of a similar nature incurred in connection with the Acima Acquisition, any Permitted Acquisitions or other Investments permitted under Section 7.7 or Dispositions permitted under Section 7.5; (o) (i) Indebtedness of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into the Borrower or a Restricted Subsidiary in a transaction permitted hereunder) after the Closing Date, or Indebtedness of any Person that is assumed by the Borrower or any Restricted Subsidiary in connection with an acquisition of assets by the Borrower or such Restricted Subsidiary in a Permitted Acquisition; provided that such Indebtedness exists at the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) or such assets are acquired and is not created in contemplation of or in connection with such Person becoming a Restricted Subsidiary (or such merger or consolidation) or such assets or Capital Stock being acquired and (ii) Permitted Refinancing Indebtedness in respect of such Indebtedness; provided that after giving effect to the applicable acquisition (or merger or consolidation) or such assumption of Indebtedness, the Consolidated Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of such acquisition (or merger or consolidation) or assumption, is equal to or less than either (A) 3.00 to 1.00 or (B) the Consolidated Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis immediately prior to such acquisition (or merger or consolidation) or assumption; provided further that the aggregate principal amount of Indebtedness of Subsidiaries that are not Loan Parties outstanding under this Section 7.2(o) shall not exceed $20,000,000; (p) Guarantee Obligations of the Borrower or any Restricted Subsidiary in respect of Indebtedness of franchisees in an aggregate amount not to exceed $25,000,000 at any time outstanding; (q) Indebtedness of the Borrower and any Restricted Subsidiary to the Insurance Subsidiary in an aggregate principal amount not to exceed $75,000,000 at any time outstanding that cannot be subordinated to the obligations of any Loan Party under the Loan Documents for regulatory reasons or would cause the carrying value for regulatory valuation purposes to be increased; (r) Indebtedness of the Insurance Subsidiary permitted by Section 7.7(v)(i); (s) Indebtedness permitted to survive the Closing Date under the terms of the Acima Acquisition Agreement (provided that Indebtedness in an aggregate principal 121 amount in excess of $2,500,000 shall be listed on Schedule 7.2(s)) and any Permitted Refinancing Indebtedness in respect thereof; (t) Term Loan Incremental Equivalent Debt (and any Permitted Refinancing Indebtedness in respect thereof) in an aggregate amount not to exceed (x) the Base Incremental Amount plus (y) the Term Loan Voluntary Prepayment Amount plus (z) the Maximum Term Loan Incremental Amount; provided that immediately prior to and immediately after giving effect to the incurrence of any Indebtedness under this Section 7.2(t), no Default or Event of Default shall have occurred and be continuing; (u) (i) Permitted Unsecured Indebtedness so long as, at the time of incurrence of such Permitted Unsecured Indebtedness, the Consolidated Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of incurrence thereof, is equal to or less than either (A) 2.75 to 1.00 or (B) in the case of any such Indebtedness incurred in connection with a Permitted Acquisition or Investment, the Consolidated Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis immediately prior to incurrence of such Permitted Unsecured Indebtedness; provided that (A) immediately prior to and immediately after giving effect to the incurrence of any Permitted Unsecured Indebtedness under this Section 7.2(u), no Default or Event of Default shall have occurred and be continuing and (B) the aggregate principal amount of Permitted Unsecured Indebtedness of Restricted Subsidiaries that are not Loan Parties outstanding under this Section 7.2(u) shall not exceed $20,000,000 and (ii) any Permitted Refinancing Indebtedness in respect thereof; (v) (i) Indebtedness incurred by any Securitization Subsidiary in connection with any Qualified Securitization Transaction and (ii) Standard Securitization Undertakings incurred by any Group Member in connection with any Qualified Securitization Transaction; provided that (A) the aggregate principal amount of Indebtedness outstanding under this Section 7.2(v) shall not exceed $500,000,000 and (B) at least five (5) Business Days prior to the incurrence of any such Indebtedness or Standard Securitization Undertakings, the Borrower shall have provided the Administrative Agent with a certificate of a Responsible Officer certifying that the consummation of such Qualified Securitization Transaction is permitted hereunder and that attached thereto are drafts of the definitive documentation relating thereto; (w) additional Indebtedness of the Borrower or any of its Restricted Subsidiaries in an aggregate principal amount (for the Borrower and all Restricted Subsidiaries) not to exceed at any time outstanding the greater of (i) $250,000,000 and (ii) 50% of Consolidated EBITDA (for the Applicable Reference Period); provided that the aggregate principal amount of Indebtedness of Restricted Subsidiaries that are not Loan Parties outstanding under this Section 7.2(w) shall not exceed $50,000,000; (x) Attributable Indebtedness in an aggregate principal amount not to exceed $15,000,000 at any time outstanding, in each case which Attributable Indebtedness arises out of a sale and leaseback transaction permitted under Section 7.10; 122

(y) Indebtedness of any Loan Party in an aggregate principal amount not to exceed the Net Cash Proceeds (Not Otherwise Applied) received after the Closing Date and on or prior to such date from any issuance of Qualified Capital Stock by the Borrower (other than any such issuance to a Group Member); (z) Guarantee Obligations incurred by any Group Member of obligations of any Joint Venture or Unrestricted Subsidiary to the extent permitted under Section 7.7(u); (aa) Indebtedness of the Borrower to the Insurance Subsidiary in connection with an Investment that is permitted pursuant to Section 7.7(z); and (bb) the Unsecured Notes in an aggregate principal amount not to exceed $450,000,000 and, in each case, any Permitted Refinancing Indebtedness in respect thereof. For purposes of determining compliance with this Section 7.2, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (a) through (bb) above, the Borrower may, in its sole discretion, divide or classify or later divide, classify or reclassify all or a portion of such item of Indebtedness in a manner that complies with this Section 7.2 and will only be required to include the amount and type of such Indebtedness in one or more of the above clauses; provided that all Indebtedness outstanding under the Loan Documents and the Term Loan Credit Agreement and, in each case, any Permitted Refinancing Indebtedness in respect thereof, will at all times be deemed to be outstanding in reliance only on the exception in Section 7.2(a) and Section 7.2(b), respectively. For the avoidance of doubt, a permitted refinancing in respect of Indebtedness incurred pursuant to a Dollar-denominated or Consolidated EBITDA-governed basket shall not increase capacity to incur Indebtedness under such Dollar-denominated or Consolidated EBITDA-governed basket, and such Dollar-denominated or Consolidated EBITDA-governed basket shall be deemed to continue to be utilized by the amount of the original Indebtedness incurred unless and until the Indebtedness incurred to effect such permitted refinancing is no longer outstanding. 7.3 Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, whether now owned or hereafter acquired, except: (a) Liens for Taxes, assessments or other government charges or levies not yet due or that are being contested in good faith by appropriate proceedings; provided that adequate reserves with respect thereto are maintained on the books of the Borrower or its Restricted Subsidiaries, as the case may be, to the extent required by GAAP; (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings; (c) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation; 123

(d) pledges or deposits to secure the performance of bids, supplier and other trade contracts (other than for borrowed money), leases, statutory obligations (other than for borrowed money), leases, statutory obligations (other than any such obligation imposed pursuant to Section 430(k) of the Code or Sections 303(k) or 4068 of ERISA), surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business; (e) [reserved]; (f) Liens in existence on the Closing Date (provided that Liens securing any Indebtedness in an aggregate principal amount in excess of $5,000,000 shall be listed on Schedule 7.3(f)), securing Indebtedness permitted by Section 7.2(e); provided that no such Lien is spread to cover any additional property after the Closing Date and that the amount of Indebtedness secured thereby is not increased (other than, in the case of Permitted Refinancing Indebtedness, by any Additional Permitted Amount); (g) Liens securing Indebtedness of any Group Member incurred pursuant to Section 7.2(f); provided that (i) such Liens shall be created within 180 days of the acquisition of such fixed or capital assets and (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and the proceeds and products and extensions thereof; provided further that in the event that purchase money obligations are owed to any Person with respect to financing of more than one purchase of any fixed or capital assets, such Liens may secure all such purchase money obligations and may apply to all such fixed or capital assets financed by such Person; (h) (i) Liens on the Collateral created pursuant to the Security Documents (or any ABL Security Documents (as defined in the Intercreditor Agreement)), (ii) Liens on cash granted in favor of any Lenders and/or the Issuing Lender created as a result of any requirement to provide cash collateral pursuant to this Agreement and (iii) subject to the Intercreditor Agreement, Liens on the Collateral created pursuant to the Term Loan Security Documents (or any Term Loan Security Documents (as defined in the Intercreditor Agreement)); (i) any interest or title of a lessor under any lease entered into by any Group Member in the ordinary course of its business and covering only the assets so leased; (j) Liens solely on any cash earnest money deposits made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or purchase agreement relating to a Permitted Acquisition or other third party Investment; (k) Liens in favor of any Loan Party so long as (in the case of any Lien granted by a Loan Party) such Liens are junior to the Liens created pursuant to the Security Documents; (l) Liens arising from filing Uniform Commercial Code or personal property security financing statements (or substantially equivalent filings outside of the United States) regarding leases; 124

(m) any option or other agreement to purchase any asset of any Group Member, the purchase, sale or other disposition of which is not prohibited by Section 7.5; (n) Liens arising from the rendering of an interim or final judgment or order against any Group Member that does not give rise to an Event of Default; (o) Liens existing on any asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any asset of any Person that becomes a Restricted Subsidiary (or of any Person not previously a Restricted Subsidiary that is merged or consolidated with or into a Restricted Subsidiary in a transaction permitted hereunder) after the Closing Date prior to the time such Person becomes a Restricted Subsidiary (or is so merged or consolidated) to the extent the Liens on such assets secure Indebtedness permitted by Section 7.2(o) so long as (i) in the case of first-priority Liens, the Consolidated Senior Secured Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation), is equal to or less than either (A) 2.00 to 1.00 or (B) the Consolidated Senior Secured Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis immediately prior to giving pro forma effect to such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation) and (ii) in the case of junior-priority Liens, the Consolidated Secured Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation), is equal to or less than either (A) 2.00 to 1.00 or (B) the Consolidated Secured Leverage Ratio for the Applicable Reference Period, calculated on a Pro Forma Basis immediately prior to giving pro forma effect to such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation); provided that (i) such Liens are not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary (or such merger or consolidation) and (ii) such Liens attach at all times only to the same assets or category of assets that such Liens (other than after acquired property that is affixed or incorporated into the property covered by such Lien) attached to, and secure only the same Indebtedness or obligations (or any Permitted Refinancing Indebtedness in respect thereof permitted by Section 7.2(o)) that such Liens secured, immediately prior to such permitted acquisition; (p) Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Borrower or any other Restricted Subsidiary in the ordinary course of business and permitted by this Agreement; (q) Liens on Securitization Assets of a Securitization Subsidiary that were sold to such Securitization Subsidiary pursuant to Section 7.5(m) in a Qualified Securitization Transaction and Liens on the Capital Stock of any Securitization Subsidiary granted to secure such a Qualified Securitization Transaction; provided that the Liens permitted under this Section 7.3(q) secure only obligations permitted under Section 7.2(v); 125

(r) Liens encumbering reasonable and customary initial deposits and margin deposits and similar Liens attaching to brokerage accounts incurred in the ordinary course of business and not for speculative purposes; (s) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business; (t) Liens on premium refunds granted in favor of insurance companies (or their financing affiliates) in connection with the financing of insurance premiums; (u) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with depository institutions and securities accounts and other financial assets maintained with a securities intermediary; provided that such deposit accounts or funds and securities accounts or other financial assets are not established or deposited for the purpose of providing collateral for any Indebtedness and are not subject to restrictions on access by the Borrower or any Restricted Subsidiary in excess of those required by applicable banking regulations; (v) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to Section 7.7 to be applied against the purchase price for such Investment or (ii) consisting of an agreement to dispose of any property in a Disposition permitted by Section 7.5, in each case, solely to the extent such Investment or Disposition, as the case may be, would have been permitted on the date of the creation of such Lien; (w) Liens on assets of Restricted Subsidiaries that are not Loan Parties so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed (as to all Group Members) $50,000,000; (x) Liens on the Collateral securing (i) Term Loan Incremental Equivalent Debt permitted under Section 7.2(t) and (ii) any Permitted Refinancing Indebtedness in respect thereof; provided that the Liens on the Collateral securing any such Indebtedness shall be (A) junior, with respect to ABL Priority Collateral, to the Liens on the Collateral securing the Obligations and (B) subject to the Intercreditor Agreement or such other intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent; (y) Liens on the Collateral securing (i) Permitted Refinancing Indebtedness incurred pursuant to Section 7.2(b) and (ii) any Permitted Refinancing Indebtedness in respect thereof; provided that the Liens on the Collateral securing any such Indebtedness shall be (A) junior, with respect to ABL Priority Collateral, to the Liens on the Collateral securing the Obligations and (B) subject to the Intercreditor Agreement or such other intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent; 126

(z) Liens not otherwise permitted by this Section 7.3 so long as the aggregate outstanding principal amount of the obligations secured thereby does not exceed (as to all Group Members) $50,000,000; (aa) Liens on property purportedly rented to, or leased by, the Borrower or any of its Restricted Subsidiaries pursuant to a sale and leaseback transaction permitted under Section 7.10; provided that (i) such Liens do not encumber any other property of the Borrower or its Restricted Subsidiaries and (ii) such Liens secure only Indebtedness permitted under Section 7.2(x); (bb) Liens in favor of the applicable trustee on amounts deposited into escrow in connection with the redemption, defeasance or satisfaction and discharge of bonds, debentures, notes or similar instruments; (cc) (i) pledges and deposits and other Liens made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to any Group Member; (dd) easements, trackage rights, leases, licenses, special assessments, rights of way covenants, zoning restrictions, covenants, conditions, restrictions and declarations on or with respect to the use of real property, servicing agreements, development agreements, site plan agreements, encumbrances and title defects or irregularities that are of a minor nature that, in each case, do not, in the aggregate, interfere in any material respect with the ordinary conduct of the business of Borrower or any of the Restricted Subsidiaries; (ee) Liens on Capital Stock of any joint venture (i) securing obligations of such joint venture or (ii) pursuant to the relevant joint venture agreement or arrangement; and (ff) Liens securing Indebtedness of any Foreign Subsidiary that is not a Subsidiary Guarantor securing Indebtedness of such Foreign Subsidiary that is permitted by this Agreement. provided, that (i) it is understood and agreed for the avoidance of doubt that this Agreement does not permit any Liens on ABL Priority Collateral that secure Indebtedness on a pari passu basis with the Loans and (ii) this Agreement does not permit any Lien on real property securing Indebtedness for borrowed money except pursuant to Sections 7.3(h)(iii), (o), (w), (x), (y), (z) and (ff). For purposes of determining compliance with this Section 7.3, in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria for more than one of the categories of Liens described in clauses (a) through (ff) above, the Borrower may, in its sole discretion, divide or classify or later divide, classify or reclassify all or a portion of such Lien in a manner that complies with this Section 7.3 and will only be required to include the amount and 127 type of such Lien in one or more of the above clauses; provided that all Liens securing Indebtedness outstanding under the Loan Documents and the Term Loan Credit Agreement and, in each case, any Permitted Refinancing thereof, will at all times be deemed to be outstanding in reliance only on the exception in Section 7.3(h) or (y). 7.4 Fundamental Changes Merge, consolidate or amalgamate, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business (taken as a whole), except that (a) any Restricted Subsidiary of the Borrower may be merged or consolidated with or into the Borrower (provided that the Borrower shall be the continuing or surviving corporation) or with or into any other Restricted Subsidiary (provided, that when any Subsidiary Guarantor is merging with or into another Restricted Subsidiary that is not a Subsidiary Guarantor (except as permitted by Section 7.4(b)), such Subsidiary Guarantor shall be the continuing or surviving corporation or the continuing or surviving corporation shall, substantially simultaneously with such merger or consolidation, become a Subsidiary Guarantor); (b) any Restricted Subsidiary may merge, consolidate or amalgamate with any other Person (other than the Borrower) in order to effect an Investment permitted pursuant to Section 7.7; provided that if such Restricted Subsidiary is a Subsidiary Guarantor the continuing or surviving Person shall be a Subsidiary Guarantor; (c) any Restricted Subsidiary of the Borrower may Dispose of any or all of its assets (i) to the Borrower or any Subsidiary Guarantor (upon voluntary liquidation or otherwise) or (ii) pursuant to a Disposition permitted by Section 7.5; (d) any Restricted Subsidiary of the Borrower that is not a Subsidiary Guarantor may (i) dispose of any or all or substantially all of its assets to any Group Member (upon voluntary liquidation or otherwise) or (ii) liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interest of the Borrower and is not materially disadvantageous to the Administrative Agent or the Lenders; and (e) any Subsidiary of the Borrower may merge, consolidate or amalgamate with the Borrower in connection with the consummation of the Transactions. 7.5 Disposition of Property. Dispose of any of its property, whether now owned or hereafter acquired, or, in the case of any Restricted Subsidiary, issue or sell any shares of such Restricted Subsidiary’s Capital Stock to any Person, except: (a) the Disposition of surplus, outdated, obsolete or worn out property in the ordinary course of business; (b) Dispositions of Inventory, equipment, cash and Cash Equivalents, in each case, in the ordinary course of business; (c) Dispositions permitted by Section 7.4(c)(i) or Section 7.4(d)(i); 128

(d) the sale or issuance of any Restricted Subsidiary’s Capital Stock to the Borrower or any Subsidiary Guarantor or on a pro rata basis to the owners of its Capital Stock; (e) Dispositions of Accounts in connection with the compromise, settlement or collection thereof in the ordinary course of business consistent with past practice and not (i) as part of any accounts receivables, rental agreements or chattel paper financing transaction (including any Securitization Transaction) or (ii) to any Securitization Subsidiary; (f) Dispositions of assets (including as a result of like-kind exchanges) to the extent that (i) such assets are exchanged for credit (on a fair market value basis) against the purchase price of similar or replacement assets or (ii) such asset is Disposed of for fair market value and the proceeds of such Disposition are promptly applied to the purchase price of similar or replacement assets; (g) Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any asset of any Group Member; (h) licenses and sublicenses and similar rights granted with respect to Intellectual Property granted in the ordinary course of business; (i) the abandonment, cancellation, non-renewal or discontinuance of use or maintenance of non-material Intellectual Property or rights relating thereto that the Borrower determines in its reasonable judgment to be desirable to the conduct of its business and not materially disadvantageous to the interests of the Lenders; (j) licenses, leases or subleases entered into in the ordinary course of business, to the extent that they do not materially interfere with the business of the Borrower or any Restricted Subsidiary; (k) Dispositions to any Group Member; provided that any such Disposition involving a Restricted Subsidiary that is not a Subsidiary Guarantor shall be made in compliance with Sections 7.7 and 7.9; (l) (i) Dispositions of assets to the extent that such Disposition constitutes an Investment referred to in and permitted by Section 7.7, (ii) Dispositions of assets to the extent that such Disposition constitutes a Restricted Payment referred to in and permitted by Section 7.6, (iii) Dispositions set forth on Schedule 7.5(l) and (iv) sale and leaseback transactions permitted under Section 7.10; (m) any sale, issuance, conveyance, transfer, participation, factoring, lease or other disposition of Securitization Assets of the Acquired Business in connection with a Qualified Securitization Transaction; provided that (i) no Event of Default then exists or would result from such Disposition, (ii) such Disposition is for cash and is not materially less favorable to the Borrower and the Restricted Subsidiaries (other than such Securitization Subsidiary) as determined by the Borrower in good faith than would be 129 obtainable in a comparable arms-length sale of such Securitization Assets with a Person that is not an Affiliate of the Borrower, (iii) the proceeds thereof are deposited in accordance with Section 6.12(b) and (iv) the aggregate amount of all such Dispositions do not exceed $1,000,000,000 in any fiscal year of the Borrower; (n) other Dispositions of assets (including Capital Stock); provided that (A) it shall be for fair market value (determined as if such Disposition was consummated on an arm’s-length basis), (B) at least 75% of the total consideration for any such Disposition in excess of $10,000,000 received by the Borrower and its Restricted Subsidiaries shall be in the form of cash or Cash Equivalents and (C) no Event of Default then exists or would result from such Disposition (except if such Disposition is made pursuant to an agreement entered into at a time when no Event of Default exists); provided, however, that for purposes of clause (B) above, the following shall be deemed to be cash: (I) any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of the Borrower or such Restricted Subsidiary (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable Disposition and for which the Borrower and its Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (II) any securities received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in the conversion) within 180 days following the closing of the applicable Disposition and (III) any Designated Non-Cash Consideration received by the Borrower or any of its Restricted Subsidiaries in such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 7.5(n) that is at that time outstanding, not to exceed $25,000,000 (with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value); (o) other Dispositions in any fiscal year of other property having a fair market value not to exceed 7.5% of Consolidated Total Assets when made; provided that no Event of Default then exists or would result from such Disposition (except if such Disposition is made pursuant to an agreement entered into at a time when no Event of Default exists); (p) Dispositions (i) to or by the Insurance Subsidiary of Capital Stock of the Borrower, (ii) to or by the Insurance Subsidiary of Indebtedness described in Section 7.2(r) to the Borrower or any Wholly Owned Subsidiary that is a Loan Party and (iii) by the Insurance Subsidiary effected solely for the purpose of liquidating assets in order to permit the Insurance Subsidiary to pay expenses and to make payments on insurance claims of the Borrower or any of its Restricted Subsidiaries with the proceeds of such Disposition; 130

(q) Dispositions of real property in the ordinary course to the extent such real property is Disposed of for fair market value and the proceeds of such Disposition are applied within 360 days to the purchase price of similar or replacement real property; (r) Dispositions of non-core assets acquired in connection with any acquisition or Investment permitted hereunder; provided that (i) the Consolidated EBITDA generated by such non-core assets (as determined by the Borrower in good faith) shall not have been included in the calculation of Consolidated EBITDA in respect of any testing of ratios or governors on a Pro Forma Basis in connection with such acquisition and (ii) no Event of Default exists on the date on which the definitive agreement governing the relevant Disposition is executed; and (s) Dispositions of the Mexico Operations for fair market value. provided, that the foregoing provisions of this Section 7.5 do not permit (i) any Dispositions pursuant to a Securitization Transaction or to a Securitization Subsidiary other than pursuant to Section 7.5(m), (ii) any Dispositions to the Acquired Business (or any direct or indirect subsidiary of Acima acquired or formed after the Closing Date) of any Securitization Assets or (iii) any Dispositions by the Acquired Business (or any direct or indirect subsidiary of Acima acquired or formed after the Closing Date) of any Securitization Assets to the Borrower or any other Restricted Subsidiary (other than the Acquired Business). 7.6 Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any Capital Stock (other than Disqualified Capital Stock) of any Group Member, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of any Group Member (collectively, “Restricted Payments”), except that: (a) any Restricted Subsidiary may make Restricted Payments ratably to its equity holders (or if not ratably, on a basis more favorable to the Borrower and the other Loan Parties); (b) the Borrower may purchase or redeem its common stock or common stock options from present, future or former directors, officers or employees of any Group Member upon the death, disability or termination of employment of such director, officer or employee, provided, that the aggregate amount of payments under this Section 7.6(b) after the Closing Date (net of any proceeds received by the Borrower after the Closing Date in connection with resales of any common stock or common stock options so purchased) shall not exceed $5,000,000 in any fiscal year (with unused amounts in any period permitted to be carried over to succeeding periods until used in full; provided that the total amount of such purchases or redemptions under this Section 7.6(b) in any fiscal year shall not exceed $10,000,000); 131

(c) the Borrower may declare and pay dividends with respect to its Capital Stock payable solely in shares of Qualified Capital Stock; (d) the Borrower may make cash payments in lieu of the issuance of fractional shares representing insignificant interests in the Borrower in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock in the Borrower; (e) the Borrower may acquire its Capital Stock upon the exercise of stock options for such Capital Stock of the Borrower if such Capital Stock represents a portion of the exercise price of such stock options or in connection with tax withholding obligations arising in connection with the exercise of options by, or the vesting of restricted Capital Stock held by, any current or former director, officer or employee of any Group Member; (f) the Borrower may convert or exchange any of its Capital Stock for or into Qualified Capital Stock; (g) so long as the Payment Conditions are met, the Borrower may make Restricted Payments; (h) so long as no Event of Default shall have occurred and be continuing or would result therefrom, the Borrower may on any date make Restricted Payments in an aggregate amount, together with Restricted Debt Payments made under Section 7.8(a)(iv), not to exceed $75,000,000 in any fiscal year; (i) the Borrower may repurchase shares of its common stock from the Insurance Subsidiary in an amount necessary to (i) pay operating costs and expenses of the Insurance Subsidiary incurred in the ordinary course of business (not to exceed $250,000 per fiscal year of the Borrower) and (ii) permit the Insurance Subsidiary to make payments on insurance claims of the Borrower and/or any of its Subsidiaries with the proceeds of such repurchase; (j) the Insurance Subsidiary may purchase shares of the common stock of the Borrower from the Borrower or any Restricted Subsidiary; (k) the Borrower may repurchase shares of its common stock from the Insurance Subsidiary in exchange for the issuance of one or more notes or other forms of Indebtedness owed to the Insurance Subsidiary; (l) the Borrower may make Restricted Payments to consummate the Transactions; and (m) distributions or payments of Securitization Fees. For purposes of determining compliance with this Section 7.6, in the event that a Restricted Payment meets the criteria of more than one of the categories of Restricted Payments described in clauses (a) through (m) above, the Borrower may, in its sole discretion, divide or classify or 132 later divide, classify or reclassify all or a portion of such Restricted Payment in a manner that complies with this Section 7.6 and will only be required to include the amount and type of such Restricted Payment in one or more of the above clauses. 7.7 Investments. Make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any Capital Stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any other Person (all of the foregoing, “Investments”), except: (a) extensions of trade credit in the ordinary course of business; (b) investments in cash and Cash Equivalents; (c) Guarantee Obligations permitted by Section 7.2 (other than any Guarantee Obligations incurred under Section 7.2(z), which Guarantee Obligations shall solely be permitted to the extent permitted pursuant to Section 7.7(u)); (d) loans and advances to directors, officers and employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for the Borrower and its Restricted Subsidiaries not to exceed $5,000,000 at any one time outstanding; (e) [reserved]; (f) Investments in assets useful in the business of the Borrower and its Restricted Subsidiaries made by any Group Member with the proceeds of any Reinvestment Deferred Amount (as defined in the Term Loan Credit Agreement as in effect on the date hereof, together with any amendments and modifications that are not materially adverse to the Lenders); (g) intercompany Investments by any Group Member in any other Group Member; provided that any Investment by any Loan Party in a Restricted Subsidiary that is not a Loan Party shall be permitted to the extent the aggregate amount of outstanding Investments pursuant to this clause (g) (less any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investments (excluding any returns in excess of the amount originally invested)) does not exceed $25,000,000; (h) any Permitted Acquisition; provided that (i) to the extent reasonably requested by the Administrative Agent, the Borrower shall have delivered ((I) in the case of a Permitted Acquisition made pursuant to Section 7.7(h)(iv)(A) and (II) in the case of all other Permitted Acquisitions to the extent made available to the Loan Parties), the most recently available consolidated balance sheet of the entity being acquired and its consolidated subsidiaries (or the assets, if an acquisition of assets) as at the end of the most recently ended fiscal year and/or quarter, as applicable, and the related consolidated statements of income, stockholders’ equity and cash flows for such period, which statements need not be GAAP compliant, (ii) after giving effect thereto, the Borrower and its Restricted Subsidiaries are in compliance with Section 7.15, (iii) any such newly created or acquired Subsidiary has complied with the requirements of Section 6.10 and 133

(iv) either (A)(1) for 20 consecutive days prior to such Permitted Acquisition, pro forma Availability is no less than the greater of (x) 15% of the Line Cap and (y) $60,000,000 and (2) the pro forma Consolidated Fixed Charge Coverage Ratio for the last four quarters is no less than 1.10:1.00 or (B) for 20 consecutive days prior to such Permitted Acquisition, pro forma Availability is no less than the greater of (x) 30% of the Line Cap and (y) $120,000,000; (i) promissory notes and other non-cash consideration received in connection with Dispositions permitted by Section 7.5; (j) Investments acquired as a result of the purchase or other acquisition by any Group Member in connection with a Permitted Acquisition; provided, that such Investments were not made in contemplation of such Permitted Acquisition and were in existence at the time of such Permitted Acquisition; (k) Investments existing on the Closing Date (provided that Investments in an aggregate outstanding amount in excess of $5,000,000 shall be set forth on Schedule 7.7(k)) and any modification, refinancing, renewal, refunding, replacement or extension thereof; provided that the amount of any Investment permitted pursuant to this Section 7.7(k) is not increased from the amount of such Investment on the Closing Date; (l) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; (m) Investments of a Restricted Subsidiary acquired after the Closing Date or of a corporation merged into the Borrower or merged or consolidated with any Restricted Subsidiary, in each case in accordance with Section 7.4 after the Closing Date, to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; (n) Guarantees by the Borrower or any Restricted Subsidiary of leases (other than Finance Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business; (o) Investments made to effect the pledges and deposits described in, and permitted under, Section 7.3(c) and (d); (p) Investments by the Borrower or any Restricted Subsidiary that result solely from the receipt by the Borrower or such Restricted Subsidiary from any of its Subsidiaries of a dividend or other Restricted Payment in the form of Capital Stock, evidences of Indebtedness or other securities (but not any additions thereto made after the date of the receipt thereto); 134

(q) mergers and consolidations permitted under Section 7.4 that do not involve any Person other than the Borrower and Restricted Subsidiaries that are Wholly Owned Subsidiaries; (r) Investments; provided that the Payment Conditions are met; (s) Investments by the Borrower or any Restricted Subsidiary in the form of Standard Securitization Undertakings in any Securitization Subsidiary in connection with a Qualified Securitization Transaction; (t) Investments by the Borrower or any of its Restricted Subsidiaries in an aggregate amount (valued at cost), taken together with all other outstanding Investments made pursuant to this Section 7.7(t) (less any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investments (excluding any returns in excess of the amount originally invested)), not to exceed from and after the Closing Date the greater of (i) $50,000,000 and (ii) 10% of Consolidated EBITDA for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of such Investment; (u) (i) any Investment in any Joint Venture or Unrestricted Subsidiary and (ii) any Permitted Acquisition of Persons that do not, upon acquisition thereof, become Subsidiary Guarantors, and property that is not, upon acquisition thereof, owned by Loan Parties; provided that the aggregate outstanding amount of the Investments and Permitted Acquisitions consummated pursuant to this Section 7.7(u) (with respect to Investments pursuant to clause (i), valued at cost, and with respect to Permitted Acquisitions pursuant to clause (ii), the Investment amount thereof shall be as valued in good faith by the Borrower and shall include cash and equity (including Disqualified Capital Stock of any Subsidiaries not organized under the laws of any jurisdiction within the United States, but excluding any other equity of such Subsidiaries)), less any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investments (excluding any returns in excess of the amount originally invested), shall not exceed at any time outstanding the greater of (i) $50,000,000 and (ii) 10% of Consolidated EBITDA for the Applicable Reference Period, calculated on a Pro Forma Basis as of the date of such Investment or Permitted Acquisition (or at the Borrower’s option, as of the date of entry into the binding documentation in respect of such Permitted Acquisition); (v) Investments made in the Insurance Subsidiary (i) to the extent required to meet regulatory capital guidelines, policies or rules in an amount not exceed $35,000,000 in the aggregate at any one time outstanding and (ii) in amounts not to exceed, in any fiscal year of the Borrower, the lesser of (x) $75,000,000 and (y) the amount that will appear as an expense for self-insurance costs on the Borrower’s consolidated income statement; 135

(w) Investments in the Insurance Subsidiary consisting of the contribution of common stock of the Borrower and Investments by the Insurance Subsidiary in the common stock of the Borrower; (x) Investments by the Insurance Subsidiary in Indebtedness of the Group Members permitted by Section 7.2(r); (y) Investments by the Borrower in the Insurance Subsidiary in connection with the repurchase of the Borrower’s common stock from the Insurance Subsidiary in exchange for the issuance of one or more notes or other forms of Indebtedness owed to the Insurance Subsidiary; (z) Investments, taken together with all other outstanding Investments made pursuant to this Section 7.7(z) (less any returns (including dividends, interest, distributions, returns of principal, profits on sale, repayments, income and similar amounts) actually received in respect of any such Investments (excluding any returns in excess of the amount originally invested)), in an aggregate amount (valued at cost) not to exceed the Net Cash Proceeds (Not Otherwise Applied) received after the Closing Date and on or prior to such date from any issuance of Qualified Capital Stock by the Borrower (other than any such issuance to a Group Member); and (aa) Investments made to consummate the Transactions. provided, that the foregoing provisions of this Section 7.7 do not permit (i) any Investments in a Securitization Subsidiary other than pursuant to Section 7.7(s), (ii) any Investments by the Acquired Business (or any direct or indirect subsidiary of Acima acquired or formed after the Closing Date) of any Securitization Assets to the Borrower or any other Restricted Subsidiary (other than the Acquired Business). For purposes of determining compliance with this Section 7.7, in the event that an Investment meets the criteria of more than one of the categories of Investments described in clauses (a) through (aa) above, the Borrower may, in its sole discretion, divide or classify or later divide, classify or reclassify all or a portion of such Investment in a manner that complies with this Section 7.7 and will only be required to include the amount and type of such Investment in one or more of the above clauses. 7.8 Optional Payments and Modifications of Certain Debt Instruments. (a) Make or offer to make any optional or voluntary payment, prepayment, repurchase or redemption of or otherwise optionally or voluntarily defease or segregate funds with respect to any Restricted Indebtedness (any of the foregoing, a “Restricted Debt Payment”) other than: (i) refinancings of Restricted Indebtedness with the proceeds of Permitted Refinancing Indebtedness permitted in respect thereof under Section 7.2; 136

(ii) Restricted Debt Payments made solely with Qualified Capital Stock or the conversion of any Restricted Indebtedness into Qualified Capital Stock; (iii) Restricted Debt Payments; provided that the Payment Conditions are met; (iv) so long as no Event of Default shall have occurred and be continuing or would result therefrom, Restricted Debt Payments in an aggregate amount not to exceed, together with the aggregate amount of Restricted Payments made pursuant to Section 7.6(h), $75,000,000 per fiscal year of the Borrower; and (v) prepayments of intercompany Restricted Indebtedness permitted hereunder owed by the Borrower or any Restricted Subsidiary to the Borrower or any Restricted Subsidiary; provided that no prepayment of any Restricted Indebtedness owed by any Loan Party to any Restricted Subsidiary that is not a Loan Party shall be permitted so long as the Payment Conditions are not met. For purposes of determining compliance with this Section 7.8(a), in the event that a Restricted Debt Payment meets the criteria of more than one of the categories of Restricted Debt Payments described in clauses (i) through (v) above, the Borrower may, in its sole discretion, divide or classify or later divide, classify or reclassify all or a portion of such Restricted Debt Payment in a manner that complies with this Section 7.7(a) and will only be required to include the amount and type of such Restricted Debt Payment in one or more of the above clauses. Notwithstanding anything to the contrary contained in this Section 7.8(a), in no event shall any payment in respect of Subordinated Indebtedness be permitted if such payment is in violation of the subordination provisions of such Subordinated Indebtedness. (b) Amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of any Restricted Indebtedness (other than any such amendment, modification, waiver or other change that would not materially and adversely affect the interests of the Lenders). 7.9 Transactions with Affiliates. Enter into any transaction, including any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate in excess of $10,000,000, unless such transaction is on terms not materially less favorable to the Borrower or such Restricted Subsidiary, as applicable, than would be obtainable in a comparable arms-length transaction with a person that is not an Affiliate; provided that this Section 7.9 shall not limit: (a) issuances of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options, stock ownership plans and similar and like arrangements approved by the board of directors of the Borrower; 137

(b) compensation, insurance, employment, employee benefit and severance arrangements between the Borrower or any Subsidiary and any director, officer, employee or consultant thereof; (c) the payment of directors’ fees and indemnification and reimbursement of expenses to directors, officers or employees; (d) transactions between or among the Loan Parties; (e) transactions between or among the Borrower and its Restricted Subsidiaries or by and among Restricted Subsidiaries in the ordinary course of business; (f) Investments permitted by Section 7.7(d), Restricted Payments or Restricted Debt Payments expressly permitted by this Agreement; (g) intercompany transactions undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Group Members; (h) transactions disclosed in the Borrower’s SEC filings made prior to the Closing Date; (i) any transaction with any Person who is not an Affiliate immediately before the consummation of such transaction that becomes an Affiliate as a result of such transaction; (j) payroll, travel, business entertainment and similar advances to officers, directors, employees and consultants of the Borrower or any Subsidiary to cover matters that are expected at the time of such advances to be treated as expenses of the Borrower or such Subsidiary for accounting purposes and that are made in the ordinary course of business; and (k) any (i) sale, conveyance, participation, factoring or other transfer of Securitization Assets to or by a Securitization Subsidiary pursuant to Section 7.5(m), (ii) grant of security pursuant to Section 7.3(q), (iii) incurrence of Indebtedness pursuant to Section 7.2(v) or (iv) payment of any associated Securitization Fees, in each case pursuant to any Qualified Securitization Transaction. 7.10 Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing by any Group Member of real property that has been or is to be sold or transferred by such Group Member to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of such Group Member, unless the Net Cash Proceeds received by the applicable Group Member in connection with such transaction are at least equal to the fair market value (as determined by the Borrower) of such property; provided that the aggregate amount of consideration paid to the Group Members (and the aggregate principal amount of any Attributable Indebtedness) in respect of transactions permitted under this Section 7.10 shall not exceed $15,000,000. 138

7.11 Swap Agreements. Enter into any Swap Agreement, except Swap Agreements entered into for bona fide hedging purposes and not for speculation. 7.12 Changes in Fiscal Periods. Permit the fiscal year of the Borrower to end on a day other than calendar year end or change the Borrower’s method of determining fiscal quarters, in each case without the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed). 7.13 Negative Pledge Clauses. Enter into or suffer to exist or become effective any agreement that prohibits or limits the ability of any Group Member (other than the Insurance Subsidiary) to create, incur, assume or suffer to exist any Lien upon any of its property or revenues, whether now owned or hereafter acquired to secure its obligations under the Loan Documents to which it is a party other than (a) (i) this Agreement, the other Loan Documents, the Term Loan Documents and the Unsecured Notes Documents (ii) any agreement governing any Indebtedness incurred pursuant to Section 7.2 to the extent such prohibition or limitation is customary in agreements governing Indebtedness of such type and in any event so long as such agreement is not materially more restrictive (taken as a whole) than the Loan Documents (as conclusively determined by the Borrower in good faith) and (iii) any agreement governing any Permitted Refinancing Indebtedness in respect of the Loans, the Term Loans, the Unsecured Notes or Indebtedness incurred pursuant to Section 7.2, in each case, with respect to this clause (iii), so long as any such agreement is not materially more restrictive (taken as a whole) than the Loan Documents, the Term Loan Documents, the Unsecured Notes Documents or the documents governing the Indebtedness being refinanced, as applicable (as conclusively determined by the Borrower in good faith), (b) any agreements governing any purchase money Liens or Finance Lease Obligations otherwise permitted hereby (in which case, any prohibition or limitation shall only be effective against the assets financed thereby), (c) any agreement in effect at the time any Subsidiary becomes a Restricted Subsidiary of the Borrower, so long as such prohibition or limitation applies only to such Restricted Subsidiary (and, if applicable, its Subsidiaries) and such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Borrower, as such agreement may be amended, restated, supplemented, modified extended renewed or replaced, so long as such amendment, restatement, supplement, modification, extension, renewal or replacement does not expand in any material respect the scope of any restriction contemplated by this Section 7.13 contained therein, (d) customary provisions restricting assignments, subletting, sublicensing, pledging or other transfers contained in leases, subleases, licenses or sublicenses, so long as such restrictions are limited to the property or assets subject to such leases, subleases, licenses or sublicenses, as the case may be, (e) (i) restrictions imposed by applicable law and (ii) contractual encumbrances or restrictions in effect on the Closing Date and listed on Schedule 7.13, (f) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business, (g) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (h) customary restrictions and conditions contained in the document relating to any Lien other than relating to Indebtedness, so long as (i) such Lien is a Lien permitted by Section 7.3 and such restrictions or conditions relate only to the specific asset subject to such Lien and (ii) such restrictions and conditions are not created for the purpose of avoiding the restrictions imposed by this Section 7.13, (i) customary net worth provisions contained in real property leases entered into by the Group Members, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the 139

Group Members to meet their ongoing obligations, (j) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business, (k) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or any assets pending such sale, provided that such restrictions or conditions apply only to the Restricted Subsidiary or assets that is to be sold and such sale is permitted hereunder and (l) customary prohibitions, conditions and restrictions (as determined by the Borrower in good faith) contained in agreements and documents relating to any Qualified Securitization Transaction. 7.14 Clauses Restricting Subsidiary Distributions. Enter into or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary of the Borrower to (a) make Restricted Payments in respect of any Capital Stock of such Restricted Subsidiary held by, or pay any Indebtedness owed to, any Group Member, (b) make loans or advances to, or other Investments in, any Group Member or (c) transfer any of its assets to any Group Member, except for (i) any encumbrances or restrictions existing under (A) this Agreement, the other Loan Documents, the Term Loan Documents or the Unsecured Notes Documents (B) any agreement governing Indebtedness incurred pursuant to Section 7.2 so long as such encumbrance or restriction is customary in agreements governing Indebtedness of such type and is not materially more restrictive (taken as a whole) than the Loan Documents (as conclusively determined by the Borrower in good faith) or (C) any agreement governing Permitted Refinancing Indebtedness in respect of the Loans, any Term Loans, any Unsecured Notes or any other Indebtedness incurred pursuant to Section 7.2, in each case so long as any such agreement is not materially more restrictive (taken as a whole) than the Loan Documents, the Term Loan Documents, the Unsecured Notes Documents or the documents governing the Indebtedness being refinanced, as applicable (as conclusively determined by the Borrower in good faith), (ii) any encumbrances or restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement that has been entered into in connection with the Disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary, (iii) any encumbrance or restriction applicable to a Restricted Subsidiary (and, if applicable, its Subsidiaries) under any agreement of such Restricted Subsidiary in effect at the time such Person becomes a Restricted Subsidiary of the Borrower, so long as such agreement was not entered into in contemplation of such Person becoming a Restricted Subsidiary of the Borrower, as such agreement may be amended, restated, supplemented, modified extended renewed or replaced, so long as such amendment, restatement, supplement, modification, extension, renewal or replacement does not expand in any material respect the scope of any restriction contemplated by this Section 7.14 contained therein, (iv) customary provisions restricting assignments, subletting, sublicensing, pledging or other transfers contained in leases, subleases, licenses or sublicenses, so long as such restrictions are limited to the property or assets subject to such leases, subleases, licenses or sublicenses, as the case may be, (v) customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or any assets pending such sale, provided that such restrictions or conditions apply only to the Restricted Subsidiary or assets that is to be sold and such sale is permitted hereunder , (vi) consensual arrangements with insurance regulators with respect to the Insurance Subsidiary, (vii) (A) restrictions imposed by applicable law and (B) contractual encumbrances or restrictions in effect on the Closing Date and listed on Schedule 7.14, (viii) customary provisions in joint venture agreements and other similar agreements entered into in the ordinary course of business, (ix) customary provisions restricting assignment of any agreement entered into in the ordinary course of business, (x) customary net 140 worth provisions contained in real property leases entered into by the Group Members, so long as the Borrower has determined in good faith that such net worth provisions would not reasonably be expected to impair the ability of the Group Members to meet their ongoing obligations, (xi) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business and (xii) restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business and (xii) customary prohibitions, conditions and restrictions (as determined by the Borrower in good faith) contained in agreements and documents relating to any Qualified Securitization Transaction. 7.15 Lines of Business. (a) Enter into any business, either directly or through any Restricted Subsidiary, except for (i) an immaterial line of business (as determined by the Borrower in good faith) or (ii) those businesses in which the Group Members were engaged on the Closing Date and (in the case of this clause (ii)) any similar, corollary, related, incidental or complementary business or business activities or any reasonable extension, development or expansion thereof (as determined by the Borrower in good faith). (b) In the case of the Insurance Subsidiary, enter into any business, except for providing insurance services to the Borrower and its Subsidiaries and activities reasonably related thereto. 7.16 Use of Proceeds. Use, and the respective directors, officers, employees and agents of the Borrower and its Subsidiaries shall not use, the proceeds of any Revolving Loan or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would result in the violation of any Sanctions applicable to any party hereto. 7.17 Subject Agreements. Provide, or take any steps to provide, “control” (as defined in and provided for in the New York Uniform Commercial Code) over any Subject Agreement to any Person other than the Administrative Agent. SECTION 8. EVENTS OF DEFAULT If any of the following events shall occur and be continuing: (a) the Borrower shall fail to pay any principal of any Loan or Reimbursement Obligation when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or Reimbursement Obligation, or any other amount payable hereunder or under any other Loan Document, within five Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or (b) any representation or warranty made or deemed made by any Loan Party herein or in any other Loan Document or that is contained in any certificate required to be delivered by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been inaccurate in any material respect on or as of the date made or deemed made; or 141

(c) any Loan Party shall default in the observance or performance of (i) Sections 6.2(g), 6.2(i) or 6.12(b), and such default shall continue unremedied for a period of 10 days after written notice to the Borrower from the Administrative Agent or the Required Lenders or (ii) any agreement contained in clause (i) or (ii) of Section 6.4(a) (with respect to the Borrower only), Section 6.7(a) or Section 7 of this Agreement; or (d) any Loan Party shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section 8), and such default shall continue unremedied for a period of 30 days after written notice to the Borrower from the Administrative Agent or the Required Lenders; or (e) any Group Member shall (i) default in making any payment of any principal of any Material Indebtedness (including any Guarantee Obligation) on the scheduled or original due date with respect thereto; (ii) default in making any payment of any interest on any such Material Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Material Indebtedness was created; or (iii) default in the observance or performance of any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, the effect of which default is to cause (with all applicable grace periods having expired), or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause (with all applicable grace periods having expired), with the giving of notice if required, such Material Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable (provided that this clause (iii) shall not apply to any Indebtedness that becomes due as a result of a refinancing in full thereof as permitted by the terms of this Agreement); or (f) (i) the Borrower or any Material Subsidiary shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets; or (ii) there shall be commenced against the Borrower or any Material Subsidiary any case, proceeding or other action of a nature referred to in clause (i) above that (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed or undischarged for a period of 60 consecutive days; or (iii) there shall be commenced against the Borrower or any Material Subsidiary any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief that shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Borrower or any Material Subsidiary shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the 142

Borrower or any Material Subsidiary shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or (vi) the Borrower or any Material Subsidiary shall make a general assignment for the benefit of its creditors; or (g) (i) an ERISA Event and/or a Foreign Plan Event shall have occurred; (ii) a trustee shall be appointed by a United States district court to administer any Pension Plan; (iii) the PBGC shall institute proceedings to terminate any Pension Plan; (iv) any Group Member or any of their respective ERISA Affiliates shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner; or (v) any other event or condition shall occur or exist with respect to a Plan, a Foreign Benefit Arrangement, or a Foreign Plan; and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, would reasonably be expected to result in a Material Adverse Effect; or (h) one or more judgments or decrees shall be entered against the Borrower or any Material Subsidiary involving in the aggregate a liability (not paid or fully covered by insurance as to which the relevant insurance company has not disputed coverage) of $75,000,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 consecutive days from the entry thereof; or (i) any of the Security Documents or the Intercreditor Agreement shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert, or any Lien created by any of the Security Documents on assets that constitute a material portion of the Collateral shall cease to be enforceable and of the same effect and priority purported to be created thereby (and, for the avoidance of doubt, as required by the Intercreditor Agreement), except (i) the release thereof as provided in the applicable Loan Document or Section 10.14 or (ii) as a result of the failure of the Administrative Agent (or its agent or bailee in accordance with the Intercreditor Agreement) to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Guarantee and Collateral Agreement; or (j) the guarantee contained in Article II of the Guarantee and Collateral Agreement shall cease, for any reason, to be in full force and effect or any Loan Party shall so assert; or (k) the subordination provisions contained in any Subordinated Indebtedness with an aggregate principal amount in excess of $75,000,000 shall cease, for any reason, to be in full force and effect, or any Loan Party shall so assert; or (l) a Change of Control shall occur; then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) 143 of paragraph (f) above with respect to the Borrower, automatically the Commitments shall immediately terminate and the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower, declare the Loans (with accrued interest thereon) and all other amounts owing under this Agreement and the other Loan Documents (including all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to this paragraph, the Borrower shall at such time deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other Obligations of the Borrower hereunder and under the other Loan Documents. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other Obligations of the Borrower hereunder and under the other Loan Documents shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower (or such other Person as may be lawfully entitled thereto). Except as expressly provided above in this Section 8, presentment, demand, protest and all other notices of any kind are hereby expressly waived by the Borrower. In addition to any other rights and remedies granted to the Administrative Agent and the Lenders in the Loan Documents, the Administrative Agent on behalf of the Lenders may exercise all rights and remedies of a secured party under the New York Uniform Commercial Code or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Loan Party or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, or consent to the use by the Loan Parties of any cash collateral arising in respect of the Collateral on such terms as the Administrative Agent deems reasonable, and/or may forthwith sell, lease, assign give an option or options to purchase or otherwise dispose of and deliver, or acquire by credit bid on behalf of the Lenders, the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere, upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery, all without assumption of 144 any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Loan Party, which right or equity is hereby waived and released. The Borrower further agrees, at the Administrative Agent’s request, to assemble, or cause the applicable Loan Party to assemble, the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at the Borrower’s or such Loan Party’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 8, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any other way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the obligations of the Loan Parties under the Loan Documents, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Loan Party. To the extent permitted by applicable law, the Borrower on behalf of itself and the other Loan Parties, waives all claims, damages and demands it or any other Loan Party may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition. SECTION 9. THE AGENTS 9.1 Appointment. (a) As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender; provided, however, that the Administrative Agent shall not be required to take any action that (i) the Administrative Agent in good faith believes exposes it to liability unless the Administrative Agent receives an indemnification and is exculpated in a manner satisfactory to it from the Lenders and the Issuing Lenders with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Lender in violation of any requirement of law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any Subsidiary or any Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. 145

Nothing in this Agreement shall require the Administrative Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (b) Each Lender hereby irrevocably appoints the entity named as Administrative Agent in the heading of this Agreement and its successors and assigns to serve as the administrative agent under the Loan Documents and each Lender and each Issuing Lender authorizes the Administrative Agent to take such actions as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limiting the foregoing, each Lender hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party, and to exercise all rights, powers and remedies that the Administrative Agent may have under such Loan Documents. (c) In performing its functions and duties hereunder and under the other Loan Documents, the Administrative Agent is acting solely on behalf of the Lenders and the Issuing Lenders (except in limited circumstances expressly provided for herein relating to the maintenance of the Register), and its duties are entirely mechanical and administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent does not assume and shall not be deemed to have assumed any obligation or duty or any other relationship as the agent, fiduciary or trustee of or for any Lender, other than as expressly set forth herein and in the other Loan Documents, regardless of whether a Default or an Event of Default has occurred and is continuing (and it is understood and agreed that the use of the term “agent” (or any similar term) herein or in any other Loan Document with reference to the Administrative Agent is not intended to connote any fiduciary duty or other implied (or express) obligations arising under agency doctrine of any applicable law, and that such term is used as a matter of market custom and is intended to create or reflect only an administrative relationship between contracting parties); additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and/or the transactions contemplated hereby. (d) Nothing in this Agreement or any Loan Document shall require the Administrative Agent to account to any Lender for any sum or the profit element of any sum received by the Administrative Agent for its own account. (e) The Administrative Agent may perform any of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any of their respective duties and exercise their respective rights and powers through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities pursuant to this Agreement. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and 146 nonappealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agent. (f) The Arrangers, the Persons listed as Co-Syndication Agents on the front page of this Agreement and the Persons listed as Co-Documentation Agents on the front page of this Agreement shall have no obligations or duties whatsoever in such capacity under this Agreement or any other Loan Document and shall incur no liability hereunder or thereunder in such capacity, but all such persons shall have the benefit of the indemnities provided for hereunder. (g) In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any Reimbursement Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise: (i) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.17 and 9.3) allowed in such judicial proceeding; and (ii) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.3). Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Lender in any such proceeding. (h) The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Issuing Lenders, and, except solely to the extent of the Borrower’s rights to consent pursuant to and subject to the conditions set forth in this Article, none of the Borrower or any Subsidiary, or any of their respective Affiliates, shall have any rights as a third party beneficiary under any such provisions. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the 147

Guarantees of the Obligations provided under the Loan Documents, to have agreed to the provisions of this Article. 9.1 Administrative Agent’s Reliance, Indemnification, Etc.. (a) Neither the Administrative Agent nor any of its Related Parties shall be (i) liable for any action taken or omitted to be taken by such party, the Administrative Agent or any of its Related Parties under or in connection with this Agreement or the other Loan Documents (x) with the consent of or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith to be necessary, under the circumstances as provided in the Loan Documents) or (y) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party to perform its obligations hereunder or thereunder. (b) The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof (stating that it is a “notice of default”) is given to the Administrative Agent by the Borrower, a Lender or an Issuing Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the sufficiency, validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items (which on their face purport to be such items) expressly required to be delivered to the Administrative Agent or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Administrative Agent or (vi) the creation, perfection or priority of Liens on the Collateral. (c) Without limiting the foregoing, the Administrative Agent (i) may treat the payee of any promissory note as its holder until such promissory note has been assigned in accordance with Section 10.6, (ii) may rely on the Register to the extent set forth in Section 10.6(b), (iii) may consult with legal counsel (including counsel to the Borrower), independent public accountants and other experts selected by it, and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (iv) makes no warranty or representation to any Lender or Issuing Lender and shall not be responsible to any Lender or Issuing Lender for any statements, warranties or representations made by or on behalf of any Loan Party in connection with this Agreement or any other Loan Document, (v) in determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit, that by its terms must be fulfilled to the 148 satisfaction of a Lender or an Issuing Lender, may presume that such condition is satisfactory to such Lender or Issuing Lender unless the Administrative Agent shall have received notice to the contrary from such Lender or Issuing Lender sufficiently in advance of the making of such Loan or the issuance of such Letter of Credit and (vi) shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon, any notice, consent, certificate or other instrument or writing (which writing may be a fax, any electronic message, Internet or intranet website posting or other distribution) or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated by the proper party or parties (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof). 9.1 Posting of Communications. (a) The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Lenders by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”). (b) Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Lenders and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Lenders and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution. (c) THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING LENDER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, 149

INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM. (d) Each Lender agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Lender’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address. (e) Each of the Lenders and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies. (f) Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document. 9.2 The Administrative Agent Individually. With respect to its Commitment and Loans, Letter of Credit Commitments and Letters of Credit, the Person serving as the Administrative Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender or Issuing Lender, as the case may be. The terms “Lenders”, “Required Lenders” and any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender or as one of the Required Lenders, as applicable. The Person serving as the Administrative Agent and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust or other business with, the Borrower, any Subsidiary or any Affiliate of any of the foregoing as if such Person was not acting as the Administrative Agent and without any duty to account therefor to the Lenders or the Issuing Lenders. 9.1 Successor Administrative Agent. (a) The Administrative Agent may resign at any time by giving 30 days’ prior written notice thereof to the Lenders and the Borrower, whether or not a successor Administrative Agent has been appointed. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent’s giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be a bank with an office in New York, New York or an Affiliate of any such bank. In either case, (i) such appointment shall be subject to the prior written approval of the Borrower (which approval may not be unreasonably withheld and shall not be required while an Event of Default has occurred 150 and is continuing) and (ii) in no event shall a successor Administrative Agent be a Disqualified Lender. Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to, and become vested with, all the rights, powers, privileges and duties of the retiring Administrative Agent. Upon the acceptance of appointment as Administrative Agent by a successor Administrative Agent, the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents. Prior to any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents. (b) Notwithstanding paragraph (a) of this Section 9.5, in the event no successor Administrative Agent shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its intent to resign, the retiring Administrative Agent may give notice of the effectiveness of its resignation to the Lenders and the Borrower, whereupon, on the date of effectiveness of such resignation stated in such notice, (i) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents; provided that, solely for purposes of maintaining any security interest granted to the Administrative Agent under any Security Document for the benefit of the Secured Parties, the retiring Administrative Agent shall continue to be vested with such security interest as collateral agent for the benefit of the Secured Parties, and continue to be entitled to the rights set forth in such Security Document and Loan Document, and, in the case of any Collateral in the possession of the Administrative Agent, shall continue to hold such Collateral, in each case until such time as a successor Administrative Agent is appointed and accepts such appointment in accordance with this Section 9.5 (it being understood and agreed that the retiring Administrative Agent shall have no duty or obligation to take any further action under any Security Document, including any action required to maintain the perfection of any such security interest), and (ii) the Required Lenders shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent; provided that (A) all payments required to be made hereunder or under any other Loan Document to the Administrative Agent for the account of any Person other than the Administrative Agent shall be made directly to such Person and (B) all notices and other communications required or contemplated to be given or made to the Administrative Agent shall directly be given or made to each Lender. Following the effectiveness of the Administrative Agent’s resignation from its capacity as such, the provisions of this Article and Section 10.3, as well as any exculpatory, reimbursement and indemnification provisions set forth in any other Loan Document, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent and in respect of the matters referred to in the proviso under clause (i) above. 9.1 Acknowledgements of Lenders and Issuing Lenders. (a) Each Lender represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and that it has, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold 151

Loans hereunder. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any Arranger or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder. (b) Each Lender, by delivering its signature page to this Agreement on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date. 9.1 Collateral Matters. (a) Except with respect to the exercise of setoff rights in accordance with Section 9.8 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent on behalf of the Secured Parties in accordance with the terms thereof. (b) The Secured Parties irrevocably authorize the Administrative Agent, at its option and in its discretion, to subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 7.3. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders or any other Secured Party for any failure to monitor or maintain any portion of the Collateral. 9.1 Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent 152 or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.1 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid. 9.2 Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true: 153

(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement, (ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender. (b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the Collateral or the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto). 154

SECTION 10. MISCELLANEOUS 10.1 Amendments and Waivers. Subject to Section 2.16(b) through (f) neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1. The Required Lenders and each Loan Party party to the relevant Loan Document may, or, with the written consent of the Required Lenders, the Administrative Agent and each Loan Party party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) forgive the principal amount or extend the final scheduled date of maturity of any Loan, reduce the stated rate of any interest or fee payable hereunder (except (x) in connection with the waiver of applicability of any post-default increase in interest rates (which waiver shall be effective with the consent of the Required Lenders) and (y) that any amendment or modification of defined terms used in the financial covenants in this Agreement shall not constitute a reduction in the rate of interest or fees for purposes of this clause (i)) or extend the scheduled date of any payment thereof, or increase the amount or extend the expiration date of any Lender’s Commitment, in each case without the written consent of each Lender directly affected thereby; (ii) eliminate or reduce the voting rights of any Lender under this Section 10.1 without the written consent of such Lender; (iii) reduce any percentage specified in the definition of “Required Lenders” or “Supermajority Lenders” without the written consent of each Lender or change any other provision of this Agreement or any other Loan Document specifying the number or percentage of Lenders (or Lenders of any Facility) required to waive, amend or otherwise modify any rights thereunder or make any determination or grant any consent thereunder without the written consent of each Lender (or each Lender of the applicable Facility, as applicable), (iv) consent to the assignment or transfer by the Borrower of any of its rights and obligations under this Agreement and the other Loan Documents, release all or substantially all of the Collateral or release all or substantially all of the value of the guarantees provided by the Subsidiary Guarantors taken as a whole, in each case without the written consent of all Lenders; (v) amend, modify or waive any provision of Section 2.17 or Section 6.4 of the Guarantee and Collateral Agreement, in each case, without the written consent of each Lender adversely affected thereby; (vi) increase the advance rates set forth in the definition of “Borrowing Base” or add new categories of eligible assets, without the written consent of the Supermajority Lenders; (vii) modify eligibility criteria, as such eligibility criteria are in effect on the Closing Date (including adding new categories of eligible assets or eliminating any category of the Reserves in effect on the Closing Date; provided, however, that, for the avoidance of doubt, notwithstanding anything in this Section 10.1 to the contrary, the Administrative Agent may, in its Permitted Discretion and without the consent of any other Lenders, eliminate any category of Reserve that was added after the Closing Date by the Administrative Agent) in any manner that has the effect of increasing the amounts available to be borrowed hereunder without the written consent of the Supermajority Lenders; (viii) amend, modify or waive any provision of Section 9 or any other provision of any Loan Document that affects the Administrative Agent without the written consent of the 155

156 Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 Attention: Ari B. Blaut Facsimile: (212) 291-9219 E-mail: blauta@sullcrom.com Administrative Agent; (ix) [reserved]; or (x) amend, modify or waive any provision of Section 3 relating to the rights or obligations of the Issuing Lender without the written consent of the Issuing Lender; or (xi) amend the definition of “Interest Period” to include an additional tenor with respect to the Facility without the written consent of each Lender. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Loans. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon. Furthermore, notwithstanding the foregoing, (i) the Administrative Agent, with the consent of the Borrower, may amend, modify or supplement any Loan Document without the consent of any Lender or the Required Lenders in order to correct, amend or cure any ambiguity, inconsistency or defect or correct any typographical error or other manifest error in any Loan Document and (ii) the Loan Documents may be amended in accordance with Section 2.24. 10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by facsimile or e-mail), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of facsimile or e-mail notice, when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient), addressed as follows in the case of the Borrower and the Administrative Agent, and as set forth in an administrative questionnaire delivered to the Administrative Agent in the case of the Lenders, or to such other address as may be hereafter notified by the respective parties hereto: Administrative Agent: JPMorgan Chase Bank, N.A. Borrower: 2200 Ross Avenue, 9th Floor Dallas, Texas 75201 Attention: Alexander Vardaman with a copy to: Rent-A-Center, Inc. 5501 Headquarters Drive Plano, Texas 75024 Attention: Maureen B. Short, Chief Financial Officer Facsimile: (972) 943-0116 E-mail: Maureen.short@rentacenter.com

157 Telephone: (214)965-3275 E-mail: alexander.vardaman@jpmorgan.com Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices delivered to any Lender pursuant to Section 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. 10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law. 10.4 Survival of Representations and Warranties. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the making of the Loans and other extensions of credit hereunder. 10.5 Payment of Expenses and Taxes; Indemnification; Limitation of Liability. The Borrower agrees (a) to pay or reimburse the Administrative Agent and the Arrangers for all of their respective reasonable and documented out-of-pocket costs and expenses incurred in connection with the syndication of the Commitments and the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable and documented fees, disbursements and other charges of one primary counsel to the Administrative Agent and the Arrangers and, if necessary, one local counsel in each applicable jurisdiction and filing and recording fees and expenses, with statements with respect to the foregoing to be submitted to the Borrower prior to the Closing Date (in the case of amounts to be paid on the Closing Date) and from time to time thereafter on a quarterly basis or such other periodic basis as the Administrative Agent shall deem appropriate, (b) to pay or reimburse each Lender, the Issuing Lender and the Administrative Agent for its reasonable and documented costs and out-of-pocket expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including reasonable and documented fees, disbursements and other charges of counsel to the Administrative Agent and the Lenders and including the reasonable and documented costs and expenses incurred during any workout, restructuring or negotiations (it being understood that expenses reimbursed by the Borrower under this Section 10.5 shall include costs and expenses incurred in connection with (1) appraisals, environmental reviews and insurance reviews, (2) field examinations pursuant to Section 6.6 and the preparation of Reports in connection therewith based on the fees charged by a third party retained by the Administrative Agent or the internally allocated fees for each Person employed by the Administrative Agent with respect to each field examination. and (3) forwarding loan proceeds, collecting checks and other items of payment and establishing and maintaining the accounts and lock boxes, and costs and expenses of preserving and protecting the Collateral), (c) to pay, indemnify, and hold each Lender, the Issuing Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other Taxes, if any, that may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender, the Issuing Lender, the Arrangers and each Agent, their respective affiliates, and their respective officers, directors, employees, agents, advisors and controlling persons (each, an “Indemnitee”) harmless from and against any and all other liabilities, obligations, losses, claims, damages, penalties, actions, judgments, suits, costs or expenses (including the reasonable and documented fees, disbursements and other charges of counsel) of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any claim, litigation, investigation or proceeding regardless of whether any Indemnitee is a party thereto and whether or not the same are brought by the Borrower, its equity holders, affiliates or creditors or any other Person, including any of the foregoing relating to the use of proceeds of the Loans or Letters of Credit (including any refusal by the Issuing Lender to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit) or the violation of, noncompliance with or liability under, any Environmental Law applicable to any Group Member or its operations or properties, and the reasonable and documented fees, disbursements and other charges of legal counsel (limited to reasonable and documented fees, disbursements and other charges of one primary counsel for all Indemnitees, taken as a whole, and, if necessary, one firm of local counsel in each applicable jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all Indemnitees, taken as a whole, and one firm of special regulatory counsel for all Indemnitees, taken as a whole (and, in the case of an actual or potential conflict of interest, where an Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel, of another firm of counsel for all such affected Indemnitees similarly situated and, if necessary, one firm of local counsel in each applicable jurisdiction (which may include a single special counsel acting in multiple jurisdictions) for all such affected Indemnitees similarly situated) and one firm of special regulatory counsel for all such affected Indemnitees similarly situated) in connection with claims, actions or proceedings by any Indemnitee against any Loan Party under any Loan Document (all the foregoing in this clause (d), collectively, the “Indemnified Liabilities”), provided, that the Borrower shall have no obligation hereunder to any Indemnitee with respect to Indemnified Liabilities to the extent such Indemnified Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from (x) the bad faith, gross negligence or willful misconduct of such Indemnitee (or any of its Affiliates, officers, directors, employees, agents, advisors or controlling persons), (y) a material breach by such Indemnitee of its obligations under the Loan Documents or (z) disputes or proceedings that are 158 brought by an Indemnitee against any other Indemnitee (other than any claims against any Arranger or Agent in its capacity or in fulfilling its roles as an Arranger or Agent hereunder or any similar role with respect to any Facility) to the extent such disputes do not arise from any act or omission of any Loan Party or any of its Affiliates, and provided, further, that this Section 10.5(d) shall not apply with respect to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim. Except as provided in this Section 10.5, and to the extent permitted by applicable law, the Borrower agrees not to assert and to cause its Subsidiaries not to assert, and hereby waives and agrees to cause its Subsidiaries to waive, all rights for contribution with respect to all claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature, arising under any Environmental Laws, that any of them has by statute or otherwise against any Indemnitee. To the extent permitted by applicable law (i) the Borrower shall not assert, and the Borrower hereby waives, any claim against the Administrative Agent, any Arranger, and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), except to the extent such Liabilities are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from (x) the bad faith, gross negligence or willful misconduct of such Person and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or the use of the proceeds thereof; provided that, nothing in this paragraph shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee, as provided in the foregoing paragraph, against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party. All amounts due under this Section 10.5 shall be payable not later than 30 days after written demand therefor together with reasonably detailed backup documentation. The agreements in this Section 10.5 shall survive the termination of this Agreement and the repayment of the Loans and all other amounts payable hereunder. 10.6 Successors and Assigns; Participations and Assignments. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any affiliate of the Issuing Lender that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.6. (b) (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees (each, an “Assignee”), all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments 159 and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, delayed or conditioned) of: (A) the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if a Specified Event of Default has occurred and is continuing, any other Person; and provided, further, that the Borrower shall be deemed to have consented to any such assignment unless the Borrower shall object thereto by written notice to the Administrative Agent within 10 Business Days after having received notice thereof; (B) the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of all or any portion of its Commitment or Loan to a Lender, an Affiliate of a Lender or an Approved Fund; and (C) the Issuing Lender. (ii) Assignments shall be subject to the following additional conditions: (A) except in the case of an assignment to a Lender, an affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitments or Loans, the amount of the Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000) unless each of the Borrower and the Administrative Agent otherwise consent, provided that (1) no such consent of the Borrower shall be required if a Specified Event of Default has occurred and is continuing and (2) such amounts shall be aggregated in respect of each Lender and its affiliates or Approved Funds, if any; (B) (1) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 and (2) the assigning Lender shall have paid in full any amounts owing by it to the Administrative Agent; and (C) the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an administrative questionnaire in 160 which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws. For the purposes of this Section 10.6, “Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an affiliate of a Lender or (c) an entity or an affiliate of an entity that administers or manages a Lender. (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.18, 2.19, 2.20 and 10.5). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.6. (iv) The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and L/C Obligations owing, to each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Lender and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Assignee, the Assignee’s completed administrative questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.6 and any written consent to such assignment required by paragraph 161

(b) of this Section 10.6, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph. (vi) Each assignee, by its execution and delivery of an Assignment and Assumption, shall be deemed to have represented to the assigning Lender and the Administrative Agent that such assignee is an Eligible Assignee. In no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any prospective assignee is an Eligible Assignee or have any liability with respect to any assignment made to a Disqualified Lender or any other Person that is not an Eligible Assignee. (c) Any Lender may, without the consent of or notice to the Borrower, the Administrative Agent or the Issuing Lender, sell participations to one or more Eligible Assignees (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (iii) the Borrower, the Administrative Agent, the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (i) requires the consent of each Lender directly affected thereby pursuant to the proviso to the second sentence of Section 10.1 and (ii) directly affects such Participant. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.22 with respect to any Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.18, 2.19 and 2.20 (subject to the requirements and limitations therein, including the requirements under Section 2.19(f) (it being understood that the documentation required under Section 2.19(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.6; provided that such Participant (i) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section 10.6 and (ii) shall not be entitled to receive any greater payment under Sections 2.18 or 2.19, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent that such entitlement to receive a greater payment results from an adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Closing Date that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.7(b) as though it were a Lender, provided such Participant shall be subject to Section 10.7(a) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it 162 enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register. (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any other central banking authority, and this Section 10.6 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto. The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in this paragraph (d). (e) [Reserved]. (f) The list of Disqualified Lenders (i) shall be made available to the Lenders by posting on IntraLinks/IntraAgency or another relevant Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent) and (ii) shall be provided to any Lender upon request by such Lender to the Administrative Agent. A Lender may provide the list of Disqualified Lenders to any potential assignee or participant on a confidential basis in accordance with Section 10.15 hereof for the purpose of verifying whether such Person is a Disqualified Lender. (g) (i) If any assignment or participation is made to any Disqualified Lender in violation of this Section 10.6, the Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, (A) purchase or prepay such Loan by paying the lowest of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder and/or (B) require such Disqualified Lender to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 10.6), all of its interest, rights and obligations under this Agreement to one or more Eligible Assignees at the lowest of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and 163 obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder. (ii) Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by the Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Loan Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lender consented to such matter, and (y) for purposes of voting on any Bankruptcy Plan, each Disqualified Lender party hereto hereby agrees (1) not to vote on such Bankruptcy Plan, (2) if such Disqualified Lender does vote on such Bankruptcy Plan notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Bankruptcy Plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the Bankruptcy Court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2). 10.7 Adjustments; Set-off. (a) Except to the extent that this Agreement or a court order expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefitted Lender”) shall receive any payment of all or part of the Obligations owing to it (other than in connection with an assignment made pursuant to Section 10.6), or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, such Benefitted Lender shall purchase for cash from the other Lenders a participating interest in such portion of the Obligations owing to each such other Lender, or shall provide such other Lenders with the benefits of any such collateral, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest; provided further, that to the extent prohibited by applicable law as described in the definition of “Excluded Swap Obligation,” no amounts received from, or set-off with respect to, any Subsidiary Guarantor shall be applied to any Excluded Swap Obligations of such Subsidiary Guarantor. (b) In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without notice to the Borrower, any such notice being expressly 164 waived by the Borrower to the extent permitted by applicable law, upon any Obligations becoming due and payable by the Borrower (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any affiliate thereof or any of their respective branches or agencies to or for the credit or the account of the Borrower; provided that if any Defaulting Lender shall exercise any such right of setoff (i) all amounts so set-off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Lender and the Lenders and (ii) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of set-off. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application. 10.8 Counterparts; Electronic Execution. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 10.2), certificate, request, statement, disclosure or authorization related to this Agreement, any other Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower or any other Loan Party without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent. Without limiting the generality of the foregoing, the Borrower and each Loan Party hereby (i) 165 agrees that, for all purposes, including in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders, the Borrower and the Loan Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Administrative Agent and each of the Lenders may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person for any liabilities arising solely from the Administrative Agent’s and/or any Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower and/or any Loan Party to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature. 10.9 Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. 10.10 Integration. This Agreement and the other Loan Documents represent the entire agreement of the Borrower, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. 10.11 GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. 10.12 Submission To Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably and unconditionally: (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough 166 of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof; provided, that nothing contained herein or in any other Loan Document will prevent any Lender or the Administrative Agent from bringing any action to enforce any award or judgment or exercise any right under the Security Documents or against any Collateral or any other property of any Loan Party in any other forum in which jurisdiction can be established; (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, in the manner set forth in Section 10.2; (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law; and (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 10.12 any indirect, special, exemplary, punitive or consequential damages. 10.13 Acknowledgements. The Borrower hereby acknowledges and agrees that (a) no fiduciary, advisory or agency relationship between the Loan Parties and the Credit Parties is intended to be or has been created in respect of any of the transactions contemplated by this Agreement or the other Loan Documents, irrespective of whether the Credit Parties have advised or are advising the Loan Parties on other matters, and the relationship between the Credit Parties, on the one hand, and the Loan Parties, on the other hand, in connection herewith and therewith is solely that of creditor and debtor, (b) the Credit Parties, on the one hand, and the Loan Parties, on the other hand, have an arm’s length business relationship that does not directly or indirectly give rise to, nor do the Loan Parties rely on, any fiduciary duty to the Loan Parties or their affiliates on the part of the Credit Parties, (c) the Loan Parties are capable of evaluating and understanding, and the Loan Parties understand and accept, the terms, risks and conditions of the transactions contemplated by this Agreement and the other Loan Documents, (d) the Loan Parties have been advised that the Credit Parties are engaged in a broad range of transactions that may involve interests that differ from the Loan Parties’ interests and that the Credit Parties have no obligation to disclose such interests and transactions to the Loan Parties, (e) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent the Loan Parties have deemed appropriate in the negotiation, execution and delivery of this Agreement and the other Loan Documents, (f) each Credit Party has been, is, and will be acting solely as a principal and, except as otherwise expressly agreed in writing by it and the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, any of their affiliates or any other Person, (g) none of the Credit Parties has any obligation to the Loan Parties or their affiliates with respect to the transactions contemplated by this Agreement or the other Loan Documents except those obligations expressly set forth herein or therein or in any 167 other express writing executed and delivered by such Credit Party and the Loan Parties or any such affiliate and (h) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Credit Parties or among the Loan Parties and the Credit Parties. 10.14 Releases of Guarantees and Liens. (a) Upon any sale, transfer or other Disposition by any Loan Party (other than any such sale, transfer or other Disposition to another Loan Party) of any Collateral in a transaction permitted by this Agreement, including in connection with a Qualified Securitization Transaction, or upon the effectiveness of any written consent to the release of the security interest in any Collateral created under any Security Document pursuant to Section 10.1, the security interests in such Collateral created by the Security Documents shall be automatically released. In connection with any termination or release pursuant to this clause (a), the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such release. (b) At such time as the Loans, the Reimbursement Obligations and the other obligations under the Loan Documents (other than indemnification or reimbursement obligations under Sections 2.18, 2.19(a), 2.19(d) or 2.20 for which the Borrower has not been notified and contingent indemnification obligations, Banking Services Obligations and Secured Swap Obligations) shall have been paid in full and the Commitments have been terminated and no Letters of Credit shall be outstanding (other than Letters of Credit cash collateralized or otherwise backstopped in a manner satisfactory to the applicable Issuing Lender and the Administrative Agent), the Collateral shall be released from the Liens created by the Security Documents, and the Security Documents and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Loan Party under the Security Documents shall terminate, all without delivery of any instrument or performance of any act by any Person. In connection with any termination or release pursuant to this clause (b), the Administrative Agent shall execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. (c) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without requirement of notice to or consent of any Lender except as expressly required by Section 10.1) to take any action requested by the Borrower having the effect of releasing any Collateral or guarantee obligations (i) to the extent necessary to permit consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.1 or (ii) under the circumstances described in paragraphs (a) or (b) above. 10.15 Confidentiality. Each of the Administrative Agent and each Lender agrees to keep confidential all non-public information provided to it by any Loan Party, the Administrative Agent or any Lender pursuant to or in connection with this Agreement; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate thereof, (b) subject to an agreement to comply with the provisions of this Section 10.15, to any actual or prospective Transferee or any direct or indirect counterparty to any Swap Agreement (or any 168 professional advisor to such counterparty), (c) to its employees, directors, agents, attorneys, accountants and other professional advisors or those of any of its affiliates, in each case, who are bound to maintain the confidentiality of such information, (d) upon the request or demand of any Governmental Authority or in response to any order or subpoena of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (e) that has been publicly disclosed not in breach of this Section 10.15 or becomes available to the Administrative Agent or such Lender on a non-confidential basis from a source that is not to the Administrative Agent’s or such Lender’s knowledge subject to confidentiality obligations to any Loan Party, (f) to the National Association of Insurance Commissioners or any similar organization or any nationally recognized rating agency that requires access to information about a Lender’s investment portfolio in connection with ratings issued with respect to such Lender, (g) in connection with the exercise of any remedy hereunder or under any other Loan Document, (h) to data service providers (including league table providers) that serve the lending industry to the extent such information is of the type customarily provided to such providers or (i) if agreed by the Borrower in its sole discretion, to any other Person. Each Lender acknowledges that information furnished to it pursuant to this Agreement or the other Loan Documents may include material non-public information concerning the Borrower and its Affiliates and their Related Parties or their respective securities, and confirms that it has developed compliance procedures regarding the use of material non-public information and that it will handle such material non-public information in accordance with those procedures and applicable law, including Federal and state securities laws. All information, including requests for waivers and amendments, furnished by the Borrower or the Administrative Agent pursuant to, or in the course of administering, this Agreement or the other Loan Documents will be syndicate-level information, which may contain material non-public information about the Borrower and its Affiliates and their Related Parties or their respective securities. Accordingly, each Lender represents to the Borrower and the Administrative Agent that it has identified in its administrative questionnaire a credit contact who may receive information that may contain material non-public information in accordance with its compliance procedures and applicable law, including Federal and state securities laws. The Borrower represents and warrants that it and its Subsidiaries either (i) have no registered or publicly traded securities outstanding, or (ii) files its financial statements with the SEC and/or makes its financial statements available to potential holders of its 144A securities, and, accordingly, the Borrower hereby (i) authorizes the Administrative Agent to make the financial statements to be provided under Section 6.1(a) and (b), along with the Loan Documents, available to Public-Siders and (ii) agrees that at the time such financial statements are provided hereunder, they shall already have been made available to holders of its securities. The Borrower will not request that any other material be posted to Public-Siders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that the Borrower and its Subsidiaries have no outstanding publicly traded securities, including 144A securities. For the avoidance of doubt, the Projections and monthly financial statements provided pursuant to Section 6.1(c) shall not be posted to Public-Siders. 169

The Borrower hereby acknowledges that (a) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Loan Parties hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on IntraLinks/IntraAgency or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be Public-Siders. If any Borrower Materials are designated by the Loan Parties as “PRIVATE”, such Borrower Materials will not be made available to that portion of the Platform designated “Public Investor,” which is intended to contain only information that is either publicly available or not material information (though it may be sensitive and proprietary) with respect to Borrower, its Subsidiaries or their securities for purposes of federal and state securities laws. The Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PRIVATE” or “CONFIDENTIAL” as not containing any material non-public information with respect to the Borrower, its Subsidiaries or their securities for purposes of federal and state securities laws. 10.16 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN. 10.17 USA Patriot Act. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Patriot Act. 10.18 Intercreditor Agreement. Each Lender hereby authorizes and directs the Administrative Agent (a) to enter into the Intercreditor Agreement on its behalf, perform the Intercreditor Agreement on its behalf and take any actions thereunder as determined by the Administrative Agent to be necessary or advisable to protect the interest of the Lenders, and each Lender agrees to be bound by the terms of the Intercreditor Agreement and (b) to enter into any other intercreditor agreement reasonably satisfactory to the Administrative Agent on its behalf with respect to Indebtedness permitted to be incurred and secured under this Agreement, perform such intercreditor agreement on its behalf and take any actions thereunder as determined by the Administrative Agent to be necessary or advisable to protect the interests of the Lenders, in each case with respect to this clause (b) which intercreditor agreement is expressly required under this Agreement or the Administrative Agent deems necessary or advisable to protect the interests of the Lenders, and each Lender agrees to be bound by the terms of such intercreditor agreement. Each Lender acknowledges that the Intercreditor Agreement governs, among other things, Lien priorities and rights of the Lenders and the Fixed Asset Secured Parties with respect to the Collateral, including the Fixed Asset Priority Collateral. 10.19 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other 170 agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority. 10.20 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for hedging agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes 171 subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. [Remainder of this page intentionally left blank. Signature pages follow.] 172

Signature Page ABL Credit Agreement509265-2307-Active.38519635Agreement EXECUTED as of the date first above written. By: Name: BORROWER Title: RENT-A-CENTER, INC.

Signature Page ABL Credit Agreement509265-2307-Active.38519635ACTIVE.47742706 By: Name: ADMINISTRATIVE AGENT, ISSUING LENDER AND A LENDER Title: JPMORGAN CHASE BANK, N.A.

Signature Page ABL Credit Agreement509265-2307-Active.38519635ACTIVE.47742706 By: Name: LENDER AND ISSUING LENDER Title: HSBC BANK USA, N.A.

Signature Page ABL Credit Agreement509265-2307-Active.38519635ACTIVE.47742706 By: Name: LENDER AND ISSUING LENDER Title: CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

Signature Page ABL Credit Agreement509265-2307-Active.38519635ACTIVE.47742706 By: Name: LENDER AND ISSUING LENDER Title: CITIZENS BANK, N.A.

Signature Page ABL Credit Agreement509265-2307-Active.38519635ACTIVE.47742706 By: Name: LENDER AND ISSUING LENDER Title: TRUIST BANK

Signature Page ABL Credit Agreement509265-2307-Active.38519635ACTIVE.47742706 By: Name: LENDER Title: TEXAS CAPITAL BANK, N.A.

Signature Page ABL Credit Agreement509265-2307-Active.38519635ACTIVE.47742706 By: Name: LENDER Title: WOODFOREST NATIONAL BANK

Signature Page ABL Credit Agreement509265-2307-Active.38519635Agreement By: LENDER Name: BOKF, N.A., DBA BANK OF TEXAS Title:

Signature Page ABL Credit Agreement509265-2307-Active.38519635Agreement By: LENDER Name: CADENCE BANK Title:

Signature Page ABL Credit Agreement509265-2307-Active.38519635Agreement By: LENDER Name: INTRUST BANK Title:

509265-2307-Active.38519635 $70,000,000.00 HSBC Bank USA, N.A. Commitment Texas Capital Bank, N.A. $100,000,000.00 $35,000,000.00 SCHEDULE 1.1 COMMITMENTS Woodforest National Bank $30,000,000.00 Credit Suisse AG, Cayman Islands Branch BOKF, N.A., dba Bank of Texas $70,000,000.00 $25,000,000.00 JPMorgan Chase Bank, N.A. Cadence Bank $25,000,000.00 Citizens Bank, N.A. $110,000,000.00 INTRUST Bank $70,000,000.00 $15,000,000.00 Lender Total: $550,000,000.00 Truist Bank

Summary report: **Litera Compare for Word 11.2.0.54 Document comparison done on 8/10/2022 7:22:02 PM**	
Style name: STB Option 1	
Intelligent Table Comparison: Active	
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Modified DMS: iw://imanage.stbglobal.com/ACTIVE/47742706/7	
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Add	329
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